U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                      FORM SB-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            5G WIRELESS COMMUNICATIONS, INC.
                            (Name of Company in Its Charter)


     Nevada                           5063                     54-1838089
(State or other             (Primary Standard Industrial     (I.R.S. Employer
Jurisdiction of             Classification Code Number)    Identification No.)
Incorporation or
Organization)

      4136 Del Rey Avenue, Marina del Rey, California 90292; (310) 448-8022
        (Address and Telephone Number of Company's  Principal Executive
                    Offices and Principal Place of Business)

                                    Jerry Dix
                              Chief Executive Officer
                           5G Wireless Communications, Inc.
                                   4136 Del Rey Avenue
                            Marina del Rey, California 90292
                                      (310) 448-8022
                (Name, Address, and Telephone Number of Agent for Service)

                                    With a copy to:
                   Brian F. Faulkner, A Professional Law Corporation
                            27127 Calle Arroyo, Suite 1923
                        San Juan Capistrano, California 92675
                                   (949) 240-1361

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________


                      CALCULATION OF REGISTRATION FEE

Title of each     Amount to be    Proposed         Proposed       Amount of
  Class of        Registered(1)    Maximum         Maximum      Registration
Securities to                    Offering Price    Aggregate        Fee
Be Registered                      Per Share       Offering
                                                   Price

Common Stock
Issuable Upon
Conversion of
Longview Notes     12,655,344       $0.25 (2)       $3,163,836     $338.53

Common Stock
Issuable Upon
Exercise of
Longview Warrants
(Class A and B)     1,505,422       $0.15 (3)       $  225,813     $ 24.16

Common Stock
Issuable Upon
Conversion
of Series B
Preferred
Stock               2,400,000       $0.25 (4)       $  600,000     $ 64.20

Common Stock
Issuable Upon
Conversion of
Montgomery
Debentures         19,017,433       $0.25 (5)       $4,754,358     $508.72

Common Stock
Issuable Upon
Exercise of
Montgomery
Class A Warrant       800,000       $0.15 (6)       $  120,000     $ 12.84

Common Stock
Issuable Upon
Exercise of
Montgomery
Class B Warrant       800,000       $0.35 (7)       $  280,000     $ 29.96

Common Stock
Issuable Upon
Exercise of
Montgomery
Class C Warrant       800,000       $0.25 (8)       $  200,000     $ 21.40

Common Stock          503,217       $0.25 (9)       $  125,804     $ 13.46

Total              38,481,416                       $9,469,811    $1,013.27

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible notes, debentures and Series B preferred stock, and exercise of warrants, based on the closing market price of $0.30 as of July 20, 2006. Because the number of shares of common stock issuable upon conversion of the convertible notes, debentures, and Series B preferred stock is dependent upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will vary. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and debentures, and exercise of the related warrants, by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Should the conversion ratio of our convertible securities result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask prices as of August 4, 2006 (within 5 business days prior to the date of filing this registration statement) of $0.25 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.15 per share.

(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask prices as of August 4, 2006 (within 5 business days prior to the date of filing this registration statement) of $0.25 per share.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask prices as of August 4, 2006 (within 5 business days prior to the date of filing this registration statement) of $0.25 per share.

(6) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.15 per share.

(7) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.35 per share.

(8) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask prices as of August 4, 2006 (within 5 business days prior to the date of filing this registration statement) of $0.25 per share.

(9) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask prices as of August 4, 2006 (within 5 business days prior to the date of filing this registration statement) of $0.25 per share.


5G Wireless hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until 5G Wireless shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.


                           PRELIMINARY PROSPECTUS

                        5G WIRELESS COMMUNICATIONS, INC.

                             38,481,416 SHARES OF
                                COMMON STOCK

     This prospectus relates to the resale by selling stockholders of up to 38,481,416 shares of 5G Wireless Communications, Inc. common stock, including up to 12,655,344 shares of common stock underlying convertible notes, up to 2,400,000 shares of common stock underlying convertible Series B preferred stock, up to 19,017,433 shares of common stock underlying convertible debentures, up to 3,905,422 issuable upon the exercise of common stock purchase warrants, and 503,217 shares of common stock held by selling stockholders. The conversion price per share for the $3,300,000 original principal convertible notes, which is subject to a floor price of $0.001 per share, is the lesser of 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date, or $17.50 (post reverse split) or $3.50 (post reverse split), depending on the note. The conversion price per share for the $69,000 original principal convertible notes is the lesser of $0.50 or 50% of the lowest five day weighted average volume price of the common stock using the volume weighted average price as reported by Bloomberg L.P. for our principal market for the 20 trading days preceding a conversion date. The Series B preferred stock is convertible at a per share equal to the lesser of: if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the Over-the-Counter Bulletin Board for the 20 trading days preceding the conversion date for each full share of Series B held; if converted with the benefit of a registration statement; 85% of the lowest close bid of the common stock as reported by the Over the Counter Bulletin Board for the 20 trading days preceding the conversion date for each full share of Series B held; or $1.00. The conversion price per share for the convertible debentures is, at the option of the holder, either $0.3155 or 80% of the lowest closing bid price of our common stock, for the 5 trading days immediately preceding the conversion date.
The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over the Counter Bulletin Board under the symbol "FGWI". The last reported sales price per share of our common stock as reported by the Over The
Counter Bulletin Board on August 4, 2006, was $0.25.

     Investing in these securities involves significant risks.   See
"Risk Factors" beginning on page 13.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Information contained in this document is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is _____________, 2006


                                 Table Of Contents

Prospectus Summary                                                       7

Risk Factors                                                            13

Use of Proceeds                                                         29

Selling Stockholders                                                    29

Plan of Distribution                                                    44

Legal Proceedings                                                       46

Directors, Executive Officers, Promoters and Control Persons            47

Security Ownership of Certain Beneficial Owners and Management          53

Description of Securities                                               55

Interest of Named Experts and Counsel                                   58

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                          58

Description of Business                                                 61

Management's Discussion and Analysis of Financial Condition
and Results of Operations                                               68

Description of Property                                                 81

Certain Relationships and Related Transactions                          82

Market for Common Equity and Related Stockholder Matters                83

Executive Compensation                                                  87

Financial Statements                                                    88

Changes In and Disagreements with Accountants on
Accounting and Financial Disclosure                                     88

Legal Matters                                                           88

Experts                                                                 88

Available Information                                                   88


                                PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

5G Wireless Communications, Inc.

     5G Wireless Communications, Inc. markets and sells both outdoor and indoor wireless radio systems including Wi-Fi that, because of their distance and user capacity, can be used in both wireless LAN and WAN applications. The outdoor products can be configured in point-to-point or point-to-multipoint networks that can reach distances of eight miles or more in fixed wireless configurations or up to one mile in roaming scenarios using laptops with off-the-shelf Wi-Fi cards. We believe that the antenna design and wireless access points allows the systems to more effectively penetrate buildings and trees than competitors while improving overall performance for end users. The indoor product shares many of the same characteristics as outdoor products, including user capacity and penetration of objects, but is designed to maximize local coverage at lower costs, for indoor distances up to 2,500 feet.

     Both the outdoor and indoor products provide strong security at both the hardware and software levels, can transmit voice, data, and video at multi-megabit speeds, and can work together seamlessly in wireless networks with each other or with other common wireless network equipment. We believe that these products enable customers to combine wireless networks with fewer components that cost less, perform better and provide a faster return on invested capital.

     We are a Nevada corporation with our principal offices located at 4136 Del Rey Avenue Marina del Rey, California 90292. Our telephone number is (310) 448-8022. We maintain a website at www.5gwireless.com which contains descriptions of the products that we offer.

     On November 3, 2005, our board of directors approved a 1 for 350 reverse stock split of our common stock. Common shares outstanding prior to and after the reverse stock split totaled 1,169,494,405 and 3,341,419 shares, respectively. The November 23, 2005 reverse stock split has been retroactively reflected in the disclosure in this prospectus. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and convertible notes payable, and their value per shares refer to post-split amounts.

The Offering

Common stock offered by selling stockholders    Up to 38,481,416 shares,
                                                including up to 12,655,344
                                                shares of common stock
                                                underlying convertible notes,
                                                up to 2,400,000 shares of
                                                common stock underlying
                                                convertible Series B preferred
                                                stock, up to 19,017,433 shares
                                                of common stock underlying
                                                convertible debentures, up to
                                                3,905,422 issuable upon the
                                                exercise of common stock
                                                purchase warrants, and 503,217
                                                shares of common stock held by
                                                selling stockholders, assuming
                                                full conversion of the
                                                convertible notes, debentures,
                                                and preferred stock, and the
                                                full exercise of the warrants
                                                (includes a good faith estimate
                                                of the shares underlying
                                                convertible notes, debentures,
                                                and preferred stock, and shares
                                                underlying warrants to account
                                                for market fluctuations, and
                                                antidilution and price
                                                protection adjustments,
                                                respectively). This number
                                                represents 84.43% of the then
                                                current outstanding common
                                                stock.

Common stock to be outstanding                  Up to 45,739,989 shares,
after the offering                              assuming the full conversion of
                                                the convertible notes,
                                                debentures, and preferred
                                                stock, and full exercise of the
                                                warrants.

Use of proceeds                                 We will not receive proceeds
                                                from the sale of shares of
                                                common stock in this offering.
                                                However, we will receive the
                                                sale price of any common stock
                                                5G Wireless sells to the
                                                selling stockholders upon
                                                exercise of the warrants in the
                                                amount of up to $825,813 (based
                                                up the closing price of $0.30
                                                as of July 20, 2006), and have
                                                already received an aggregate
                                                $4,500,000 in connection with
                                                the issuance of the convertible
                                                notes, debentures, and
                                                preferred stock to the selling
                                                stockholders.  We expect to use
                                                the proceeds to be received
                                                from the exercise of the
                                                warrants, if any, and from
                                                these notes, debentures and
                                                preferred stock for general
                                                working capital purposes.

     The above information regarding common stock to be outstanding after the offering is based on 7,258,573 shares of common stock outstanding as of July 26, 2006 and assumes the subsequent conversion of issued convertible notes, debentures and preferred stock, and exercise of the warrants, by the selling stockholders.

Terms of Longview Convertible Notes and Warrants.

$2,000,000 Convertible Notes.

     On September 22, 2004, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $2,000,000 of principal amount of promissory notes, bearing interest at 5% per annum (payable upon each conversion, January 1, 2005 and semi-annually thereafter, and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $17.50 (post reverse split).

The conversion formula is subject to a floor of $0.001 per share.

     The note holders received Class A and Class B share warrants to purchase shares of common stock based on the following formulas:

     - 30 Class A warrants were issued for each 100 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $4.72 and is exercisable until five years after the issue date of the Class A warrants.

     - 125 Class B warrants for each $1.00 of purchase price invested on each closing date. The per warrant share exercise price to acquire a share upon exercise of a Class B warrant is $7.00 and is exercisable until three years after the issue date of the Class B warrant.

$1,000,000 Convertible Notes.

     On March 22, 2005, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $1,000,000 of principal amount of promissory notes, bearing interest at prime (as published in The Wall Street Journal) plus 4% per annum (payable on each conversion commencing on August 1, 2005 and semi-annually thereafter and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $3.50.

The conversion formula is subject to a floor of $0.001 per share.

     The note holders received Class A share warrants to purchase shares of common stock based on the following formula:

     - 30 Class A warrants were issued for each 100 shares issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $3.50 and is exercisable until 5 years after the issue date of the Class A warrants.

$300,000 Convertible Notes.

     On July 22, 2005, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $300,000 of principal amount of promissory notes, bearing interest at prime (as published in The Wall Street Journal) plus 4% per annum (payable on each conversion commencing on January 1, 2006 and semi-annually thereafter and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $3.50.

The conversion formula is subject to a floor of $0.001 per share.

     The note holders received Class A share warrants to purchase shares of common stock based on the following formula:

     - 30 Class A warrants were issued for each 100 shares issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is 120% of the closing bid price of the common stock on the trading day immediately preceding the Initial Closing Date and is exercisable until five years after the issue date of the Class A warrants.

$69,000 Convertible Notes.

     On April 5, 2006, we entered into a subscription agreement with Longview Fund, LP under which this investor will purchase up to $69,000 in convertible notes bearing interest at 12% per annum, convertible into our shares of common stock (the total amount of the notes was changed upon signing from $60,000 to $69,000). The terms of these notes are two years. The conversion price is equal to the lower of:

     - $0.50; or

     - 50% of the lowest five day weighted average volume price of the common stock using the volume weighted average price as reported by Bloomberg L.P. for our principal market for the 20 trading days preceding a conversion date.

     In addition, the note holder received Class A share warrants to purchase shares of common stock based on the following formula:

     - 1 Class A warrants was issued for each 1 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $0.50 and is exercisable until five years after the issue date of the Class A warrants.

Longview Ownership Limitation.

     Under the terms of each of the Longview subscription agreements, the notes and warrants cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of our common stock on the conversion date.

Price Adjustment for Longview Warrants.

     Under the provisions of the Longview warrants, the exercise price under each of the warrants was adjusted to $0.15 per share, effective on June 13, 2006.

Terms of Convertible Preferred Stock.

     On February 17, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with 7 accredited investors obtained by our placement agent, Divine Capital Markets, LLC, whereby these investors purchased an aggregate amount of $250,000 of our Series B 10% convertible preferred stock.

     On May 30, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with Castellum Investments, S.A. whereby this investor purchased $290,000 of our Series B 10% convertible preferred stock.

     Each share of the Series B preferred stock is convertible at a per share equal to the lesser of:

     - if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the market or exchange on which the common stock is listed or quoted for trading or quotation on the date in question for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held;

     - if converted with the benefit of a registration statement, 85% of the lowest close bid of the common stock as reported by the trading market for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; or

     - the face amount per share, which is $1.00.

Terms of Montgomery Convertible Debentures and Warrants.

     On June 13, 2006, we entered into and closed on a Securities Purchase Agreement with Montgomery Equity Partners, LP. Under this agreement, Montgomery agreed to purchase from us 12% convertible debentures in the aggregate principal amount of $1,200,000; they will mature on June 13, 2008. The debentures will be convertible into our common stock by Montgomery, at its sole option, into a price per shares of either:

     - $0.3155; or

     - 80% of the lowest closing bid price of our common stock, for the 5 trading days immediately preceding the conversion date.

     In this transaction, Montgomery also received three five-year warrants, all dated June 13, 2006, to purchase:

     - Class A warrant for 800,000 shares of common stock at an exercise price of $0.15;

     - Class B warrant for 800,000 shares at an exercise price of $0.35 per share; and

     - Class C warrant for 800,000 shares at an exercise price the lesser of $0.35 or 80% of the lowest closing bid price of our common stock per share as reported by Bloomberg L.P. for the 5 trading days prior to an exercise of the warrant.

These warrants are exercisable on a cash basis provided we are not in default and the shares underlying the warrants are subject to an effective registration statement.

     Montgomery will not be able to convert the debentures and/or exercise the warrants into an amount that would result in the investor beneficially owning in excess of 4.99% of the outstanding shares of our common stock.

     See the "Selling Stockholders" section for a complete description of the convertible notes, convertible Series B preferred stock, and convertible debentures. This prospectus relates to the resale of the common stock underlying the convertible notes, convertible Series B preferred stock, convertible debentures, and related warrants.

                               RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business.

We Have a History of Losses That is Likely to Continue, Requiring
Additional Sources of Capital, Which May Result in Curtailing of
Operations and Dilution to Existing Stockholders.

     We incurred net losses of $2,118,970 for the three months ended March 31, 2006, $4,025,012 for the year ended December 31, 2005, and $4,989,200 for the year ended December 31, 2004. We cannot assure you that we can achieve or sustain profitability or even generate positive cash flow in the future. If revenues grow more slowly than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require additional funds to continue operations for the next twelve months. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to then existing stockholders.

Our Independent Auditors Have Expressed Substantial Doubt Regarding Our Ability to Continue as a Going Concern.

     In their report dated March 13, 2006, our independent auditors stated that the financial statements for the years ended December 31, 2005 and 2004 were prepared assuming that we would continue as a going concern, but the auditor's report raised substantial doubt about our ability to continue as a business. This is an issue raised as a result of recurring losses from operations and an accumulated deficit of $22,784,667 at December 31, 2005 and $24,903,637 at March 31, 2006. Our ability to continue as a going concern is subject to the ability to generate positive cash flows from operations and/or obtain necessary financing from outside sources to meet working capital requirements, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. The continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We May Not Be Able to Accommodate Rapid Growth Which Could Decrease Revenues and Result in a Loss of Customers.

     We are currently selling and installing Wi-Fi equipment in universities and municipalities. To manage anticipated growth, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. Our expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources. We could also experience difficulties meeting demand for our products.
We cannot guaranty that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market. Our failure to effectively manage growth could adversely affect our business, financial condition and results of operations.

Our Customers Require a High Degree of Reliability in Equipment and If 5G Wireless Cannot Meet Their Expectations, Demand for Our Products May Decline.

     Any failure to provide reliable equipment for our customers, whether or not caused by the failure of our equipment or by deficiencies in the customers' operation of the equipment, could reduce demand for our products. Because we have only recently begun to place customers on our Wi-Fi systems, we do not have sufficient experience to be able to effectively gauging, predict and manage negative customer response.

Our Dependence on Outside Suppliers May Affect Our Ability to Conduct
Business.

     We depend on a number of outside suppliers for components of our products. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued or only available at substantially higher costs. Due to the current political crisis in the Middle East and corresponding predicted continued increase in energy costs, the price of production and transportation of goods is likely to dramatically increase, thus increasing supply price. If such supply price increases occur, we will either suffer from decrease in margins or be required to raise our prices, which could compromise demand. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors.
Should the availability of certain components be compromised, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, it may need to select new suppliers, redesign or reconstruct processes used to build our devices. In such an instance, we would not be able to manufacture any devices for a period of time, which could materially adversely affect our business, results from operations, and financial condition.

We Face Strong Competition in Our Market, Which Could Make It
Difficult for Us to Generate Income.

     The market for wireless products is highly competitive. Our future success will depend on our ability to adapt to rapidly changing technologies, evolving industry standards, product offerings and evolving demands of the marketplace. We compete for customers primarily with facilities-based carriers, as well as with other non-facilities-based network operators. Some of our competitors have substantially greater resources, larger customer bases, longer operating histories and greater name recognition than we have:

     - Some of our competitors provide functionalities that 5G Wireless does not. Potential customers who desire these functions may choose to obtain their equipment from the competitor that provides these additional functions.

     - Potential customers may be motivated to purchase their wireless Internet equipment from a competitor in order to maintain or enhance their respective business relationships with that competitor.

     - Our products face competitors with greater amounts of financing than we have. We may not be able to compete effectively with all of these competitors due to lack of resources for effective production and ancillary activities such as marketing and management.

     In addition, our competitors may also be better positioned to address technological and market developments or may react more favorably to technological changes. We compete on the basis of a number of factors, including:

     - range

     - non-line of sight capabilities

     - data rate

     - security scheme

     - simultaneous users

     - implementation cost

     Competitors may develop or offer products that provide significant (technological, creative, performance, price) or other advantages over the products offered by us. If we fail to gain market share or loses existing market share, our financial condition, operating results and business could be adversely affected and the value of an investment in us could be reduced significantly. We may not have the financial resources, technical expertise, marketing, and distribution or support capabilities to compete successfully.

Uncertain Demand for Our Equipment May Cause Revenues to Fall Short of Expectations and Expenses to Be Higher Than Forecast If We Need to Incur More Marketing Costs.

     We are unable to forecast revenues with reliability because of the unknown demand from consumers for our equipment and the emerging nature of the Wi-Fi industry. We are in the process of refining our marketing plans for colleges, universities and municipalities in order to achieve the desired level of revenue, which could result in increased marketing costs. In the event demand for our wireless equipment does not prove to be as great as anticipated, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which may increase the amount of time and capital that we need to achieve a profitable level of operations.

We Could Fail to Develop New Products to Compete In an Industry of Rapidly Changing Technology, Resulting In Decreased Revenue.

     We operate in an industry with rapidly changing technology, and our success will depend on the ability to deploy new products that keep pace with technological advances. The market for broadband communications equipment is characterized by rapidly changing technology and evolving industry standards in both the Wi-Fi and Internet access industries. Our technology or systems may become obsolete upon the introduction of alternative technologies. If we do not develop and introduce new products in a timely manner, we may lose opportunities to competing service providers, which would adversely affect our business and results of operations.

     There is a risk to us that there may be delays in initial implementation of new products. Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to our new product introductions, and the desire by customers to evaluate new products for longer periods of time. Also, we do not have any control over the pace of technology development. There is a significant risk that rights to a technology could be acquired or be developed that is currently or is subsequently made obsolete by other technological developments. There can be no assurance that any new technology will be successfully acquired, developed, or transferred.

Our Ability to Grow Is Directly Tied to Our Ability to Attract and Retain Customers, Which Could Result In Reduced Income.

     We have no way of predicting whether our marketing efforts will be successful in attracting new locations and acquiring substantial market share. Past efforts have been directed toward a limited target market of colleges, universities and municipalities. If our marketing efforts fail, it may fail to attract new customers and fail to retain existing ones, which would adversely affect business and financial results.

Government Regulation May Affect Our Ability to Conduct Business.

     Internet-based communication equipment makers generally are not subject to federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation, U.S. or foreign, pertaining to Internet-based communications products, or changes to the application or interpretation of existing laws, could decrease the demand for our products, increase our cost of doing business or otherwise harm our business. There are an increasing number of laws and regulations pertaining to the Internet. These laws or regulations may relate to taxation and the quality of products. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market, which could reduce demand for our products, increase our operating expenses or increase our litigation costs.

     Our technology is deployed in license-free frequency bands and is not subject to any wireless or transmission licensing in most jurisdictions, including the United States. Continued license-free operation is dependent upon the continuation of existing government policy. While we are not aware of any policy changes planned or expected, there can be no assurances that government policy will not change. The manner in which legislation may be enacted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition.

Interference on License Free Bands May Affect Our Equipment and Sales.

     License-free operation of our products in the 2.4 GHz and 5 GHz bands are subordinate to certain licensed and unlicensed uses of the bands and our products must not cause harmful interference to other equipment operating in the bands and must accept interference from any of them. If we are unable to eliminate any such harmful interference, or should our products be unable to accept interference caused by others, we and our customers could be required to cease operations in the bands in the locations affected by the harmful interference.

Protection of Proprietary Rights May Affect Our Success and Ability to Compete.

     Our intellectual property combines hardware design and modifications to the radio frequency software that enables us to extend range and throughputs. We plan to maintain this intellectual by limiting individuals within the organization from having access to these codes and will not allow any third party to have access to the base codes or hardware configurations.

     Our success and ability to compete will be dependent in part on the protection of our trade name (WiFi Hot Zone), and other proprietary rights. We intend to rely on trade secret and copyright laws to protect the intellectual property that we have developed, but there can be no assurance that such laws will provide sufficient protection to us, that others will not develop products that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our proprietary information without authorization.

     We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, for use in the general operations of our business plan. There can be no assurance that these third party licenses will be available or will continue to be available to us on acceptable terms or at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on our business, financial condition or operating results.

     There is a risk that some of our products may infringe the proprietary rights of third parties. In addition, whether or not our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against it and it could incur significant expense in defending them. If any claims or actions are asserted against us, we may be required to modify our products or seek licenses for these intellectual property rights. We may not be able to modify our products or obtain licenses on commercially reasonable terms, in a timely manner or at all. Our failure to do so could have a negative affect on its business and revenues.

Selling in the International Market May Affect Our Ability to Conduct Business.

     During fiscal 2006 to date, approximately 28% of our sales have come from the international market. We intend to expand sales internationally in the future. Because of the our involvement in foreign markets, we are subject to the risks inherent in conducting business across international borders, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which could have a material adverse effect on our business, operations and prospects for the future.

We May Not Have Been in Compliance with Certain Provisions of the
Investment Company Act of 1940 When We Operated as a Business
Development Company.

     On October 20, 2005, our stockholders approved the termination of our status as a business development company under the Investment Company Act of 1940 and the filing of a Form N-54C with the Securities and Exchange Commission, and the filing of a new registration statement. Based on this approval, on October 21, 2005, 5G Wireless filed a Form N-54C with the Securities and Exchange Commission.

     We previously operated as a business development company, starting on October 19, 2004. Our management has conducted a review of our compliance with the Investment Company Act of 1940 and the following are areas that we believes we may not have been in compliance with while it was operating as a business development company:

     - Section 61 of the Investment Company Act of 1940 requires that a business development company maintain a ratio of assets to senior securities of at least 200%.

     - Prior to the election to become a business development company, we entered certain convertible notes and warrants agreements, dated September 22, 2004. These agreements and those signed on March 22, 2005, which increased the total convertible notes by $1,000,000 (to a total of $2,000,000), and on July 19, 2005 by an additional $300,000, contained provisions for conversion into our common stock based on 75% of the average of the five lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the principal market for the 90 trading days preceding a conversion date. We believe that the existence of the convertible notes on October 19, 2004 may not be in compliance with the capital structure rules set forth in Section 61(a) of the Investment Company Act of 1940 since it allowed for conversion at below market prices. We also believe that the convertible notes entered into after the business development company election date may not have been in compliance with
       Section 61(a) for the same reason.

     - We filed a Form 1-E (Notification Under Regulation E) with the Securities and Exchange Commission for the shares issuable to the Longview funds pursuant to the conversion rights under debt agreements. In this Form 1-E, it estimated that legal costs in connection with the offering would be $30,000. As disclosed in a Form 2-E (Report of Sales Pursuant to Rule 609 Under
       Regulation E) filed with the Securities and Exchange Commission, we had incurred legal and other expenses of approximately
       $625,000 in cash in connection with this offering, of which a total of $145,000 was direct legal cost associated with the offering and approximately $480,000 in associated legal cost relating to the organizational costs associated with becoming a business development company. Since we may not have been in compliance with certain provisions of the Investment Company Act of 1940 from October 19, 2004 to October 21, 2005, then the shares issued to the Longview funds under the Form 1-E may not have been issued pursuant to a valid exemption from the registration requirements of Section 5 of the Securities Act of 1933.

     - It is a requirement of Section 56 of the Investment Company Act of 1940 to have a majority of board members be non-interested persons. From October 19, 2004 until June 27, 2005 (when two of our directors relinquished their interest in Redwood Grove Capital Management, LLC, the management company for the Longview Equity Fund, L.P. and the Longview International Equity Fund, L.P.), we may not have had the requisite majority of non-interested persons as directors and therefore we may not have complied with this section. Therefore, the actions taken by our board of directors for such period may not be valid under the Investment Company Act of 1940 .

     - 5G Wireless believes that as of October 19, 2004, the Series A preferred stock issued on October 6, 2004 may not have been in compliance with Section 61(a) of the Investment Company Act of 1940. In addition, we believe that we may not be in compliance with Section 63 of the Investment Company Act of 1940 since it was issued for services.

     - On December 31, 2004, we transferred the assets, employees, and all related contracts and agreements from 5G Wireless Communications, Inc. to 5G Wireless Solutions, Inc., a portfolio company. As part of our obligations, we issued restricted common shares to two executive officers for the accrued portion of salaries for the fourth quarter of fiscal 2004. 5G Wireless has since received the shares, totaling 20,244, issued to Jerry Dix and Don Boudewyn, our chief executive officer and executive vice president, respectively, which have been cancelled (the value of the shares has been reflected as a liability so as to comply with the Investment Company Act of 1940).

There is a risk that the Securities and Exchange Commission could take enforcement action against us if the Securities and Exchange
Commission determines that we have not been in compliance with the Investment Company Act of 1940.

Our Success Is Largely Dependent on the Abilities of Our Management.

      Our success is largely dependent on the personal efforts and abilities of our senior management, none of which currently have an employment agreement with us. The loss of certain members of our senior management, including our chief executive officer, could have a material adverse effect on our business and prospects.

     We intend to recruit in fiscal year 2006 employees who are skilled in our industry. The failure to retain senior management or to recruit new key personnel could have a material adverse effect on our business. As a result, we may experience increased compensation costs that may not be offset through either improved productivity or higher revenue. There can be no assurances that we will be successful in retaining existing personnel or in attracting and recruiting experienced qualified personnel.

Any Required Expenditures by Us as a Result of Indemnification Will Result in an Increase in Our Expenses.

     Our bylaws include provisions to the effect that we may indemnify any director, officer, or employee. In addition, provisions of Nevada law provide for such indemnification, as well as for a limitation of liability of our directors and officers for monetary damages arising from a breach of their fiduciary duties.
Any limitation on the liability of any director or officer, or indemnification of any director, officer, or employee, could result in substantial expenditures being made by us in covering any liability of such persons or in indemnifying them.

Our Internal Controls Over Financial Reporting Have Inherent
Limitations.

     We maintain internal controls over financial reporting. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, and/or by management override of the control.
The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving our stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, and/or the degree of compliance with the policies and procedures may deteriorate. Because of the inherent limitations in a cost-effective internal control system, misstatements due to error or fraud may occur and not be detected.

Risks Relating to the Financing Arrangements.

Conversion Price Feature of Notes, Preferred Stock, and Debentures May Encourage Short Sales in Our Common Stock.

     The total of $3,300,000 in convertible notes issued to Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP are convertible into shares of our common stock. The conversion formula is at the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $17.50 or $3.50 (depending on the particular note).

     The $69,000 convertible notes issued to Longview Fund, LP are convertible into shares of our common stock. The conversion formula is at the lesser of:

     - $0.50; or

     - 50% of the lowest five day weighted average volume price of the common stock using the volume weighted average price as reported by Bloomberg L.P. for our principal market for the 20 trading days preceding a conversion date.

     The Series B preferred stock sold in February 2006 and May 2006 is convertible into shares of our common stock at a conversion price equal to the lesser of:

     - if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the market or exchange on which the common stock is listed or quoted for trading or quotation on the date in question for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held;

     - if converted with the benefit of a registration statement, 85% of the lowest close bid of the common stock as reported by the trading market for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; or

     - the face amount per share, which is $1.00.

     The convertible debentures issued to Montgomery Equity Partners, LP are convertible into our common stock by Montgomery, at its sole option, into a price per shares of either:

     - $0.3155; or

     - 80% of the lowest closing bid price of our common stock, for the 5 trading days immediately preceding the conversion date.

     The downward pressure on the price of the common stock as the selling stockholders under both these financings convert and sell amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes and warrants, and Series B preferred stock, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

Issuance of Shares upon Conversion of Notes, Series B Preferred
Stock, and Debentures May Cause Substantial Dilution to Existing
Stockholders.

Longview Convertible Notes.

     Our obligation to issue shares to Longview upon conversion of the convertible notes is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $2,515,381 in
principal amount of notes outstanding (except for the last $69,000 in notes) would be convertible into 11,179,471 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share               25%                   Shares               Stock (1)
25%                     $0.225          0.169                      14,905,961              67.25%

50%                     $0.150          0.113                      22,358,942              75.49%

75%                     $0.075          0.056                      44,717,884              86.03%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     Our obligation to issue shares to Longview Fund, LP upon conversion of the $69,000 in convertible notes is essentially limitless. At 50% of the closing price of $0.30 as of July 20, 2006 ($0.15), the $69,000 in principal amount of notes outstanding would be convertible into 460,000 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              50%                   Shares               Stock (1)
25%                     $0.225          0.113                      613,333                 7.79%

50%                     $0.150          0.075                      920,000                11.25%

75%                     $0.075          0.038                    1,840,000                20.22%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the convertible notes will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

Series B Convertible Preferred Stock.

     Our obligation to issue shares to the Divine investors upon conversion of the Series B preferred stock is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $250,000 in principal amount Series B preferred stock would be convertible into an aggregate 1,111,111 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the Series B preferred stock (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              25%                   Shares               Stock (1)
25%                     $0.225          0.169                      1,481,481               16.95%

50%                     $0.150          0.113                      2,222,222               23.44%

75%                     $0.075          0.056                      4,444,444               37.98%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     Our obligation to issue shares to Castellum upon conversion of the Series B preferred stock is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $290,000 in principal amount Series B preferred stock would be convertible into 1,288,889 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the Series B preferred stock (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              25%                   Shares               Stock (1)
25%                     $0.225          0.169                      1,718,519               19.14%

50%                     $0.150          0.113                      2,577,778               26.21%

75%                     $0.075          0.056                      5,155,556               41.53%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the Series B preferred stock will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

Montgomery Convertible Debentures.

     Our obligation to issue shares to Montgomery upon conversion of the convertible debentures is essentially limitless. At 80% of the closing price of $0.30 as of July 20, 2006 ($0.24), the $1,200,000 in
principal amount of debentures that will be outstanding would be convertible into 5,000,000 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              20%                   Shares               Stock (1)
25%                     $0.225          0.180                      6,666,667               47.87%

50%                     $0.150          0.120                     10,000,000               57.94%

75%                     $0.075          0.060                     20,000,000               73.37%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the convertible debentures will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

Repayment of Notes and Debentures, If Required, Would Deplete
Available Capital, or Could Result in Legal Action if Not Repaid.

     We anticipate that over time the full amount of the convertible notes and debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes and debentures. If we are required to repay the convertible notes or debentures, we would be required to use our limited working capital and/or raise additional funds. If we were unable to repay the notes and/or debentures when required, the note or debenture holders could commence legal action against us and foreclose on assets to recover the amounts due. Any such action may require us to curtail or cease operations.

We are in Technical Default Under the Longview Convertible Notes.

     If we are unable to issue shares of common stock upon conversion of the Longview convertible notes as a result of any reason, we are required to (under provisions of the subscription agreements):

     - Pay late payment fees (as liquidated damages and not as a penalty) to the subscriber in the amount of $100 per business day after the delivery date for each $10,000 of purchase price of the unlegended shares subject to the delivery default. If during any 360 day period, we fail to deliver unlegended shares for an aggregate of 30 days, then each subscriber may, at its option, require us to redeem all or any portion of the shares and warrant shares subject to such default at a price per share equal to 120% of the purchase price of such common stock and warrant shares.

     - If we fail to deliver to a subscriber unlegended shares as required, within 7 business days after the unlegended shares delivery date and the subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such subscriber of the shares of common stock which the subscriber was entitled to receive from us (a "Buy-In"), then we will pay in cash to the subscriber the amount by which the subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate purchase price of the shares of common stock delivered to us for reissuance as unlegended shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

     Pursuant to the terms of the $3,300,000 in convertible notes entered into between us and the Longview fund, the shares that serve as collateral for the notes must be registered. The filing of the Form N-54C that de-elected our status as a business development company also terminated the Regulation E exemption from registration that covered the shares serving as collateral for the notes. Under the terms of the notes, we are in technical default on the notes. We have been in discussions with the Longview funds and have obtained their verbal commitments that they we not be declared in default.

     We are, however, liable for liquidated damages of 2% for each thirty days or part thereof of the purchase price of the notes remaining unconverted that are subject to such non-registration event. As of March 31, 2006, the remaining unconverted notes aggregated to $2,661,004. The subject registration statement, when it becomes effective, will provide such coverage for the securities in question. Until such time as the registration statement has been made effective, 5G Wireless will incur $53,220 in liquidated damage penalties per month. We have accrued $264,601 in liquidated damages, which is included in other liabilities in the accompanying condensed balance sheet at March 31, 2006.

Risks Relating to Our Common Stock.

Our Common Stock Price May Be Volatile.

     The trading price of our common stock may fluctuate substantially. The price of the common stock may be higher or lower than the price you pay for your shares, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

     - price and volume fluctuations in the overall stock market from time to time;

     - significant volatility in the market price and trading volume of securities of companies in the same business as us;

     - changes in regulatory policies with respect to our business;

     - actual or anticipated changes in earnings or fluctuations in operating results;

     - general economic conditions and trends;

     - loss of a major funding source; or

     - departures of key personnel.

     Due to the continued potential volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

Absence of Cash Dividends May Affect Investment Value of Our Common
Stock.

     Our board of directors does not anticipate paying cash dividends on our common stock for the foreseeable future and intend to retain any future earnings to finance the growth of our business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and our general operating and financial condition, as well as legal limitations on the payment of dividends out of paid-in capital.

No Assurance of Public Trading Market and Risk of Low Priced
Securities May Affect the Value of Our Common Stock.

     The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rule 3a51-1 and Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934. Because our securities may constitute "penny stocks" within the meaning of the rules (as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, largely traded in the Over the Counter Bulletin Board or the Pink Sheets), the rules would apply to us and to our securities.

     The Securities and Exchange Commission has adopted Rule 15g-
9 which established sales practice requirements for certain low price securities. Unless the transaction is exempt, it shall be unlawful for a broker or dealer to sell a penny stock to, or to effect the purchase of a penny stock by, any person unless prior to the transaction:

     - the broker or dealer has approved the person's account for transactions in penny stock pursuant to this rule; and

     - the broker or dealer has received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stock, the broker or dealer must:

     - obtain from the person information concerning the person's financial situation, investment experience, and investment objectives;

     - reasonably determine that transactions in penny stock are suitable for that person, and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock;

     - deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination stating in a highlighted format that it is unlawful for the broker or dealer to affect a transaction in penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person, stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement, and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience, and investment objectives; and

     - receive from the person a manually signed and dated copy of the written statement.

     It is also required that disclosure be made as to the risks of investing in penny stock and the commissions payable to the broker-dealer, as well as current price quotations and the remedies and rights available in cases of fraud in penny stock transactions. Statements, on a monthly basis, must be sent to the investor listing recent prices for the penny stock and information on the limited market.

     There has been only a limited public market for our common stock. Our common stock is currently traded on the Over the Counter Bulletin Board. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The regulations governing penny stocks, as set forth above, sometimes limit the ability of broker-dealers to sell our common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

     Potential stockholders of us should also be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Failure to Remain Current in Reporting Requirements Could Result in Our Delisting from the Over The Counter Bulletin Board.

     Companies trading on the Over the Counter Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the Over the Counter Bulletin Board. If we fail to remain current in our reporting requirements, 5G Wireless could be delisted from the Over the Counter Bulletin Board.

     In addition, the National Association of Securities Dealers, Inc., which operates the Over the Counter Bulletin Board, has adopted a change to its Eligibility Rule. This change makes those Over the Counter Bulletin Board issuers that are cited for filing delinquency in their Form 10-K or Form 10-Q three times in a 24-month period and those Over the Counter Bulletin Board issuers removed for failure to file such reports two times in a 24-month period ineligible for quotation on the Over the Counter Bulletin Board for a period of one year. Under this proposed rule, a company filing with the extension time set forth in a Notice of Late Filing (Form 12b-25) is not considered late. This rule does not apply to a company's Current Reports on Form 8-K (but failure to timely file a Form 8-K can have other ramifications for us).

     As a result of these rules, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Failure to Maintain Market Makers May Affect Value of Our Common Stock.

     If we are unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance we will be able to maintain such market makers.

Shares Eligible For Future Sale May Affect Market Price of Our Common
Stock.

     All of the shares currently held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of us (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of common stock, provided that certain current public information is then available. If a substantial number of the shares owned by these stockholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock at that time could be adversely affected.

                             USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock that we sell to the selling stockholders upon exercise of the warrants in an amount of up to $825,813 (based up the closing price of $0.30 as of July 20, 2006), and have already received an aggregate $4,500,000 in connection with the issuance of the convertible notes, debentures, and preferred stock to the selling stockholders. We expect to use the proceeds to be received from the exercise of the warrants and from these notes, if any, for general working capital purposes.

                           SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. To our knowledge, the selling stockholders do not own any shares of our common stock, except as set forth below. Therefore, assuming all the shares registered below are sold by the selling stockholders, the selling stockholders will not own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered:



Name (4)           Total          Total             Shares of       Beneficial      Percentage       Beneficial        Percentage
                  Shares of     Percentage           Common         Ownership          of            Ownership            of
                   Common       of Common            Stock          Before the       Common          After the          Common
                   Stock          Stock             Included        Offering (2)     Stock           Offering (3)       Stock
                  Issuable      Assuming              in                             Ownership                          Owned
                    Upon          Full              Prospectus                       Before the                        After the
                Conversion     Conversion (1)                                       Offering (2)                      Offering (3)
                 of Notes,
                Debentures,
                 Warrants
                    and
                 Preferred
                  Stock (1)
Longview
Fund, LP          4,697,153 (5)  39.29%             5,052,709 (5)   588,553          4.99%                  -            0.00%
Longview Equity
Fund, LP          6,019,445 (6)  45.33%             6,514,683 (6)   775,707          4.99%                  -            0.00%
Longview
International
Equity
Fund, LP          2,428,295 (7)  25.07%             2,593,374 (7)                                           -            0.00%
Kenneth E.
Rogers              155,555 (8)   2.10%               155,555       155,555           2.10%                 -            0.00%
Irwin L.
Rogers              444,444 (9)   5.77%               444,444       444,444           5.77%                 -            0.00%
Jon
Cummings
and
Nancy
Cummings             88,889 (10)  1.21%                88,889        88,889           1.21%                 -            0.00%
Ralph
Glasgal              88,889 (11)  1.21%                88,889        88,889           1.21%                 -            0.00%
Richard
Blue                 66,667 (12)  0.91%                66,667        66,667           0.91%                 -            0.00%
Robert B.
Sauter              222,222 (13)  2.97%               222,222       222,222           2.97%                 -            0.00%
Raymond
E. Fink              44,444 (14)  0.61%                44,444        44,444           0.61%                 -            0.00%
Castellum
Investments,
S.A.              1,288,889 (15) 15.08%             1,288,889     1,288,889          15.08%                 -            0.00%
Montgomery
Equity
Partners, LP      7,460,852 (16) 50.69%            21,478,285 (10)  726,461           4.99%                 -            0.00%
Thomas Janes                                           21,333        21,333           0.29%                 -            0.00%
Russell Janes                                          21,333        21,333           0.29%                 -            0.00%
Production
Partners,
Ltd. (17)                                              35,200        35,200           0.48%                 -            0.00%
Jason Meyers                                          125,000       125,000           1.72%                 -            0.00%
Al Lang                                               239,499       239,499           3.30%                 -            0.00%


(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible notes, debentures and Series B preferred stock, and exercise of warrants, based on the closing market price of $0.30 as of July 20, 2006. Because the number of shares of common stock issuable upon conversion of the convertible notes, debentures, and Series B preferred stock is dependent upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible notes and debentures, and exercise of the related warrants, by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. The percentages in the second column are calculated on an individual basis for each of the selling stockholders and not a collective basis.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the Instructions to Item 403 of Regulation S-B, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares, and which the selling stockholders have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table. The percentage amounts are based on our issued and outstanding shares of 7,258,573 as of July 26, 2006.

Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, and Montgomery Equity Partners, LP have contractually agreed to restrict their ability to convert their convertible notes or debentures, or exercise their warrants, and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the table for these selling stockholders exceeds the number of shares of common stock that these selling stockholders could own beneficially at any given time through their ownership of the convertible notes, debentures and warrants. Since Longview Equity Fund, LP and Longview International Equity Fund, LP may be deemed to be under common control (see Notes (6) and (7) below), the 4.99% limit applies to their combined holdings.

(3)  Assumes all of the shares offered under this offering are sold.

(4) The selling stockholders are unaffiliated third parties (except for Thomas Janes, and Russell Janes, who are the father-in-law and brother-in-law, respectively, of Don Boudewyn, our executive vice president).

(5) Includes 4,043,251 shares of common stock underlying convertible notes (remaining principal amount of $875,232), and 653,902 shares of common stock remaining to be issued upon the exercise of common stock purchase warrants (exercisable at $0.15 per share). The total amount of shares to be registered includes an additional amount of 355,556 shares as required under the Subscription Agreement as coverage for the notes. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Viking Asset Management, LLC may be deemed a control person of the shares owned by this selling stockholder.
(6) Includes 5,381,222 shares of common stock underlying convertible notes (remaining principal amount of $1,210,775, and 638,223 shares of common stock remaining to be issued upon the exercise of common stock purchase warrants (exercisable at $0.15 per share). The total amount of shares to be registered includes an additional amount of 495,238 shares as required under the Subscription Agreement as coverage for the notes. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Redwood Grove Management LLC may be deemed a control person of the shares owned by this selling stockholder.

(7) Includes 2,214,998 shares of common stock underlying convertible notes (remaining principal amount of $498,375), and 213,297 shares of common stock remaining to be issued upon the exercise of common stock purchase warrants (exercisable at $0.15 per share). The total amount of shares to be registered includes an additional amount of 165,079 shares as required under the Subscription Agreement as coverage for the notes. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Redwood Grove Management LLC may be deemed a control person of the shares owned by this selling stockholder.

(8) Represents shares underlying convertible Series B preferred stock, principal amount of $35,000.

(9) Represents shares underlying convertible Series B preferred stock, principal amount of $100,000.

(10) Represents shares underlying convertible Series B preferred stock, principal amount of $20,000.

(11) Represents shares underlying convertible Series B preferred stock, principal amount of $20,000.

(12) Represents shares underlying convertible Series B preferred stock, principal amount of $15,000.

(13) Represents shares underlying convertible Series B preferred stock, principal amount of $50,000.

(14) Represents shares underlying convertible Series B preferred stock, principal amount of $10,000.

(15) Represents shares underlying convertible Series B preferred stock, principal amount of $290,000. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Thomas Doering may be deemed a control person of the shares owned by this selling stockholder.

(16) Includes 5,000,000 shares of common stock underlying convertible debentures (principal amount of $1,200,000), 2,400,000 shares of common stock issuable upon the exercise of common stock purchase warrants (exercisable at either $0.15, $0.35 per share, or the lesser of $0.35 or 80% of the lowest closing bid price of our common stock for the 5 trading days prior to exercise of the warrants), and 60,852 shares of restricted common stock paid as fees under the Securities Purchase Agreement with this selling stockholder. The total amount of shares to be registered includes an additional amount of 14,017,433 shares as required under the Registration Rights Agreement as coverage for the debentures. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Yorkville Advisors, LLC, the general partner of Montgomery, may be deemed a control person of the shares owned by this selling stockholder.

(17) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Al Lang may be deemed a control person of the shares owned by this selling stockholder.

Terms of Longview Convertible Notes and Warrants.

$2,000,000 Convertible Notes.

     On September 22, 2004, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $2,000,000 of principal amount of promissory notes, bearing interest at 5% per annum (payable upon each conversion, January 1, 2005 and semi-annually thereafter, and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $17.50.

The conversion formula is subject to a floor of $0.001 per share.

     $1,000,000 of promissory notes was purchased on the initial closing date and the second $1,000,000 of the purchase price was paid within five business days after the date upon which we were was able to issue to the subscribers unrestricted common stock as a business development company as defined in Rule 602(a) of Regulation E under the Securities Act of 1933, which took effect on November 6, 2004. On November 9, 2004, we received the $1,000,000 that was the balance of the $2,000,000 convertible notes.

     The note holders received Class A and Class B share warrants to purchase shares of common stock based on the following formulas:

     - 30 Class A warrants were issued for each 100 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $4.72 and is exercisable until five years after the issue date of the Class A warrants.

     - 125 Class B warrants for each $1.00 of purchase price invested on each closing date. The per warrant share exercise price to acquire a share upon exercise of a Class B warrant is $7.00 and is exercisable until three years after the issue date of the Class B warrant.

Warrants were issued in this financing as follows:

                                                           Longview
                                       Longview Equity    International
                 Longview Fund, LP        Fund, LP        Equity Fund     Total

Class A Warrants           53,333           74,286            24,762    152,381
Class B Warrants          250,000          348,214           116,071    714,285

     Total                303,333          422,500           140,833    866,666

     The convertible feature of the $2,000,000 convertible notes provides for a rate of conversion that is below market value.
Pursuant to Emerging Issues Task Force No. 98-5 and Emerging Issues Task Force No. 00-27, we have estimated the fair value of such beneficial conversion feature to be approximately $2,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on these notes during the year ended December 31, 2005 and 2004 approximated $1,300,000 and $404,000, respectively. Amortization expense during the quarter ended March 31, 2006 approximated $110,000.

$1,000,000 Convertible Notes.

     On March 22, 2005, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $1,000,000 of principal amount of promissory notes, bearing interest at prime (as published in The Wall Street Journal) plus 4% per annum (payable on each conversion commencing on August 1, 2005 and semi-annually thereafter and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $3.50.

The conversion formula is subject to a floor of $0.001 per share.

     The $1,000,000 investment was received by us on March 22, 2005.

     The note holders received Class A share warrants to purchase shares of common stock based on the following formula:

     - 30 Class A warrants were issued for each 100 shares issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $3.50 and is exercisable until 5 years after the issue date of the Class A warrants.

Warrants were issued in this financing as follows:


                                                           Longview
                                       Longview Equity    International
                 Longview Fund, LP        Fund, LP        Equity Fund     Total

Class A Warrants      100,000              139,286           46,429     285,714

     The convertible feature of the $1,000,000 convertible notes provides for a rate of conversion that is below market value.
Pursuant to Emerging Issues Task Force No. 98-5 and Emerging Issues
Task Force No. 00-27, we have estimated the fair value of such beneficial conversion feature to be approximately $1,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on this note during the year ended December 31, 2005 approximated $378,000. Amortization expense on these notes during the quarter ended March 31, 2006 approximated $139,000.

$300,000 Convertible Notes.

     On July 22, 2005, we entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $300,000 of principal amount of promissory notes, bearing interest at prime (as published in The Wall Street Journal) plus 4% per annum (payable on each conversion commencing on January 1, 2006 and semi-annually thereafter and on the maturity date), convertible into shares of our common stock. The conversion price per share is the lesser of:

     - 75% of the average of the five lowest closing bid prices of our common stock as reported by the Over the Counter Bulletin Board for the 90 trading days preceding the conversion date; or

     - $3.50.

The conversion formula is subject to a floor of $0.001 per share.

     The $300,000 investment was received by us on July 22, 2005.

     The note holders received Class A share warrants to purchase shares of common stock based on the following formula:

     - 30 Class A warrants were issued for each 100 shares issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is 120% of the closing bid price of the common stock on the trading day immediately preceding the Initial Closing Date and is exercisable until five years after the issue date of the Class A warrants.

Warrants were issued in this financing as follows:

                                                           Longview
                                       Longview Equity    International
                 Longview Fund, LP        Fund, LP        Equity Fund     Total

Class A Warrants       80,000              111,429           37,143     228,571

     The convertible feature of the $300,000 convertible notes provides for a rate of conversion that is below market value. Pursuant to Emerging Issues Task Force No. 98-5 and Emerging Issues Task Force No. 00-27, 5G Wireless has estimated the fair value of such beneficial conversion feature to be approximately $300,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on this note during the year ended December 31, 2005 approximated $66,000. Amortization expense on this note during the quarter ended March 31, 2006 approximated $38,000.

$69,000 Convertible Notes.

     On April 5, 2006, we entered into a subscription agreement with Longview Fund, LP under which this investor will purchase up to $69,000 in convertible notes bearing interest at 12% per annum, convertible into our shares of common stock (the total amount of the notes was changed upon signing from $60,000 to $69,000). The terms of these notes are two years. The conversion price is equal to the lower of:

     - $0.50; or

     - 50% of the lowest five day weighted average volume price of the common stock using the volume weighted average price as reported by Bloomberg L.P. for our principal market for the 20 trading days preceding a conversion date.

     The note holder received Class A share warrants to purchase shares of common stock based on the following formula:

     - 1 Class A warrants was issued for each 1 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A warrant is $0.50 and is exercisable until five years after the issue date of the Class A warrants.

On this basis, we issued warrants to purchase 216,668 shares of common stock on April 5, 2006.

     The Company has received a total of $69,000 under two promissory notes under a first and second closing under the terms of the subscription agreement.

Ownership Limitation in Connection with Longview Notes and Warrants.

     Under the terms of each of the subscription agreement, the notes and the warrants cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of our common stock on the conversion date.

Registration Rights in Connection with Longview Notes and Warrants.

     The Longview notes and warrant agreements contain provisions whereby the holders of notes and warrants are entitled to demand registration rights in the event our Regulation E exemption from registration ceases to be effective. This exemption (evidenced by a Form 1-E filed when we operated as a business development company), ceased to be effective on October 22, 2005. Specifically, we must register with the Securities and Exchange Commission the shares issuable pursuant to the notes' conversion feature and warrants. In the event the Regulation E exemption ceases to be effective, within 60 days of ceasing effectiveness, we must file a registration statement with the Securities and Exchange Commission and within 90 days, it must have such registration statement be effective.

     Under the registration rights provisions of each of the subscription agreements, we provided each of the Longview funds at least 15 days' prior written notice of our intention to register the shares underlying the Series B preferred stock and the Montgomery debentures and warrants.

Delivery of Unlegened Shares to Longview Funds.

     If we are unable to issue shares of common stock upon conversion of the convertible notes as a result of any reason, we are required to (under provisions of the subscription agreements):

     - Pay late payment fees (as liquidated damages and not as a penalty) to the subscriber in the amount of $100 per business day after the delivery date for each $10,000 of purchase price of the unlegended shares subject to the delivery default. If during any 360 day period, we fail to deliver unlegended shares for an aggregate of 30 days, then each subscriber may, at its option, require us to redeem all or any portion of the shares and warrant shares subject to such default at a price per share equal to 120% of the purchase price of such common stock and warrant shares.

     - If we fail to deliver to a subscriber unlegended shares as required, within 7 business days after the unlegended shares delivery date and the subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such subscriber of the shares of common stock which the subscriber was entitled to receive from us (a "Buy-In"), then we will pay in cash to the subscriber the amount by which the subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate purchase price of the shares of common stock delivered to us for reissuance as unlegended shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

     Since we did not comply with the provisions of the registration rights, as discussed above, we are required to pay liquidated damages at the rate of 2% per month (based on the Longview notes' principal balance) until such time as a registration statement is effective.
We have accrued a total of $264,601 in liquidated damages, which is included in other liabilities in the condensed balance sheet, at March 31, 2006.

Standstill Agreement in Connection with Longview Notes and Warrants.

     As part of the Longview funding arrangement, Jerry Dix and Don Boudewyn, our chief executive officer and our executive vice president, respectively, have agreed that for the period of 180 days after the Second Closing Date during which such registration statement shall have been current and available for use in connection with the public resale of the shares and warrant shares, they will not sell or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock or any other security of us which they own or have a right to acquire, other than in connection with an offer made to all our stockholders or any merger, consolidation or similar transaction involving us, or with the prior written consent of the investors and us, which shall not be unreasonably withheld.

Price Adjustment of Longview Warrants.

     Under the terms of each of the Longview warrants, if we issue any common stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of each warrant for a consideration less than the purchase price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the purchase price is to be reduced to such other lower issue price. Under this provision in the warrants, based on the financing transaction with Montgomery Equity Partners, LP the exercise price under each of the warrants has been adjusted to $0.15 per share, effective on June 13, 2006.

Right of First Refusal by Longview Funds.

     Under provisions in each of the subscription agreements, until the Longview notes have been fully converted and for so long as warrants issued remain outstanding the Longview funds are to be given not less than 5 business days prior written notice of any proposed sale by us of our common stock or other securities or debt obligations, except in connection with certain issuances (defined as "Excepted Issuances" in the subscription agreements). The Longview funds Subscribers who exercise their rights pursuant to this section have the right during the 5 business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of notes in the offering, but not in excess of each such funds' portion of the purchase price. Under these provisions, each of the Longview funds were given notice of the impending sale of the Series B preferred stock and the Montgomery debenture and warrants.

Classification of Longview Notes Conversion Feature and Warrants.

     Pursuant to Emerging Issues Task Force No. 00-19, we evaluated the Longview conversion feature and warrants at October 22, 2005. Management determined that due to the nature of the liquidated damages we must pay (with no maximum prescribed in the agreements), we must pursue registration as our most "economic alternative" and settle the Longview conversion feature and warrants with registered shares; and as a result, it must treat the conversion feature and warrants as derivative liabilities. In addition, under View C of Emerging Issues Task Force No. 05-04, we account for the liquidated damages separately from these two other derivative liabilities.

     Management estimated the value of the warrants using a Black-
Scholes valuation model. Because the warrants have an exercise price greater than the trading price of our stock on October 22, 2005, the warrants value was calculated to be insignificant. Management estimated the value of the conversion feature, after consultation with a valuation expert, taking into consideration limitations on ownership (Longview cannot own in excess of 4.99% of our outstanding shares at any time), estimated conversions during the term of the notes and discounting the cash flows using discount rates of 75%. Management has established a liability and has estimated the change in the fair value of the conversion feature between October 2005 and December 31, 2005 to be $43,218, which is reflected as derivative expense.

     However, at March 31, 2006, management has established a liability and has estimated the increase in the fair value of the warrants between March 31, 2006 and December 31, 2005 to be $534,108, which is reflected in other liabilities and derivative expense in the condensed statements of operations for the three months ended March 31, 2006. Management estimated the value of the conversion feature, after consultation with a valuation expert, taking into consideration limitations on ownership (Longview cannot own in excess of 4.99% of our outstanding shares at any time "cap") and, estimated conversions during the term of the notes, subject to the cap, using discount rates of 75%. Management has established a liability and has estimated the decrease in the fair value of the conversion feature between December 31, 2005 and March 31, 2006 to be $27,888, which is reflected net of derivative expense in the condensed statements of operations. The fair value of the derivative liability with respect to the conversion feature totaling $15,330 is included in other liabilities in the condensed balance sheet at March 31, 2006.

Terms of Convertible Preferred Stock.

     On February 17, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with 7 accredited investors obtained by our placement agent, Divine Capital Markets, LLC, whereby these investors purchased an aggregate amount of $250,000 of our Series B 10% convertible preferred stock.

     In connection with the Securities Purchase Agreement, we granted to the investors certain "piggyback" registration rights under a Registration Rights Agreement, dated February 17, 2006, to the shares to be issued upon conversion of the preferred stock.

     On May 30, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with Castellum Investments, S.A. whereby this investor purchased $290,000 of our Series B 10% convertible preferred stock of 5G Wireless.

     In connection with the Securities Purchase Agreement, we granted to the investor certain "piggyback" registration rights under a Registration Rights Agreement, dated May 30, 2006, to the shares to be issued upon conversion of the preferred stock.

     Each share of the Series B preferred stock is convertible at a per share equal to the lesser of:

     - if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the market or exchange on which the common stock is listed or quoted for trading or quotation on the date in question for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held;

     - if converted with the benefit of a registration statement, 85% of the lowest close bid of the common stock as reported by the trading market for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; or

     - the face amount per share, which is $1.00 (subject to adjustment as appropriate in the event of recapitalizations, reclassifications stock splits, stock dividends, divisions of shares and similar events).

     The Series B preferred stock does not have a mandatory redemption date, rather mandatory redemption is based on a contingent event. Therefore, the Series B preferred stock meets the requirements for equity classification under Statement of Financial Accounting Standards No. 150. However, the embedded conversion option contains a variable conversion rate with no cap. Additionally, all of the three criteria pursuant to Statement of Financial Accounting Standards No. 133 paragraph 12 are met, therefore the embedded derivative instrument (the conversion option) is required be separated from the host contract and accounted for as a derivative instrument pursuant to Statement of Financial Accounting Standards No. 133, with changes in fair value between reporting periods included in earnings. Accordingly, we recorded the commitment date fair value of such derivative liability totaling $332,500 as a derivative liability, with a corresponding decrease to additional paid-in capital (since we have no retained earnings) for the offsetting deemed dividend. We then revalued the conversion option at March 31, 2006 totaling $530,000, which is included in other liabilities in the condensed balance sheet. The increase in fair value between the commitment date of February 10, 2006 and March 31, 2006 totaling $197,500 was recorded as derivative liability expense in the condensed statements of operations.

Terms of Montgomery Convertible Debentures and Warrants.

     On June 13, 2006, we entered into and closed on a Securities Purchase Agreement with Montgomery Equity Partners, LP. Under this agreement, Montgomery agreed to purchase from us 12% convertible debentures in the aggregate principal amount of $1,200,000; they will mature on June 13, 2008. The debentures will be convertible from time to time into our common stock by Montgomery, at its sole option, into a price per shares of either:

     - $0.3155; or

     - 80% of the lowest closing bid price of our common stock, for the 5 trading days immediately preceding the conversion date.

     Beginning January 15, 2007, we are required to redeem the debentures at a rate of no less than $69,000 per month of any then outstanding principal balance plus a redemption premium equal to 20% of the principal amount being redeemed.

     We have an option to redeem a portion or all of the outstanding principle of the debentures prior to the maturity, upon 3 days advance written notice, provided that the closing bid price of our common stock is less than the fixed conversion price at the time of the redemption notice. In such circumstance, we would be required to pay an amount equal to the principal amount being redeemed plus a redemption premium equal to 20% of the principal amount being redeemed, and accrued interest.

     We granted Montgomery a subordinate priority security interest in certain of our assets pursuant to a Security Agreement, dated June 13, 2006.

     We received $600,000 upon closing, will receive another $300,000 one business day prior to the date a registration statement is filed, and will receive the final $300,000 one business day prior to the date a registration statement is declared effective by the Securities and Exchange Commission.

     Montgomery will not be able to convert the debentures and/or exercise the warrants into an amount that would result in the investor beneficially owning in excess of 4.99% of the outstanding shares of our common stock. Further, Montgomery agreed to limit its weekly debenture conversions to no more than $50,000 per week, unless this provision is waived by us. That limitation becomes void when our traded weighted dollar volume exceeds $400,000 for the previous week or the closing bid price of our common stock exceeds $0.4259.

     In this transaction, Montgomery also received three five-year warrants, all dated June 13, 2006, to purchase:

     - Class A warrant for 800,000 shares of common stock at an exercise price of $0.15;

     - Class B warrant for 800,000 shares at an exercise price of $0.35 per share; and

     - Class C warrant for 800,000 shares at an exercise price the lesser of $0.35 or 80% of the lowest closing bid price of our common stock per share as reported by Bloomberg L.P. for the 5 trading days prior to exercise of the warrant.

These warrants are exercisable on a cash basis provided we are not in default and the shares underlying the warrants are subject to an effective registration statement.

     We have paid to Montgomery 60,852 shares of our common stock as a loan commitment fee. In addition, we will pay the following under the Securities Purchase Agreement to Yorkville Advisors LLC (an affiliate of Montgomery):

     - commissions of 10% of the principal amount of the debenture, which is to be paid proportionally upon each disbursement;

     - a structuring fee of $10,000 directly from the initial proceeds;
       and

     - a non-refundable due diligence fee of $5,000.

     In connection with this transaction, we granted to Montgomery certain demand rights under a registration rights agreement, dated June 13, 2006, to the shares to be issued upon conversion of the debentures and the warrants.

     The parties also entered into a Pledge and Escrow Agreement, dated June 13, 2006, under which we agreed to irrevocably pledge to Montgomery 15,212,982 shares of the our common stock as security. This stock is to be held by an escrow agent (counsel for Montgomery) until the payment of all amounts due under the convertible debentures by repayment in accordance with their terms.

Sample Conversion Calculations.

Longview Convertible Notes.

     Our obligation to issue shares to Longview upon conversion of the convertible notes is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $2,515,381 in
principal amount of notes outstanding (except for the last $69,000 in notes) would be convertible into 11,179,471 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              25%                   Shares               Stock (1)
25%                     $0.225          0.169                      14,905,961            67.25%

50%                     $0.150          0.113                      22,358,942            75.49%

75%                     $0.075          0.056                      44,717,884            86.03%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     Our obligation to issue shares to Longview Fund, LP upon conversion of the $69,000 in convertible notes is essentially limitless. At 50% of the closing price of $0.30 as of July 20, 2006 ($0.15), the $69,000 in principal amount of notes outstanding would be convertible into 460,000 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              50%                   Shares               Stock (1)
25%                     $0.225          0.113                      613,333                7.79%

50%                     $0.150          0.075                      920,000               11.25%

75%                     $0.075          0.038                    1,840,000               20.22%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the convertible notes will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

Series B Convertible Preferred Stock.

     Our obligation to issue shares to the Divine investors upon conversion of the Series B preferred stock is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $250,000 in principal amount Series B preferred stock would be convertible into an aggregate 1,111,111 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the Series B preferred stock (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              25%                   Shares               Stock (1)
25%                     $0.225          0.169                      1,481,481               16.95%

50%                     $0.150          0.113                      2,222,222               23.44%

75%                     $0.075          0.056                      4,444,444               37.98%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     Our obligation to issue shares to Castellum upon conversion of the Series B preferred stock is essentially limitless. At 75% of the closing price of $0.30 as of July 20, 2006 ($0.225), the $290,000 in principal amount Series B preferred stock would be convertible into 1,288,889 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the Series B preferred stock (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              25%                   Shares               Stock (1)
25%                     $0.225          0.169                      1,718,519                19.14%

50%                     $0.150          0.113                      2,577,778                26.21%

75%                     $0.075          0.056                      5,155,556                41.53%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the Series B preferred stock will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

Montgomery Convertible Debentures.

Our obligation to issue shares to Montgomery upon conversion of the convertible debentures is essentially limitless. At 80% of the closing price of $0.30 as of July 20, 2006 ($0.24), the $1,200,000 in
principal amount of debentures that will be outstanding would be convertible into 5,000,000 shares of common stock. The following is an example of the amount of shares of our common stock that would be issuable upon conversion of the convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the closing price as of July 20, 2006 of $0.30 per share:



                        Price Per       With Discount at           Issuable          % of Outstanding
% Below Market            Share              20%                   Shares               Stock (1)
25%                     $0.225          0.180                      6,666,667               47.87%

50%                     $0.150          0.120                     10,000,000               57.94%

75%                     $0.075          0.060                     20,000,000               73.37%


(1) After the outstanding shares of 7,258,573 as of July 26, 2006 are added to the shares issued.

     As illustrated, the number of shares of common stock issuable upon conversion of the convertible debentures will increase if the market price of the stock declines, which may cause dilution to the existing stockholders.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     - through the writing of options on the shares;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.
We are required to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation
M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders is deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholders are contractually restricted from engaging in short sells. In addition, if such a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                LEGAL PROCEEDINGS

     We are not a party to any material pending legal proceedings, claims or assessments and, to the best of our knowledge, no such action by or against us has been threatened, except as follows:

     (a) On June 15, 2005, we were served with a summons from a third party in a matter entitled Leslie J. Bishop and Deborah J. Bishop v. Brian K. Corty and Candy M. Corty, Wireless Think Tank, Inc., and 5G Wireless Communications, Inc., New York Supreme Court (Chenango County). This action seeks actual damages in excess of $80,000 and punitive damages of $300,000 against a former employee of us for breach of a residential lease and damage to a residential property in 2001. The claim against us alleges that the former employee was a principal in Wireless ThinkTank (a wholly owned subsidiary of us) and conducted business from such residence.

     Management believes we have meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

     (b) On May 8, 2006 we were served with a summons in a matter entitled Brian Vallone and Anne Vallone v. 5G Wireless
Communications, Inc., California Superior Court (Orange County).
This action, which does not allege a damage amount, includes causes of action for breach of contract, negligent misrepresentation, and fraud, and is concerning equipment that was sold to a wireless internet provider in California for approximately $9,000 who claims that they were unable to generate fees for use and for advertising revenues.

     Management believes we have meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

                DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                         AND CONTROL PERSONS

Directors and Executive Officers.

     The names, ages, and respective positions of our directors and executive officers are set forth below. The directors named below will serve until the next annual meeting of stockholders or until their successors are duly elected and have qualified. Directors are elected for a term until the next annual stockholders' meeting. Officers hold their positions at the will of our board of directors, absent any employment agreement, of which none currently exist or are contemplated.

     There are no family relationships between any two or more of the directors or executive officers. There are no arrangements or understandings between any two or more of the directors or executive officers. There is no arrangement or understanding between any of the directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs. There are no other promoters or control persons of us. There are no legal proceedings involving our executive officers or directors. On March 27, 2006, our chief financial officer, Lawrence C. Early, accepted an offer of employment from another company and resigned this position, effective April 7, 2006.

Jerry Dix, President/Chief Executive Officer/Director.

     Mr. Dix, age 60, has been in the wireless industry since 1994 and was a pioneer in the pre-paid cellular industry with Globalwise Communications and Prepaid Technologies. In 1995, Dix and his partner launched PrePay Technologies, a wholly owned subsidiary of Globalwise Communications. PrePay Technologies was developed with proprietary technology that enabled PrePay Technology to deliver a prepaid wireless platform as a re-seller for AirTouch in San Diego, California. In 1996, Mr. Dix helped found Satellite Control Technologies, a publicly traded company with patented one and two-way paging technologies, where he worked until being named our president and chief executive officer in January 2002. Mr. Dix helped develop and launch the AlphaTrak locating and control system that utilizes this patented technology combined with GPS technology to locate assets in North America.

Don Boudewyn, Executive Vice President/Secretary/Treasurer/Director.

     Mr. Boudewyn, age 42, has been with us since January 2002, holding various positions including president and vice president of international sales. From October 1998 to October 2000, Mr. Boudewyn served as a major account executive and business development manager for Celterra Vancouver Ltd., where he was responsible for sales, marketing and business development strategies for a national fiber optic network. Prior to his experience in the communications arena, Mr. Boudewyn worked in real estate from July 1986 to October 1998.
He graduated from the British Columbia Institute of Technology with a Bachelor of Arts degree in sales and marketing management. He is also a graduate of the UCLA Director Training & Certification Program.

Phil E. Pearce, Director.

     Mr. Pearce, age 76, has been an independent business consultant with Phil E. Pearce & Associates and Chairman of Financial Express Corporation since 1990. Prior to this, Mr. Pearce was senior vice president and a director of E.F. Hutton (a public company), and was chairman of the board of governors of the National Association of Securities Dealers, where he was closely involved in the formation of the NASDAQ Stock Market. He had also been a governor of the New York Stock Exchange and a member of the Advisory Council to the Securities and Exchange Commission on the Institutional Study of the Stock Markets.

     Mr. Pearce also serves as an independent director of the following public companies:

     - April 1997 to present: Bravo Foods International Corporation, a beverage licensing and branding company.

     - December 2003 to present: Barrington Science, an in-vitro diagnostic company (chairman of the board).

     - December 2003 to September 2005: 360 Global Wine Company, a wine producing and distribution company.

     - October 2004 to October 2005: GoldSpring, Inc., a gold mining company.

     - February 2005 to present: Bronco Energy Fund, an energy investments company (primarily coal).

     Mr. Pearce is a graduate of the University of South Carolina and the Wharton School of Investment Banking at the University of Pennsylvania. He was appointed to our Board of Directors on October 4, 2004. Mr. Pearce formerly owned a 0.5% interest in Redwood Grove Capital Management, LLC that is the management company for the two of the Longview funds (which provided financing to us); he relinquished this interest on June 27, 2005.

Stanley A. Hirschman, Director.

     Mr. Hirschman, age 58, is president of CPointe Associates, Inc. (a private company), an executive management consulting firm that specializes in solutions for companies with emerging technology-based products and is well-versed in the challenges of regulated corporate governance. During the past five years, he has also served the following public companies: former chairman of Mustang Software and a former director of Imaging Diagnostic Systems, Inc. and ObjectSoft Corporation. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative resulting in the acquisition of this company by Quintus Corporation. Prior to establishing CPointe Associates in 1996, he was vice president of operations, Software Etc., Inc. (a public company), a 396-retail store software chain. He also held senior executive management positions with the following public companies: T.J. Maxx, Gap Stores and Banana Republic.

     Mr. Hirschman also serves as an independent director of the following public companies:

     - September 2000 to present: Bravo Foods International Corporation (chairman of the board).

     - October 2004 to present: GoldSpring, Inc.

     - February 2005 to present: Bronco Energy Fund.

     - May 2005 to present: Energy & Engine Technology, Inc., an auxiliary power unit manufacturer.

     - February 2006 to present: Oxford Media, Inc., a developer of digital entertainment systems.

     - March 2006 to present: Dalrada Financial Corp, an employer business solutions provider.

     Mr. Hirschman was appointed to our Board of Directors on September 23, 2004. He formerly owned a 0.5% interest in Redwood
Grove Capital Management, LLC, but relinquished this interest on June
27, 2005.

Murray H. Williams, Director.

     Mr. Williams, age 35, is the chief financial officer of Interactive Television Networks, Inc. ("ITVN"). ITVN was incorporated in April 2002 and became a publicly traded entity in June of 2003.
Mr. Williams began his employment at ITVN on June 3, 2005. ITVN is engaged in an Internet Protocol Television subscription based business that sells an Internet appliance that enables subscribers to view movies and television programs on their television that are delivered via the Internet using proprietary hardware and software. Prior to ITVN, Mr. Williams was a consultant and investor in numerous companies from September 2003 through June 2005. Prior to that, Mr. Williams was the co-founder of Brand Shopping Network, Inc., a shopping service that incorporated in 2001. Prior to Brands Shopping Network, Mr. Williams was one of the founding members of Buy.com, Inc. Between 1998 and 2001, he developed the finance, legal, business development and HR departments. Prior to joining Buy.com, he was employed with KPMG Peat Marwick, LLP from 1993 through 1998, and last served as a manager in their assurance practice. Mr. Williams managed a team of over 20 professionals specializing in financial services with an emphasis on public offerings, private financings and mergers/acquisitions. He was appointed to our Board of Directors on November 8, 2004.

Kirk Haney, Director.

     Mr. Haney, age 34, is the founder and chief executive officer of Cloud Break Ventures, LLC, a private investment firm focused on early stage private company and real estate investments. Prior to founding Cloud Break Ventures, Mr. Haney worked in Global Business Development for Cisco Systems, Inc. where he was instrumental in creating Cisco's global security sales strategy. In addition to leading several of Cisco's enterprise and advanced technology sales and engineering teams, he has also been an advisor to Cisco's Corporate Business Development team on various investment and acquisition candidates. Prior to his Cisco experience, which began in 1999, Mr. Haney held senior management positions in sales, marketing and business development for 3Com Corporation and ArrowPoint Communications (acquired by Cisco). He holds a Bachelor of Arts degree in political science from California State University, Long Beach, and an MBA degree from Pepperdine University. Mr. Haney was appointed to our Board of Directors on October 27, 2004.

Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) during fiscal 2005, and certain written representations from executive officers and directors, we are unaware of any required reports that were not timely filed.

Code of Ethics.

     We have adopted a code of ethics that applies to our board of directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics in general prohibits any officer, director or advisory person from acquiring any interest in any security which: we are considering a purchase or sale thereof, is being purchased or sold by us, or is being sold short by us. These persons are required to advise us in writing of his or her acquisition or sale of any such security.

Committees of our board of directors.

Audit Committee.

     Our audit committee consists of Messrs. Williams, Pearce, Hirschman, and Haney, all being independent directors. The audit committee has adopted a written charter. Mr. Williams has been designated the Audit Committee's "financial expert" in compliance with Item 401(h) of Regulation S-K.

     The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of our board of directors and report the result of their activities to the board. Such responsibilities include, but are limited to, the selection, and if necessary the replacement, of our independent auditors, review and discuss with such independent auditors (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including our system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in our annual report on Form 10-KSB.

     Our policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.
The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Nominating Committee.

     The members of our Nominating Committee are Messrs. Pearce and Hirschman, both independent directors. The Nominating Committee has responsibility to: (a) actively seek individuals qualified to become members of our board of directors; (b) from time to time recommend individuals for appointment as directors by our board of directors;
(c) set the number of directors that shall constitute the whole board of directors; (d) nominate directors for approval by stockholders at an annual meeting of stockholders or special meeting of stockholders;
(e) recommend to the full board of directors the establishment, charter and membership of the various committees of our board of directors; (f) annually evaluate the performance and function of this Nominating Committee; (g) acting with sole authority, retain and terminate any consulting or search firm to be used to identify director candidates, including the sole authority to approve the firm's fees and other retention terms; and (h) annually, review and update its own charter for consideration by our board of directors.

     The Nominating Committee does not have any policy with regard to the consideration of any director candidates recommended by security holders. Our board of directors feels that it is appropriate for us not to have such a policy since we will consider director candidates recommended by security holders anyway and will treat them the same as other recommendations for the board. Security holders wishing to submit such recommendation must put them in writing, addressed to our Secretary, Don Boudewyn.

     The Nominating Committee's process for identifying and evaluating nominees for director, including any recommended by security holders, involves reviewing recommendations among the members and interviewing certain prospective candidates. There are no differences between in the manner in which the committee evaluates nominees based on whether it is recommended by security holders or not.

Compensation Committee.

     Our Compensation Committee consists of Messrs. Williams, Pearce, Hirschman, and Haney, all independent directors. The Compensation Committee has responsibility with respect to reviewing and overseeing our compensation to our directors and officers, including the issuance of any stock to these individuals, reports the results of its activities to the full board of directors.

Governance Committee.

     The members of our Governance Committee are Messrs. Dix, Boudewyn, Pearce, and Hirschman, two of which are independent. The Governance Committee provides guidance and direction regarding our governance and operation, and assistance to our board of directors in fulfilling the board of director's responsibilities relating to good governance and management.

Investment Committee.

     The members of our Investment Committee are Messrs. Williams, Pearce, Hirschman, and Haney, all being independent directors of us. The Investment Committee has responsibility with respect to reviewing and overseeing our contemplated investments on behalf of our board of directors and reports the results of its activities to the full board of directors. The Investment Committee has the ultimate authority for and responsibility to evaluate and recommend investments.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT

     The following table sets forth information regarding the
beneficial ownership of our common stock as of July 26, 2006
(7,258,573 shares issued and outstanding (1)) (there is also outstanding as of that date: (a) 3,000,000 shares of Series A preferred stock, none of which is convertible before October 7, 2007; and (b) 540,000 shares of Series B preferred stock, all of which is currently convertible into shares of common stock) by: all stockholders known to us to be owners of more than 5% of our outstanding common stock; and all our officers and directors, individually and as a group:


Title of Class  Name and Address                Amount and Nature   Percent of
                of Beneficial Owner               of Beneficial      Class (3)
                                                     Owner (2)

Common Stock   Castellum Investments S.A.,        1,288,889 (4)       15.08%
               2 Belles Fontaines
               Cornaux, Switzerland

Common Stock   Irwin L. Rogers                      444,444 (5)        5.77%
               7207 Swift Lane
               Boise, Idaho 83704

Common Stock   Jerry Dix                            185,857 (6)        2.56%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   Don Boudewyn                         119,132 (7)        1.64%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   Phil E. Pearce                             0            0.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   Stanley A. Hirschman                       0            0.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   Murray H. Williams                         0            0.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   Kirk Haney                                 0            0.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Common Stock   All Directors and Executive          304,989            4.20%
               Officers as a Group
              (6 persons)

Series A
Preferred
Stock          Jerry Dix                         1,800,000            60.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Series A
Preferred
Stock          Don Boudewyn                      1,200,000            40.00%
               4136 Del Rey Avenue
               Marina del Rey, California
               90292

Series A
Preferred
Stock          All Directors and                 3,000,000 (7)       100.00%
               Executive Officers
               as a Group (2 persons)

(1) Reflects the 1 for 350 reverse split of our common stock that was effective on November 23, 2005.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(3) Applicable percentage ownership of common stock is based on 7,258,573 shares issued and outstanding as of July 26, 2006. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the Instructions to Item 403 of Regulation S-B, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock held by that person that are currently exercisable, or exercisable within 60 days, are included.

(4) Represents the shares underlying $290,000 in principal amount convertible Series B preferred stock based on a conversion price of $0.225 as of July 20, 2006. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Thomas Doering may be deemed a control person of the shares owned by this stockholder.

(5) Represents the shares underlying $100,000 in principal amount convertible Series B preferred stock based on a conversion price of $0.225 as of July 20, 2006. When this Series B preferred stock was issued in February 2006, based on the then higher conversion price, the percentage ownership was under 5%.

The Series B preferred stock is convertible into shares of our common stock at a conversion price equal to the lesser of: (i) if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the market or exchange on which the common stock is listed or quoted for trading or quotation on the date in question for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; (ii) if converted with the benefit of a registration statement, 85% of the lowest close bid of the common stock as reported by the trading market for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; and (iii) the face amount per share.

(6) All shares held by Jerry and Karen Dix, joint tenants with right of survivorship, except for 305 shares held by Market Force, Inc. of which Mr. Dix and Steven Lipman have shared voting and investment control. We previously issued 10,270 restricted shares of common stock to Mr. Dix for the accrued portion of salaries for the fourth quarter of fiscal 2004; these shares were returned to us on June 30, 2005 and cancelled due to rules that governed our then current status as a business development company.

(7) Of the total, 3,384 shares are held by Wireless Xstream Technologies Ltd., which is controlled by Mr. Boudewyn. We previously issued 5,530 restricted shares of common stock to Mr. Boudewyn for the accrued portion of salaries for the fourth quarter of fiscal 2004; these shares were returned to us on June 30, 2005 and cancelled due to rules that governed our then current status as a business development company.

(7) The Series A preferred stock, issued on October 7, 2004, is convertible after three years following its issuance, providing the holder is still employed by us. Each share of Series A Preferred Stock is convertible at the rate of 800 shares of common stock for each full share of convertible preferred stock. Under the terms of the certificate of designation governing these shares, the conversion ratio was not changed upon the reverse split of our common stock on November 23, 2005. There are no other plans or arrangements to issue any additional Series A Preferred Stock at this time.

                           DESCRIPTION OF SECURITIES

Common Stock.

     The securities being offered are shares of common stock. Our authorized capital includes 5,000,000,000 shares of common stock, $0.001 par value per share. The holders of common stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our board of directors;

     - are entitled to share ratably in all of our assets available for distribution upon winding up of our affairs; and

     - are entitled to one cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The shares of common stock do not have any of the following rights:

      - special voting rights;

      - preference as to dividends or interest;

      - preemptive rights to purchase in new issues of Shares;

     - preference upon liquidation; or

     - any other special rights or preferences.

     In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

Preferred Stock.

     Our authorized capital stock also includes preferred stock.
Common stock underlying Series B preferred stock is being registered in this offering.

Series A.

     We have 3,000,000 shares of Series A preferred stock authorized. On October 6, 2004 our Compensation Committee granted and we issued Series convertible preferred stock to Mr. Dix and Mr. Boudewyn totaling 3,000,000. Each share of Series A is convertible at the rate of 800 shares of common stock for each full share of Series A). Under the terms of the certificate of designation governing these shares, the conversion ratio was not changed upon the reverse split of our common stock on November 23, 2005.

     Each share of outstanding Series A entitles the holder thereof to vote on each matter submitted to a vote of our stockholders and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series A is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Therefore, each shares of Series A has 800 votes on any matter put forth to our common stockholders. The Series A are convertible after three years from issuance.

     A third party conducted an evaluation prior to the issuance and concluded that the value of the preferred shares was $200,000, $33,334 and $50,000 of which was expensed for the years ended
December 31, 2005 and 2004. The difference of $116,666 is carried as unearned compensation in the consolidated statement of stockholders' deficit.

Series B.

     We are authorized to issue up to 5,000,000 shares of Series B convertible preferred stock. This stock is convertible into common stock upon various events including, change of control of us.

     Each share of the Series B is convertible at a per share conversion price equal to the lesser of: if converted without benefit of a registration statement, the conversion price will be equal to 75% of the lowest close bid of the common stock as reported by the Over the Counter Bulletin Board for the twenty trading days preceding the conversion date for each full share of Series B held; if converted with the benefit of a registration statement, the conversion price will be equal to 85% of the lowest close bid of the common stock as reported by the Over the Counter Bulletin Board for the twenty trading days preceding the conversion date for each full share of Series B held; or $1.00 (subject to adjustment as appropriate in the event of recapitalizations, reclassifications stock splits, stock dividends, divisions of shares and similar events).

     Except as otherwise required by law, each share of outstanding Series B entitles the holder thereof to vote on each matter submitted to a vote of our stockholders and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series B is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by the Certificate of Designation for the Series B, the holders of shares of common stock and Series B are to vote together and not as separate classes.

     Additionally, the Series B designation document includes the following provisions:

     - 10% cumulative preferred dividends shall accrue and accumulate on a quarterly basis at $0.10 per share per annum, payable upon any conversion for each share, and within 30 days following March 31, June 30, September 30 and December 31 of each year.

     - Provided that, and only to the extent that, we have a sufficient number of shares of authorized but unissued and unreserved common stock available to issue upon conversion, each share of Series B shall be convertible at the option of the holder.

     - In the event we are prohibited from issuing shares of common stock upon conversion of the Series B, then at the holder's election, we must pay to the holder, an amount in cash determined by multiplying the unconverted face amount, together with accrued but unpaid dividends thereon, of the amount of shares of convertible preferred stock designated by the holder for mandatory redemption by 110%.

     - In the event we are prohibited from issuing shares of common stock upon conversion of the Series B, then at the holder's election, we must pay to the holder within 10 business days after request by the holder, that sum of money determined by multiplying the unconverted face amount, together with accrued but unpaid dividends thereon, of the amount of shares of Series B designated by the holder for mandatory redemption by 110%.

Dividends.

     We do currently intend to pay cash dividends. Because we do not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of our success.

     A distribution of revenues will be made only when, in the judgment of our board of directors, it is in the best interest of our stockholders to do so. The board of directors will review, among other things, our financial status and any future cash needs in making its decision.

Transfer Agent.

     We have engaged the services of Worldwide Stock Transfer, LLC, 885 Queen Anne Road, Teaneck, New Jersey 07666, to act as transfer agent and registrar.

                 INTEREST OF NAMED EXPERTS AND COUNSEL

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of us.

     Brian F. Faulkner, A Professional Law Corporation, counsel for us as giving an opinion on the validity of the securities being registered, has previously received shares of common stock pursuant to our Non-Employee Directors and Consultants Retainer Stock Plan, as amended, under Form S-8's in exchange for legal services previously rendered to us under attorney-client contracts. These legal services consist of advice and preparation work in connection with our reports filed under the Securities Exchange Act of 1934, and other general corporate and securities work for us. No such shares were issued in connection with the work performed in connection with this registration statement.

   DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

     The following is a summary of the relevant provisions in the articles of incorporation, bylaws, and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in such documents.

Limitation of Liability.

Articles of Incorporation and Bylaws.

     There are no provisions in our bylaws with regard to liability of a director. Our articles of incorporation provide that to the fullest extent permitted by the Nevada laws, our officers and directors will not be personally liable to us or our stockholders for monetary damages for any action taken or any failure to take any action, as an officer or director.

Nevada Revised Statutes.

     Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Indemnification.

Articles of Incorporation and Bylaws.

     There are no provisions in the articles of incorporation with regard to indemnification. Our bylaws provide that we will indemnify to the fullest extent permitted by law each person that such law grants us the power to indemnify. The amount of indemnity to which any officer or any director may be entitled is to be fixed by board of directors, except that in any case in which there is no disinterested majority of the board of directors available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Nevada Revised Statutes.

     Nevada laws also provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     - has exercised his powers in good faith and with a view to the interests of the corporation; or

     - acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Any discretionary indemnification, unless ordered by a court or advanced, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     - by the stockholders;

     - by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Undertaking.

We undertakes the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF BUSINESS

Corporate History.

     We were incorporated as Tesmark, Inc. in September 1979. In November 1998, we changed our state of incorporation from Idaho to Nevada and in January 2001 changed our name to 5G Wireless Communications, Inc. In March 2001, we acquired 5G Partners, a Canadian partnership, and changed our business to provide wireless technology systems through high speed Internet access and data transport systems. In April 2002, we acquired Wireless Think Tank, Inc., a developer of high-speed long distance wireless technologies. In July 2003, we shifted our strategy from that of a service provider to an equipment manufacturer.

     On January 21, 2003, our articles of incorporation were amended to do the following: (a) increase our authorized shares of common stock to 800,000,000; (b) in the future, an increase in our authorized capital stock can be approved by our board of directors without stockholder consent; and (c) in the future, a decrease in our issued and outstanding common stock (a reverse split) can be approved by our board of directors without stockholder consent. Effective on September 16, 2004, we further amended our articles of incorporation to increase the number of authorized shares of common stock from 800,000,000 to 5,000,000,000.

     On October 19, 2004, we elected, by the filing of a Form N-54A with the U.S. Securities and Exchange Commission, to be regulated as a business development company under the Investment Company Act of 1940. On December 31, 2004, we transferred certain assets and certain liabilities of 5G Wireless Communications, Inc. into 5G Wireless Solutions, Inc. in exchange for 100% of the outstanding shares of this company's common stock.

     On June 3, 2005, our board of directors unanimously determined that it would be in our best interests and our stockholders to seek stockholder approval on certain matters. Pursuant to a definitive
Schedule 14A proxy statement filed with the Securities and Exchange Commission on September 19, 2005, we sought approval from the stockholders, at the annual stockholder's meeting scheduled for October 20, 2005, for the following (among other things): to terminate our status as a business development company under the Investment Company Act of 1940 and to file a Form N-54C with the Securities and Exchange Commission to terminate this status; and to file a new registration statement with the Securities and Exchange Commission. On October 20, 2005, our stockholders approved those items, among other things.

     On November 3, 2005, our board of directors approved a 1 for 350 reverse stock split of our common stock. Common shares outstanding prior to and after the reverse stock split totaled 1,169,494,405 and 3,341,419 shares, respectively. The November 23, 2005 reverse stock split has been retroactively reflected in the accompanying financial statements for all periods presented. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and convertible notes payable, refer to post-split shares.

     On January 19, 2006, 5G Wireless Solutions, Inc. was merged with and into 5G Wireless Communications, Inc.

Our Business.

Technology.

     We are a developer and manufacturer of wireless broadband communications equipment operating on the 802.11a/b/g protocols. The term "Wi-Fi" is a commonly used term that has come to stand for 'Wireless Fidelity' and is based on the Institute of Electrical and Electronics Engineers ("IEEE") 802.11 standard. Wi-Fi is an radio frequency signal based on the IEEE 802.11 standard and is capable of transmitting and receiving signals to most Wi-Fi enabled laptops and other Wi-Fi enabled devices up to 800 meters. It uses spread spectrum multiple access that supports high data rates with very low latency, over a distributed all-IP wireless network that can penetrate walls and associated structures. Wi-Fi shares the unregulated, 2.4 GHz radio spectrum along with other common wireless devices including cordless phones and baby monitors. Wi-Fi is primarily meant for use in a local area wireless network and for Internet access. As an alternative to current wire line broadband, Wi-Fi offers the opportunity of relatively inexpensive, mobile Internet access.

     Our products (base stations) are used to transmit and receive wireless signals to and from other wireless devices, typically laptop computers or personal digital assistants. The base stations conform to the predominant industry standard for wireless networks: IEEE
802.11. The 802.11 standard, and all its associated standards (e.g., 802.11a, 802.11b, etc.), form the "rules" by which compliant wireless devices can communicate. In this manner, all devices that follow these rules can communicate with each other, without the need for interoperability testing.

     There are several merchant suppliers of 802.11 compliant semiconductor chips that form the basis of our finished products. We combine these semiconductor chips with off-the-shelf electronic hardware (including amplifiers, antennas, cables, filters and power supplies) and in-house customized software to produce the finished products.

Products.

     Our family of indoor and outdoor wireless base stations is built on two basic building block products: a 120 degree outdoor sector base station and an 18 degree indoor base station.

     By combining the outdoor sector base stations, three separate products emerge: a 120 degree sector base station, a 240 degree sector base station and a 360 degree sector base station. Multiples of these base stations in some combination are deployed from towers or the roofs of tall buildings to provide outdoor wireless coverage to large areas like campuses and municipalities.

     By combining indoor base stations, two separate products emerge: an 18 degree indoor base station and a 36 degree indoor base station. These 18 degree and 36 degree indoor base stations are combined to provide indoor wireless coverage to large buildings, as is typically found on a college campus.

Competitive Advantage.

     The 802.11 standards, along with FCC rules (like Title 47 of the Code of Federal Regulations, Part 15) that specify maximum transmit power imply a limit as to the effective wireless range of a compliant base station. Since it is expensive to wirelessly cover a large outdoor area like a campus or municipality, there is a strong incentive to maximize the wireless range of a base station.

     Through a proprietary combination of the industry-standard
802.11 chips, off-the-shelf electronic hardware and in-house customized software, we have developed what we believe is the optimal system design for maximizing the range of wireless networking equipment. With this trade-secret system design, we believe we have positioned ourselves at the forefront of the emerging wireless wide area network marketplace for the following reasons:

     - We believe we are the first to market this "optimal" design for maximum range, and while others may, through extensive research and development, ultimately develop a similarly performing design.

     - Total cost of ownership is or will be the driving factor in rolling out new campus and municipal wireless networks.

     - Total cost of ownership depends more on operating expense than the cost of the base stations.

     - Operating expense is a direct function of the number of base stations.

     - Maximizing the range of the base station reduces the number required thereby minimizing total cost of ownership.

     - We believe our base station is better suited to wirelessly cover campuses and municipalities compared to the other approaches being utilized today.

     - Mesh networks suffer from serious bandwidth degradation problems that limits their use to only low-bandwidth applications.

     - Mesh networks require many more base stations, which makes them higher in Total cost of ownership.

     Our intellectual property combines hardware design and modifications to the radio frequency software that enables us to extend range and throughputs. We plan to maintain this intellectual by limiting individuals within the organization from having access to these codes and will not allow any third party to have access to the base codes or hardware configurations.

     Our strategy is to secure a leadership position as a broadband wireless equipment provider to the university campus and small to midsize citywide markets, while maximizing profits based on superior gross margins and low overhead costs. Critical to our success in this market is our advantage over competitive Wi-Fi equipment providers that require an excessive number of access points to provide wireless coverage in any given area. It has been repeatedly demonstrated that our "Access Not Excess" approach allows one of our rooftop base stations to replace up to 25 standard access points, thus offering a client considerable cost savings. These savings occur not only on the front end, in terms of reduced capital hardware expenses, but moreover, in terms of ongoing operating expenses as less equipment requires less ongoing maintenance and network administration. This formula: Total cost of ownership = capital expenses + operating expenses is the basis of our value proposition: significantly increased performance at the lowest possible total cost of ownership. This is quickly becoming the key consideration in the strategic deployment of the wireless experience.

Market Overview.

     Estimated worldwide shipments of wireless local area network equipment products increased 6% in 2005 to total $5.2 billion and are expected to increase to $5.9 billion in 2006 despite a 23% average drop in selling price.

     Consumers and enterprises continue to redefine their levels of connectivity and interactivity while elevating their expectations for wireless Internet access. This demand is being met on university campuses, where roughly 90% have experimented with some type of fragmentary wireless hotspot. The campus market is now moving to a "campus-wide" approach, and our equipment offers a superior, low-cost solution. These campuses that have used competitive equipment usually express dissatisfaction with the number of access points required and the difficulty maintaining them, which provides a receptive audience for our rooftop base station solution.

     The municipal market is accelerating rapidly. Large cities such as Philadelphia and San Francisco have announced plans for citywide networks, which has driven awareness of the phenomenon nationwide, we intend to focus on the small to mid-size city markets to avoid the political complications, and long lead time, inherent in major metro installations. This is also a logical fit with our technology approach as large campuses resemble small cities, and small cities resemble big campuses. Other growth industries for wireless broadband include healthcare, recreation, shipping, and international, and we have proven installations in each. The international market is particularly lucrative as many third world nations are now rapidly progressing toward the need for citywide network infrastructures, and can dispense with both telephone and cable wire line networks and advance directly to a wireless approach.

     We intend to target the following markets:

Market                              Solution
Universities and
Corporate Campuses                  The solution can replace lines with
                                    direct and secure wireless
                                    connections, which can provide
                                    always-on roaming capabilities
                                    around the campus, with Internet
                                    access-control managed at the
                                    classroom or office level.  In
                                    addition, with our access points
                                    the wireless connection can cover
                                    multiple campuses in the same city
                                    and allow individual end-users to
                                    stay connected while off campus.

Municipalities                      The solution can provide a network
                                    covering over six mile point-to-
                                    point shots that meet the security
                                    requirements critical for the
                                    passage of government and police
                                    documents between departments,
                                    stations and substations.

Government & Military               The solutions create a private
                                    network designed to be able to
                                    handle highly sensitive data
                                    including surveillance camera, full
                                    motion video, remote censoring, etc.

Wireless ISP                        The solution delivers one of the
                                    fastest returns on investment for
                                    the Internet Service Providers. The
                                    solution virtually eliminates the
                                    need for multiple towers and
                                    connectivity by covering areas as
                                    large as 10 square miles which can
                                    support a large number of
                                    concurrent users per access point,
                                    while servicing clients with
                                    greater throughputs and quality of
                                    service than traditional wireless
                                    solutions.

Distribution Channel Strategy.

     Currently, we service clients through a two-tier distribution model - both original equipment manufacturer and resale. In addition to having an original equipment manufacturer, the majority of the current sales have been through direct sales, which are mostly from domestic sources. We anticipate that we will grow our sales through our value added resellers and distribution channels.

     Select international accounts will lead the way to greater expansion overseas as it progresses. Additionally, we expect that we will have a number of value added reseller relationships that will continue to grow as more value added resellers learn about our technology.

Sales and Marketing.

     We currently sell our products through a team of salaried employees, third party value added reseller, and the efforts of our corporate officers. Our average sales cycle exceeds six months from the time of initial contact to shipment of products. In an effort to improve sales, we are looking to add independent sales representatives and/or agencies that are compensated on a commission basis.

     We market our products to colleges, universities, governmental entities, commercial enterprises and systems integrators via direct mail, telemarketing, direct sales, distributors and value added resellers throughout the United States, Canada, Africa and several other countries.

     For fiscal 2005, campus environment, such as universities and municipalities, represented 52% of our business, while 48% was through value added resellers and wireless Internet service providers. For fiscal 2006 to date, educational represented 34% of total business, Internet service providers 41%, and the international market 28%.

     As we are developing our platform, our technology and field services partners will be a part of our sales and marketing effort, as the coordination of network design, field deployment and ongoing service support requires appropriate teaming arrangements for high quality design, installation and ongoing service support.

     As many of our customers are established colleges and universities, we expect our sales force to attend and participate in industry associations and trade shows to support and supplement our sales and marketing activity.

Major Customers.

     During 2004, we had no material customers that accounted for more than 10% of revenues. During 2005, there were two customers that accounted for more than 10% of revenues: SRS (10%) and IAMA (30%). These two customers closed operations unexpectedly in mid-2005. Major customers in 2006 include Westchester Community College and Denison University, which represents approximately 75% of sales year to date.

Research and Development.

     We have defined a robust roadmap for the development of additional products intended to enhance network performance, decrease product costs, improve manufacturing, analyze outsource options, and expand the range of customer applications. This includes refined and completely new access point and client premise equipment designs that complement current products. It also includes new antenna designs that could open up new markets for us.

     All developed products and projects must meet a minimum return
on investment in order to be considered for development.   We believe
this will help to ensure that it is utilizing resources correctly, that assets are being deployed properly, and that all projects ultimately add stockholder value. Areas of positive return on investment development include:

     - A less expensive, yet high-performance client premise equipment device designed for wireless Internet service provider applications and other requirements for extending the range of a PC laptop.

     - Base stations that operate at various frequencies along the spread spectrum within legal limits.

     - IEEE 802.16 products that have a variety of applications including backhauling and mobility, etc.

     - Public safety and homeland security applications designed to serve the needs of police, fire and other emergency vehicles and field operators.

     For the fiscal years 2005 and 2004, all internal research and development costs were charged to expense as incurred. Research and development costs for the years ended December 31, 2005 and 2004 were $209,543 and $9,867, respectively. During the three months ended March 31, 2006,

Competition.

     We operate in the highly competitive communications equipment market. We expect to compete primarily on the basis of our fixed wireless equipment portfolio, experience and technical skills, competitive pricing model, service quality, reliability and deployment speed.

     Our principal competitors are other equipment manufacturers that utilize fixed wireless technology, including Cisco Systems Inc. and Tropos Networks, Inc. Cisco currently possesses approximately 60% of the wireless equipment market for colleges and universities, while Tropos Networks, Inc. has a lead in the municipal market with more than 150 customers and 90 value added resellers throughout the world. Cisco Systems, Inc. and Tropos Networks, Inc. both utilize a dense access point deployment or mesh network architecture. There are approximately 8 other major competitors; some of these include: Belair and Strix offering mesh network solutions across a broad range of vertical markets, Terrabeam and Aruba providing base station equipment approaches similar to ours, Airespace (now Cisco), Meru and Colubris all offering integrated dense access point deployment architecture coupled with a variety of service to comprise an enterprise solution. There is a relatively high cost of entry into this space given the need for proof of reliability and the long lead-time associated with establishing brand awareness through marketing communications. To date, we have not encountered any barriers to competition imposed by the practices of any of our competitors such as, for example, exclusivity agreements with our potential customer base.

     Many of our competitors have longer operating histories, long-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we do and, as a result, may have substantial competitive advantages over us. Additionally, market perceptions as to reliability and security for the relatively early-stage fixed wireless networks as compared to copper or fiber networks provide us with additional marketing challenges. We may not be able to exploit new or emerging technologies or adapt to changes in customer requirements more quickly than these competitors, or devote the necessary resources to the marketing and sale of our products.

     We believe that the market for broadband communication equipment is likely to remain highly competitive, and will continue to be characterized by new and potentially disruptive technology introduction, shrinking per-customer revenues, and fiercely competitive pricing.

Regulation.

     Internet-based communication equipment makers generally are not subject to federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market, which could reduce demand for our products, increase our operating expenses or increase our litigation costs.

Employees.

     We have 15 full-time employees, and three contractors. We believe that our relationship with employees is satisfactory. We have not suffered any labor problems during the last two years.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with, the audited financial statements and related notes included elsewhere in this prospectus, which have been prepared in accordance with accounting principles generally accepted in the United States.

Overview.

     We are a developer and manufacturer of wireless broadband communications equipment operating on the 802.11a/b/g protocol. Our principal markets are universities and municipalities.

     We have focused on the marketing and sales of our innovative wireless solutions to large campus & enterprise wide-area-networks and citywide wide-area-networks. In addition to manufacturing the existing product line, we have focused on developing new solutions that create larger and more efficient wireless networks.

     We market and sell both outdoor and indoor Wi-Fi wireless radio systems that, because of their distance and user capacity, can be used in both wireless local area network and wide area network applications. The outdoor products can be configured in point-to-point or point-to-multipoint networks that can reach distances of eight miles or more in fixed wireless configurations or up to one mile in roaming scenarios using laptops with off-the-shelf Wi-Fi cards. We believe our antenna design and wireless packet switching allows our systems to more readily penetrate buildings and trees than competitors, and to accommodate up to 1,000 user associations. The indoor product shares many of the same characteristics and strengths as the outdoor product, including user capacity and penetration of objects, but is designed to utilize less power, at a lower cost and for indoor distances up to 1,000 feet depending upon the structure.

     Both our outdoor and indoor products provide strong security at both the hardware and software levels, can transmit voice, data, and video at multi-megabit speeds, and can work together seamlessly in wireless networks with each other or with other common wireless network equipment. Because of these advantages, we believe our products enable customers to combine wireless networks with fewer components that cost less, perform better and potentially provide a faster return on invested capital. We have devoted substantial resources to the build out of our networks and product research and development with limited resources applied to our marketing programs.

     We have historically experienced operating losses and negative cash flow. We expect that these operating losses and negative cash flows may continue through additional periods. In addition, we have only a limited record of revenue-producing operations and there is only a limited operating history upon which to base an assumption that we will be able to achieve our business plans.

Results of Operations.

Three Months Ended March 31, 2006 Compared to Three Months Ended
March 31, 2005.

Revenue.

     Revenue from the sales of equipment and support services increased by $209,100 or approximately 100% for the three months ended March 31, 2006 to $209,100 as compared to $0 for the three months ended March 31, 2005. The increase in revenue was primarily attributable to sales of wireless equipment in the university campus marketplace as opposed to the comparison period in which we were a business development company and did not record any revenue. We expect to continue the current strategy as more university campuses look to upgrade their network infrastructure.

Cost of Revenues.

     Total cost of revenues increased by $112,474 or approximately 100%, from $0 for the three months ended March 31, 2005 to $112,474 for the three months ended March 31, 2006. The increase was principally due to the increase in sales partially offset by economies of scale due to greater buying power in our supply chain and our ability to maintain pricing in the marketplace as opposed to the comparison period in which we were a business development company and did not record any revenue or related cost of revenues. We expect we will continue the current strategy in the future.

Operating Expenses.

     Total operating expenses increased by $397,449, or approximately 74%, from $536,353 for the three months ended March 31, 2005 to $933,802 for the three months ended March 31, 2006. The increase is principally attributable to increased headcount, and increased use of outside law firms and consultants during the financing process. As management continues to focus on operations operating expenses are expected to increase in 2006.

Interest Expense.

     Interest expense increased by $137,721, or approximately 31%, from $440,353 for the three months ended March 31, 2005 to $578,074 for the three months ended March 31, 2006.

     Ongoing amortization of beneficial conversion features and other debt discounts on the notes will decline in the year 2006 and beyond as the notes reach maturity. Interest expense for the year 2006 will be significantly higher than in prior years as a result of the liquidated damages provisions associated with the Longview notes that accrue at the rate of approximately $53,220 per month until such time as an effective registration statement is on file with the Securities and Exchange Commission.

     Costs recorded as interest expense primarily consist of the amortization of the beneficial conversion feature of the convertible notes issued by us in the years 2003, 2004, 2005 and 2006. Due to the short-term nature of the convertible notes entered into with the Longview funds, a portion of the expense associated with the beneficial conversion feature and other debt discount attributed to their notes was recognized in the year 2005 and substantially all of the remaining unamortized discounts on such notes are expected to be fully expensed during 2006.

Derivative Expense.

     We evaluate freestanding instruments (or embedded derivatives) indexed to our common stock to properly classify such instruments within equity or as liabilities in our financial statements. Our policy is to settle instruments indexed to its common shares on a first-in-first-out basis. We account for the effects of registration rights and related liquidated damages. Liquidated damages payable in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. We account for certain embedded conversion features and free-standing warrants, which require corresponding recognition of liabilities associated with such derivatives at their fair values and changes in fair values to be charged to earnings. We incurred total derivative expenses of $703,000 for the three months ended March 31, 2006 in connection with the $3,300,000 in principal amount Longview notes and associated warrants, and the Series B preferred stock issued in February 2006. We did not account for such expenses in the same period of the prior year.

Net Loss.

     Net loss increased by $1,142,264, or approximately 117%, from a net loss of $976,706 for the three months ended March 31, 2005 to a net loss of $2,118,970 for the three months ended March 31, 2006.
The increased net loss is attributable to higher salaries and related cost along with increased interest expense. The net loss for the year 2006 and beyond is anticipated to decline as sales increase without a corresponding increase in operating expenses and a reduction in interest expense.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004.

Revenue.

     Revenue from continuing operations increased by $967,482, or approximately 148%, from $651,450 for the year ended December 31, 2004 to $1,618,932 for the year ended December 31, 2005. The increase in revenue was primarily attributable to sales of wireless equipment in the university campus market place. We expect these trends to continue as more university campuses look to upgrade their network infrastructure.

Cost of Revenue.

     Total cost of revenue increased by $137,392, or approximately 69%, from $199,611 for the year ended December 31, 2004 to $337,003 for the year ended December 31, 2005. The increase was principally due to the increase in sales partially offset by economies of scale due to greater buying power in our supply chain and our ability to maintain pricing in the marketplace. We believe this trend will continue in the future

Operating Expenses.

     Total operating expenses decreased by $1,136,203, or approximately 24%, from $4,704,579 for the year ended December 31, 2004 to $3,568,376 for the year ended December 31, 2005. The decrease is principally attributable to reduced headcount, lesser use of outside consultants and reducing the number of outside law firms from six to two. As management continues to focus on operations by "doing more with less," operating expenses are expected to decrease in 2006.

     Recognized within operating expenses for the year ended December 31, 2005 is more than $775,000 of bad debt related the write-off accounts receivable. This amount consists principally of approximately $630,000 in uncollectible receivables from our two largest customers, SRS and IAMA, both of which unexpectedly closed operations in 2005. Overall, SRS and IAMA comprised approximately 40% of our total revenue for the year 2005. The sales complied with our revenue recognition policy and at the time of sale collectibility was highly probable.

Interest Expense.

     Interest expense increased by $958,887, or approximately 130%, from $736,460 at the year ended December 31, 2004 to $1,695,347 for the year ended December 31, 2005. Ongoing amortization of beneficial conversion features and other debt discounts on the notes will decline in the year 2006 and beyond as the notes reach maturity. Interest expense for the year 2006 will be significantly higher than in prior years as a result of the liquidated damages provisions associated with the Longview notes that accrue at the rate of approximately $53,000 per month until such time as an effective registration statement is on file with the Securities and Exchange Commission.

     Costs recorded as interest expense primarily consist of the amortization of the beneficial conversion feature of the convertible notes issued by us in the years 2003, 2004 and 2005. Due to the short-term nature of the convertible notes entered into with the Longview funds, a portion of the expense associated with the beneficial conversion feature and other debt discount attributed to their notes was recognized in the year 2005 and substantially all of the remaining unamortized discounts on such notes are expected to be fully expensed during 2006.

Net Loss.

     Net loss decreased by $964,188, or approximately 19%, from a net loss of $4,989,200 for the year ended December 31, 2004 to a net loss of $4,025,012 for the year ended December 31, 2005. The decreased net loss is attributable to higher sales and lower operating expenses. The net loss for the year 2006 and beyond is anticipated to continue to decline as sales increase without a corresponding increase in operating expenses and a reduction in beneficial conversion feature amortization expense.

Factors That May Affect Our Operating Results.

     Our operating results can vary significantly depending upon a number of factors, many of which are outside our control. General factors that may affect our operating results include:

     - market acceptance of and changes in demand for products;

     - a small number of customers account for, and may in future periods account for, substantial portions of our revenue, our revenue could decline because of delays of customer orders or the failure to retain customers;

     - gain or loss of clients or strategic relationships;

     - announcement or introduction of new products by us or by our competitors;

     - the ability to build brand recognition;

     - timing of sales to customers;

     - price competition;

     - the ability to upgrade and develop systems and infrastructure to accommodate growth;

     - the ability to attract and integrate new personnel in a timely and effective manner;

     - the ability to introduce and market products in accordance with market demand;

     - changes in governmental regulation;

     - reduction in or delay of capital spending by clients due to the effects of terrorism, war and political instability; and

     - general economic conditions.

     We believe that our planned growth and profitability will depend in large part on the ability to promote our products, gain clients and expand our relationship with current clients. Accordingly, we intend to invest in marketing, strategic partnerships, and development of our customer base. If we are not successful in promoting our products and expanding our customer base, this may have a material adverse effect on our financial condition and our ability to continue to operate our business.

Operating Activities.

     The net cash used in operating activities was $288,336 for the quarter ended March 31, 2006 compared to $429,830 for the quarter ended March 31, 2005, a decrease of $141,494 or approximately 33%. This decrease is attributed primarily to the increase in salaries and related expense.

     The net cash used in operating activities was $1,866,970 for the year ended December 31, 2005 compared to $2,335,904 for the year ended December 31, 2004, a decrease of $468,934 or approximately 20%. This decrease is attributed primarily to the decrease in our net loss of approximately $800,000 partially offset by an increase of approximately $700,000 of amortization of beneficial conversion feature (and other debt discount) and the increase in other liabilities.

Investing Activities.

     Net cash provided by investing activities was $18,635 during the three months ended March 31, 2006 as compared to net cash used in investing activities of $378,441 during the three months ended March 31, 2005, a change of $397,076, or approximately 105%. This change was the result of lower testing equipment purchases related to research and development activities partially offset by increased spending on software license to support sales and finance activities.

     Net cash used in investing activities decreased to $45,844 during the year ended December 31, 2005 as compared to $100,356 during the year ended December 31, 2004, a decrease of $54,512, or approximately 54%. This decrease was the result of lower testing equipment purchases related to research and development activities partially offset by increased spending on software license to support sales and finance activities.

Liquidity and Capital Resources.

General Discussion.

     Our current liabilities totaled $4,378,815 at March 31, 2006, and current assets totaled $349,641, resulting in a working capital
deficit of $4,029,174 at March 31, 2006.   At March 31, 2006, our
assets consisted primarily of net accounts receivable of $228,441 and inventory of $118,216. The cash balance was $984.

     Our current liabilities totaled $2,793,199 and $1,760,936 at December 31, 2005 and 2004, respectively, and current assets totaled $551,360 and $1,020,731 as of those dates, respectively. This resulted in working capital deficits of $2,241,839 and $740,205 at December 31, 2005 and 2004, respectively. The increase in current liabilities is primarily due to ongoing financing of us through the issuance of convertible notes. The decrease in current assets is primarily due to the use of cash to fund ongoing product development and operations. At December 31, 2005, our assets consisted primarily of net accounts receivable totaling $328,897, of inventory of $120,481, and cash of $85,357.

     We incurred a net loss of $2,118,970 for the three months ended March 31, 2006. We had an accumulated deficit of $24,903,637 as of that date.

     During the years ended December 31, 2005 and 2004, we incurred losses of $4,025,012 and $4,989,200, respectively. We had an accumulated deficit of $22,784,667 as of December 31, 2005.

     The above factors raise substantial doubt as to our ability to continue as a going concern. Our current cash flow from operations will not be sufficient to maintain our capital requirements for the next twelve months. Accordingly, implementation of our business plans will depend upon our ability to raise additional funds through bank borrowings and equity or debt financing. We estimate that we will need to raise up to $5,000,000 over the next twelve months for such purposes.

     The accompanying financial statements have been prepared assuming that we continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business assuming we will continue as a going concern. However, our ability to continue as a going concern on a longer-term basis will be dependent upon our ability to generate sufficient cash flow from operations to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and ultimately attain profitability.

     We have been successful in obtaining the required cash resources through private placements, convertible notes and notes payable to service our operations during 2005 and the first quarter of 2006. Financing activities provided cash of $1,261,267 for the year ended December 31, 2005 through the issuance of convertible notes. Our net cash provided by financing activities for the three months ended March 31, 2006 was $185,328, which resulted from the net proceeds from the sale of the Series B preferred stock during that period.

     Management plans to continue raising additional capital through a variety of fund raising methods during the remainder of 2006 and to pursue all available financing alternatives in this regard. Management may also consider a variety of potential partnership or strategic alliances to strengthen our financial position. Whereas we have been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to it and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern.

     If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of our planned product development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require it to:

     - curtail operations significantly;

     - sell significant assets;

     - seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to products, technologies or markets; or

     - explore other strategic alternatives including a merger or sale of us.

     To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuing stock in lieu of cash, which may also result in dilution to existing stockholders.

Montgomery Equity Partners.

     On June 13, 2006, we entered into and closed on a Securities Purchase Agreement with Montgomery Equity Partners, LP. Under this agreement, Montgomery agreed to purchase from us 12% convertible debentures in the aggregate principal amount of $1,200,000; they will mature on June 13, 2008. The debentures will be convertible from time to time into our common stock by Montgomery at the price per share, in its option, of either $0.3155 or 80% of the lowest closing bid price of our common stock, for the 5 trading days immediately preceding the conversion date. We received $600,000 upon closing, will receive another $300,000 one business day prior to the date a registration statement is filed, and we will receive the final $300,000 one business day prior to the date a registration statement is declared effective by the Securities and Exchange Commission.

     In this transaction, Montgomery also received three five-year warrants, all dated June 13, 2006, to purchase:

     - Class A warrant for 800,000 shares of common stock at an exercise price of $0.15;

     - Class B warrant for 800,000 shares at an exercise price of $0.35 per share; and

     - Class C warrant for 800,000 shares at an exercise price the lesser of $0.35 or 80% of the lowest closing bid price of our common stock per share.

Series B Preferred Stock.

     On February 17, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with 7 accredited investors obtained by our placement agent, Divine Capital Markets, LLC, whereby these investors purchased an aggregate amount of $250,000 of our Series B 10% convertible preferred stock.

      On May 30, 2006, we consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with Castellum Investments, S.A. whereby this investor purchased $290,000 of our Series B 10% convertible preferred stock.

$805,000 Convertible Notes.

     In March 2004, we borrowed $715,000 under convertible notes payable. All borrowings are due in March 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. These notes may be converted into our common stock based on a formula subject to a floor of $0.001 per share. In July 2004, we borrowed an additional $90,000 under terms identical to those of the convertible notes. During the quarter ended March 31, 2006, approximately $114,500 of principal balance of convertible notes payable was converted into common stock.

     As of March and April 2006, there are certain of these note holders whose notes have expired and as such were due and payable. However, the parties have agreed in principal to extend these notes for an additional two years but currently agreements in this regard have not yet been signed. In April 2006, the companies and the note holders agreed to extend the term of the note until March 31, 2008.

Inflation.

     The impact of inflation on our costs and the ability to pass on cost increases to our customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

Off Balance Sheet Arrangements.

     We do not engage in any off balance sheet arrangements that, individually or in the aggregate, are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Contractual Obligations.

     We have contractual obligations to repay our notes payable and to make payments under our operating lease agreement:



Payments due by Period
Contractual Obligations       Total        2006        2007-2008       2009-2010       Thereafter
Convertible debt             $3,172,106    $1,885,147  $1,286,959              -                -
Notes Payable                    22,424        22,424           -              -                -
Operating leases                445,179       153,368     291,811              -                -

Total contractual cash
     obligations             $ 3,639,709   $2,060,939  $1,578,770              -                -


     We are required to pay liquidated damages at the rate of 2% per month (based on the Longview notes' principal balance) until such time as a registration statement is effective. We have accrued $131,551 in liquidated damages, which is included in other liabilities in the consolidated balance sheet at December 31, 2005. We have accrued a total of $264,601 in liquidated damages, which is included in other liabilities in the condensed balance sheet, at March 31, 2006.

Critical Accounting Policies.

     The Securities and Exchange Commission has issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure
About Critical Accounting Policies", suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In this Release, the Securities and Exchange Commission defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.
Based on this definition, our most critical accounting policies include: the use of estimates; revenue recognition; stock based compensation arrangements; warranty reserves; inventory reserves; allowance for doubtful accounts; deferred tax valuation allowance;
and derivative liabilities. The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results reported in our financial statements.

Use of Estimates.

     The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to revenue recognition and concentration of credit risk. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition.

     Revenues result principally from the sale and installation of wireless radio equipment to customers. Equipment sales are recognized when products are shipped. We recognize revenues in accordance with Staff Accounting Bulleting No. 104, "Revenue Recognition," when all of the following conditions exist: (a) persuasive evidence of an arrangement exists in the form of an accepted purchase order; (b) delivery has occurred, based on shipping terms, or services have been rendered; (c) our price to the buyer is fixed or determinable, as documented on the accepted purchase order; and (d) collectibility is reasonably assured.

     Orders delivered to us by telephone, fax, mail or email are considered valid purchase orders and once accepted by us are deemed to be the final understanding between us and our customer as to the specific nature and terms of the agreed-upon sale transaction (unless amended by the parties). Products are shipped and are considered delivered when (a) for FOB factory orders they leave our shipping dock or (b) for FOB customer dock orders upon confirmation of delivery. The creditworthiness of customers is generally assessed prior to our accepting a customer's first order.

     We offer installation services to our customers and charges separately when such services are purchased. Installation by us is not required for the functionality of the equipment. Consequently, installation services are considered a separate unit of accounting under Financial Accounting Standards Board's Emerging Issues Task Force No. 00-21,"Revenue Arrangements with Multiple Deliverables."

Stock-Based Compensation Arrangements.

     We issue shares of common stock to various individuals and entities for certain management, legal, consulting and marketing services. Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." Statement of Financial Accounting Standards No. 123(R) requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. We previously accounted for awards granted under our equity incentive plans under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as amended.

Warranty Reserves.

     The Company provides a warranty on all electronics sold for a period of one year after the date of shipment. Warranty issues are usually resolved with repair or replacement of the product. Trends of sales returns, exchanges and warranty repairs are tracked by as a management as a basis for the reserve that management records in the Company's consolidated financial statements. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. At March 31, 2006, warranty reserve approximated $29,297, which is recorded under other current liabilities on the balance sheet.

Inventory Reserves.

     Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is determined on a standard cost basis that approximates the first-in, first-out method. Market is determined by comparison with recent sales or net realizable value.

     Such net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years. The industry in which the Company operates is characterized by technological advancement, change and certain regulations. Should the demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than amounts shown in the accompanying balance sheet.

Allowance for Doubtful Accounts.

     In determining the allowance for doubtful accounts, management evaluated the future collectibility of customer receivable balances, on a customer by customer basis, including an individual assessment of the customer's credit quality, financial standing, and the customer's ability to meet current or future commitments and the industry and general economic outlook. Based on the severity of the likely loss, we provide a reserve against outstanding balances over 60 days. In the event collection efforts are unsuccessful for a customer, the receivable is written off and charged to expense. At December 31, 2005, we carried an allowance for doubtful accounts of $33,857. In addition, during 2005, receivables totaling $775,547 were written off and charged to expense.

     The write-offs in 2005 are associated with the unexpected bankruptcy of two of our customers and are non-recurring.

Deferred Tax Valuation Allowance.

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. A deferred tax asset is reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefit, or that future deductibility is uncertain. In accordance with Statement of Financing Accounting Standards No. 109, we records net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial performance.

Derivative Liabilities.

     We evaluate free-standing instruments (or embedded derivatives) indexed to our common stock to properly classify such instruments within equity or as liabilities in our financial statements, pursuant to the requirements of the Emerging Issues Task Force No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," Emerging Issues Task Force No. 01-06, "The Meaning of Indexed to a Company's Own Stock," Emerging Issues Task Force No. 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to Emerging Issues Task Force No. 00-19," and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. Our policy is to settle instruments indexed to our common shares on a first-in-first-out basis.

     We account for the effects of registration rights and related liquidated damages pursuant to Emerging Issues Task Force No. 05-04, View C, subject to Emerging Issues Task Force No. 00-19. Pursuant to Emerging Issues Task Force No. 05-04, View C, liquidated damages payable in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. We account for certain embedded conversion features and free-standing warrants pursuant to Statement of Financial Accounting Standards No. 133 and Emerging Issues Task Force No. 00-19, which require corresponding recognition of liabilities associated with such derivatives at their fair values and changes in fair values to be charged to earnings.

     Pursuant to Emerging Issues Task Force No. 00-19, we evaluated the Longview conversion feature and warrants at October 22, 2005. Management determined that due to the nature of the liquidated damages we must pay (with no maximum prescribed in the agreements), We must pursue registration as our most "economic alternative" and settle the Longview conversion feature and warrants with registered shares; and as a result, it must treat the conversion feature and warrants as derivative liabilities. In addition, under View C of Emerging Issues Task Force No. 05-04, we account for the liquidated damages separately from these two other derivative liabilities. Management estimated the value of the warrants using the Black-Scholes valuation model. Because the warrants have an exercise price greater than the trading price of our stock on October 22, 2005, the warrants value was calculated to be insignificant. Management estimated the value of the conversion feature, after consultation with a valuation expert, taking into consideration limitations on ownership (Longview cannot own in excess of 4.99% of our outstanding shares at any time "cap") and, estimated conversions during the term of the notes, subject to the cap, using discount rates of 75%. Management has established a liability and has estimated the decrease in the fair value of the conversion feature between December 31, 2005 and March 31, 2006 to be $27,888, which is reflected as a reduction in derivative expense in the accompanying condensed statements of operations. The fair value of such derivative liability at March 31, 2006 totaling $15,330 is included in other liabilities in the accompanying condensed balance sheet.

Forward Looking Statements.

     Information in this Form SB-2 contains "forward looking statements" within the meaning of Rule 175 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended. When used in this Form SB-2, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements regarding our adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth, the need for future financing, the dependence on personnel, and our operating expenses.

     Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed above. While made in good faith and pursuant to current judgment as to our operations and financial condition, these forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                            DESCRIPTION OF PROPERTY

     Our principal executive offices currently consists of approximately 10,560 square feet of office space, which are located at 4136 Del Rey Avenue in Marina del Rey, California. We leased this property on October 30, 2003 for a 5-year term at the current monthly rent of $11,420 as of December 31, 2005. The total rent payments for 2005 were approximately $146,000.

     The cost of property and equipment as of December 31, 2005 consisted of the following:

                                                2005
Machinery and equipment                         $ 275,873
Software and computers                             75,019
Building improvements                               4,747
                                                  355,639
Less accumulated depreciation and amortization   (274,841)

                                                $   80,798

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two years there have not been any relationships, transactions, or proposed transactions to which we are or were to be a party, in which any of the directors, officers, or 5% or greater stockholders (or any immediate family thereof) had or is to have a direct or indirect material interest, other than as set forth below.

     It has been represented to us that the Longview funds have made investments into GoldSpring, Inc. and Energy & Engine Technology Corporation. There are no transactions between us and GoldSpring, Inc. (for which Mr. Hirschman serves on the Board of Directors, and Mr. Pearce served on the Board of Directors from October 2004 to October 2005). There are no transactions between us and Energy & Engine Technology Corporation (for which Mr. Hirschman serves on the Board of Directors).

     In March 2004, we borrowed $250,000 under convertible notes payable, of which $100,000 came from management or individuals related to certain management personnel ($50,000 came from Mr. & Mrs. Trepp, Peter Trepp being the former president, $25,000 from Paul
Zygielbaum, a former employee of us, and $25,000 from Thomas Janes, who is the father in law of Donald Boudewyn, our executive vice president).

     In March 2004, we issued 2,857 restricted shares of common stock to Brian Corty, a former director, for expenses incurred on behalf of us in the amount of $23,950.

     On June 30, 2004 and September 30, 2004, we issued a total of 6,443 shares of common stock to Mr. Corty for accrued salaries for 2002, 2003 and 2004.

     On September 29, 2004, our board of directors appointed Stanley
A. Hirschman as an independent board member. Mr. Hirschman formerly owned a 0.5% interest in Redwood Grove Capital Management, LLC that is the management company for the Longview Equity Fund, L.P. and the Longview International Equity Fund, L.P. (which provided funds to us under convertible notes); he relinquished this interest on June 27, 2005.

     On October 4, 2004, our board of directors appointed Phil E.
Pearce as an independent board member. Mr. Pearce formerly owned a 0.5% interest in Redwood Grove Capital Management, LLC; he relinquished this interest on June 27, 2005.

     On October 6, 2004, our Compensation Committee granted and we issued Series A preferred stock to Mr. Dix and Mr. Boudewyn totaling 3,000,000 shares. Each share of Series A preferred stock is convertible initially at the rate of 800 shares of common stock for each full share of preferred stock (under the terms of the certificate of designation governing these shares, the conversion ratio was not changed upon the reverse split of our common stock on November 23, 2005).

     During the year ended December 31, 2004, we issued a total of 96,171 restricted shares of common stock to Mr. Dix for accrued salaries for 2002, 2003 and 2004. During the year ended December 31, 2004, we issued a total of 80,670 restricted shares of common stock to Mr. Boudewyn for accrued salaries for 2002, 2003 and 2004. We since requested the return of the shares issued so as to comply with the requirements of the Investment Company Act of 1940; these shares have been returned and cancelled (the value of the shares has been reflected as a liability so as to comply with the Investment Company Act of 1940 ).

     On December 31, 2004, we moved the assets, employees, and all related contracts and agreements from 5G Wireless Communications, Inc. to 5G Wireless Solutions, Inc.

     During 2005 and 2004, we used the credit lines of Service Group, which is a company controlled by Mr. Dix, to help us purchase equipment, travel and related consumables throughout the year as a means of managing cash flows.

     On January 31, 2006, we issued a total of 128,818 shares of common stock to fifteen employees, including the chief executive officer and the executive vice president, as compensation. These shares had an aggregate value of $103,054 (average of $0.80 per share).

     During the quarter ended March 31, 2006, we issued 30,784 and 20,720 shares of common stock to the chief executive officer and the executive vice president, respectively, and one employee for 6,907 shares of common stock, to settle accrued salaries for 2002, 2003, and 2004. These shares had an aggregate value of $52,886 (average of $0.82 per share).

     For each of the transactions noted above, the transaction was negotiated, on our part, on the basis of what is in the best interests of our stockholders and us. In addition, in each case the interested affiliate did vote in favor of the transaction; however, the full board of directors did make the determination that the terms in each case were as favorable as could have been obtained from non-affiliated parties.

     Certain of our directors are engaged in other businesses, either individually or through corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between such directors and us. We will attempt to resolve such conflicts of interest in our favor.

                        MARKET FOR COMMON EQUITY AND
                        RELATED STOCKHOLDER MATTERS

Market Information.

     Our shares of common stock are traded on the Over the Counter Bulletin Board under the symbol "FGWI." From February 12, 2001 through November 22, 2005, the stock traded under the symbol "FGWC;" prior to February 12, 2001 the symbol was "TSMK". The range of closing bid prices shown below is as reported by the Over the Counter Bulletin Board. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions, and are shown to reflect the 1 for 350 reverse split of the common stock that occurred on November 23, 2005.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending on December 31, 2006

                                                 High ($)     Low($)

Quarter Ended June 30, 2006                       0.70        0.30
Quarter Ended March 31, 2006                      1.09        0.63

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2005

                                                 High ($)     Low($)

Quarter Ended December 31, 2005                  2.69         0.59
Quarter Ended September 30, 2005                 2.45         1.05
Quarter Ended June 30, 2005                      4.55         1.75
Quarter Ended March 31, 2005                     4.20         2.45

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended on December 31, 2004

                                                 High ($)     Low($)

Quarter Ended December 31, 2004                  8.40         2.80
Quarter Ended September 30, 2004                 10.50        3.15
Quarter Ended June 30, 2004                      17.15        1.40
Quarter Ended March 31, 2004                     30.10        2.80

Holders of Common Equity.

     As of July 26, 2006, we had approximately 140 record holders of our common stock. The number of record holders was determined from the records of the transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Information.

     We have not declared or paid any dividend to stockholders since it was organized. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

     Securities Authorized for Issuance under Equity Compensation Plans.

     We have previously adopted three equity compensation plans (none of which has been approved by our stockholders): the 2004 Non-Employee Directors and Consultants Retainer Stock Plan, the Non-Employee Directors and Consultants Retainer Stock Plan, and the Stock Incentive Plan. Since we converted to a business development company in 2004, and under the Investment Company Act of 1940 it was prohibited from issuing stock or options for services, management made the decision after such conversion not to issue any further shares under these three plans and to deregister all of the remaining registered shares under each of these plans by a Form S-8 POS (filed on March 28, 2006).

Stock and Option Plan.

     On December 21, 2005, we adopted a 2006 Stock and Option Plan (amended and restated in January 2006), since it is no longer subject to the provisions of the Investment Company Act of 1940, and registered shares under this plan with the filing of a Form S-8.
This plan replaces one adopted by us in December 2005. The purpose of the plan is to promote our interests and those of our stockholders by attracting and retaining employees capable of furthering our future success and by aligning their economic interests more closely with those of our stockholders. A total of 1,200,000 shares have been registered under this plan under Form S-8's filed with the Securities and Exchange Commission (1,000,000 as of December 31,
2005).  As of December 31, 2005, no shares had been issued.

                            Equity Compensation Plan Information
                                     December 31, 2005



                                                                                     Number of
                                                                                     Securities
                                                                                      Remaining
                              Number of                                         Available for future
                           Securities to be                                         Issuance under
                              Issued upon            Weighted-average                  Equity
                              Exercise of            Exercise Price Of               Compensation
                              Outstanding              Outstanding                Plans (excluding
                            Options, Warrants        Options, Warrants           Securities reflected
                               And rights               And rights                  in Column (a))
Plan category                    (a)                        (b)                          (c)

Equity compensation
plans approved by
security holders              0                        0                          0

Equity compensation
plans not approved by
security holders              0                        0                          Stock and Option Plan:
                                                                                  1,000,000

Total                         0                        0                          Stock and Option Plan:
                                                                                  1,000,000


                                        EXECUTIVE COMPENSATION

                                     Summary Compensation Table.



                           Annual compensation                      Long-term Compensation
                                                                 Awards           Payouts
Name and                                  Other           Restricted   Securities
principal                                 annual            stock     underlying      LTIP    All other
position       Year     Salary   Bonus   compensation     award(s)    options/SARs    payouts compensation
                          ($)     ($)       ($)             ($)           (#)(4)        ($)       ($)
Jerry Dix,     2005     144,000    -            -               -              -            -          -
CEO            2004     136,800    -      159,800(1)            -              -            -          -
               2003     216,000    -            -               -              -            -          -

Don            2005      96,000    -            -               -              -            -          -
Boudewyn,      2004      91,700    -       88,200(2)            -              -            -          -
EVP            2003     144,000    -            -               -              -            -          -

Brian          2005           -    -       28,200(4)            -              -            -          -
Corty,         2004      63,700    -       59,200(3)            -              -            -          -
former CTO     2003     168,000    -   -        -               -              -            -          -


(1) During 2003 Mr. Dix was paid $47,300 and had an accrued balance of $293,300 at December 31, 2003, which was paid by the restricted shares issued for accrued salaries valued at this amount.

(2) During 2003 Mr. Boudewyn was paid $19,350 and had an accrued balance of $262,650 at December 31, 2003, which was paid by the restricted shares issued for accrued salaries valued at this amount.

(3) Mr. Corty joined us in January 2002 and resigned as chief technology officer on September 23, 2004. During 2003 Mr. Corty was paid $83,590 and had an accrued balance of $156,322 at December 31, 2003, which was paid by the restricted shares issued for accrued salaries valued at this amount.

(4) Pursuant to the terms of Mr. Corty's separation agreement, we retained Mr. Corty as an independent consultant for the period of January 1 - June 30, 2005. Mr. Corty was paid $4,000 per month under the terms of that certain agreement.

     No other current or former officers or directors has received compensation exceeding $100,000 over the past three fiscal years.

Employment Agreements.

     All prior employment agreements between Mr. Dix and Mr. Boudewyn expired on February 1, 2005. We intend in the future to enter into new employment agreements with these individuals.

Other Compensation.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of us in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2005 provided for or contributed to by us.

     With the exception of director compensation, no remuneration is proposed to be paid in the future directly or indirectly by us to any officer or director. Our independent directors, under their agreements with us, receive $3,000 per month ($36,000 per year). All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of our board of directors or management committees.

                              FINANCIAL STATEMENTS

     Audited financial statements for the years ended December 31, 2005 and 2004, and unaudited financial statement for the three months ended March 31, 2006, are presented in a separate section at the end of this prospectus.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                             LEGAL MATTERS

     Brian F. Faulkner, A Professional Corporation, has issued an opinion with respect to the validity of the shares of common stock being offered hereby.

                                EXPERTS

     Our balance sheets as of December 31, 2005 and 2004, and the related statements of operations, stockholders deficit, and cash flows in each of the two years in the period ended December 31, 2005, included in this prospectus, have been audited by Squar, Milner, Reehl & Williamson, LLP, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            AVAILABLE INFORMATION

     We have has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The registration statement, including all our exhibits and any amendments, has been filed electronically with the Commission.

                             FINANCIAL STATEMENTS

                Condensed Financial Statements (Unuadited)
                   Three Months Ended March 31, 2006

Condensed Balance Sheet (Unuadited)                                  F-2
Condensed Statements of Operations (Unuadited)                       F-4
Condensed Statements of Cash Flow (Unuadited)                        F-6
Notes to Condensed Financial Statements                              F-8

                    Consolidated Financial Statements
                  Years Ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm             F-26
Consolidated Balance Sheets                                         F-27
Consolidated Statements of Operations                               F-28
Consolidated Statements of Changes in Stockholders' Deficit         F-29
Consolidated Statements of Cash Flow                                F-32
Notes to Consolidated Financial Statements                          F-34

                      5G WIRELESS COMMUNICATIONS, INC.
                           CONDENSED BALANCE SHEET
                                MARCH 31, 2006
                                 (Unaudited)

                                    ASSETS

Cash                                                               $       984
Accounts receivable, net of allowance for
   doubtful accounts of  $98,515                                       228,441
Inventory                                                              118,216
Other current assets                                                     2,000
Total current assets                                                   349,641
Property and equipment, net of accumulated
   depreciation and amortization of $274,903                            50,734
Total assets                                                       $   400,375

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
Accounts payable and accrued liabilities                               705,664
Accrued interest                                                       236,417
Other liabilities                                                    1,597,395
Note payable                                                            22,424
Convertible notes payable, net of discount                           1,816,915
Total liabilities                                                    4,378,815

Stockholders' deficit:
Preferred Series A convertible stock,
$0.001 par value; 3,000,000 shares
authorized; 3,000,000 shares issued and
outstanding                                                              3,000
Preferred Series B convertible stock,
$0.001 par value; 5,000,000 shares
authorized; 250,000 shares issued and
outstanding                                                                250
Common stock, $0.001 par value;
5,000,000,000 shares authorized;
4,479,403 (1)  shares issued and
outstanding                                                              4,479

Additional paid-in capital                                          21,286,365
Common stock held in escrow                                             (1,016)
Unearned compensation                                                  (99,999)
Deferred consulting fees                                              (267,882)
Accumulated deficit                                                (24,903,637)
Total stockholders' deficit                                         (3,978,440)
Total liabilities and stockholders' deficit                        $   400,375

                                      F-2

(1) Adjusted for a 1 for 350 reverse split of the common stock effective on November 23, 2005.

The accompanying notes are an integral part of these condensed financial statements.


                          5G WIRELESS COMMUNICATIONS, INC.
                         CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                       (Unaudited)



                                                          Three Months             Three Months
                                                             Ended                    Ended
                                                         March 31, 2006           March 31, 2005
Revenues                                                 $   209,100              $           -
Cost of revenues                                             112,474                          -
Gross profit                                                  96,626                          -

Operating expenses:
General and administrative                                   336,292                     46,954
Salaries and related                                         323,014                     98,260
Research and development                                      50,762                          -
Professional/consulting services                             212,305                    391,139
Depreciation                                                  11,429                          -
Total operating expenses                                     933,802                    536,353
Operating loss                                              (837,176)                  (536,353)

Interest expense (including amortization of
financing costs and debt discount)                          (578,074)                 (440,353)
Derivative expense, net                                     (703,720)                        -

Net loss                                                $ (2,118,970)              $  (976,706)

Cumulative undeclared dividends and
deemed dividends on preferred stock                         (335,856)                        -

Net loss applicable to common stockholders              $ (2,454,826)              $  (976,706)

Loss per common share applicable to
common stockholders: Basic and diluted (1)              $      (0.59)              $     (0.39)

Basic and diluted weighted average
common shares outstanding (1)                              4,170,309                 2,490,964


                                              F-4

(1) Adjusted for a 1 for 350 reverse split of the common stock effective on November 23, 2005.

The accompanying notes are an integral part of these condensed financial statements.


                       5G WIRELESS COMMUNICATIONS, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   (Unaudited)



                                                          Three Months             Three Months
                                                             Ended                    Ended
                                                         March 31, 2006           March 31, 2005
Cash flows from operating activities:
Net loss                                                 $ (2,118,970)            $   (976,706)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization (reverse) of unearned compensation                16,667                  (16,667)
Amortization of BCF/discount on convertible notes             381,312                  394,238
Depreciation                                                   11,429                        -
Fair value of common stock and warrants issued for
Services                                                      317,459                        -
Bad debt expense                                               64,608                        -
Derivative liability expense                                  703,720                        -
Changes in operating assets and liabilities:
Accounts receivable                                            35,848                        -
Inventory                                                       2,265                        -
Other current assets                                           14,625                        -
Accounts payable and accrued liabilities                      101,535                  169,305
Accrued interest                                               48,116                        -
Other liabilities                                             133,050                        -
Net cash used in operating activities                        (288,336)                (429,830)

Cash flows from investing activities:
Transfer of cash to portfolio company                               -                 (378,441)
Disposition of property and equipment                          18,635                        -
Net cash provided by (used in) investing activities            18,635                 (378,441)

Cash flows from financing activities:
Borrowings (repayments) on notes payable                            -                  (10,392)
Net proceeds from issuance of convertible notes payable             -                1,000,000
Net proceeds from issuance of Preferred Series B stock        185,328                        -
Net cash flows provided by financing activities               185,328                  989,608

Net increase (decrease) in cash                               (84,373)                 181,337

Cash, beginning of period                                      85,357                  636,904

Cash, end of period                                       $       984               $  818,241

Supplemental disclosure of non-cash investing and financing activities:

Conversion of convertible notes and
accrued interest into common stock                        $   117,973               $  244,446

Beneficial conversion feature on convertible notes        $         -               $1,000,000

Fair value of Preferred Series B
embedded derivative liability at
commitment date                                           $   332,500               $        -

Cumulative Preferred Series B undeclared dividends        $     3,356               $        -


                                              F-6

The accompanying notes are an integral part of these condensed financial statements.


                      5G WIRELESS COMMUNICATIONS, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                               MARCH 31, 2006
                                 (Unaudited)

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

5G Wireless Communications, Inc. ("Company"), is a developer and manufacturer of wireless telecommunications equipment.

The Company was incorporated as Tesmark, Inc. in September 1979. In November 1998, it changed its state of incorporation from Idaho to Nevada and in January 2001 changed the name to 5G Wireless Communications, Inc. In March 2001, the Company acquired 5G Partners, a Canadian partnership, and changed its business to provide wireless technology systems through high speed Internet access and data transport systems. In April 2002, it acquired Wireless Think Tank, Inc., a developer of high-speed long distance wireless technologies. In July 2003, it shifted its strategy from that of a service provider to an equipment manufacturer, or OEM.

On October 19, 2004, the Company elected, by the filing of a Form N-54A with the Securities and Exchange Commission ("SEC") to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"). On December 31, 2004, certain assets and certain liabilities of the Company were transferred into 5G Wireless Solutions, Inc., a newly formed subsidiary, in exchange for 100% of its outstanding common shares.

On June 3, 2005, the Company' Board of Directors unanimously determined that it would be in the best interests of the Company and its stockholders to seek stockholder approval on certain matters. Pursuant to a definitive Schedule 14A proxy statement filed with the SEC on September 19, 2005, the Company sought approval from the stockholders, at the annual stockholder's meeting on October 20, 2005, for the following (among other things): (a) to terminate the Company' status as a BDC under the 1940 Act and to file a Form N-54C with the SEC to terminate this status, and (b) to file a new registration statement with the SEC.

On October 20, 2005, the Company' stockholders approved (among other things) (a) the termination of the Company' status as a BDC under the 1940 Act and the filing of a Form N-54C with the SEC, and (b) the filing of a new registration statement. Based on this approval, on October 21, 2005, the Company filed a Form N-54C with the SEC terminating its status as a BDC.

On November 3, 2005, the Company's Board of Directors approved a 1 for 350 reverse stock split of the Company's common stock. Common shares outstanding prior to and after the reverse stock split totaled 1,169,494,405 and 3,341,419 shares, respectively. The November 23, 2005 reverse stock split has been retroactively reflected in the accompanying financial statements for all periods presented. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and convertible notes payable, refer to post-split shares.

On January 19, 2006, 5G Wireless Solutions, Inc. was merged with and into the Company.

Basis of Presentation.

The accompanying unaudited interim condensed financial statements have been prepared by the Company, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements and the notes hereto should be read in conjunction with the financial statements, accounting policies and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC. In the opinion of management, all adjustments necessary to present fairly, in accordance with accounting principles generally accepted in the United States of America, the Company's financial position as of March 31, 2006, and the results of operations and cash flows for the interim periods presented, have been made. Such adjustments consist only of normal recurring adjustments. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results for the full year.

Going Concern Basis

The accompanying financial statements have been prepared assuming that the Company continues as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately attain profitability.

During the quarter ended March 31, 2006, the Company incurred net losses totaling $2,118,970 had net cash used in operating activities totaling $288,336 and had an accumulated deficit of $24,903,637 as of March 31, 2006. These factors raise substantial doubt as to the Company's ability to continue as a going concern. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

Management plans to continue raising additional capital through a variety of fund raising methods during 2006 and to pursue all available fundraising alternatives in this regard. Management may also consider a variety of potential partnership or strategic alliances to strengthen its financial position. In addition, the Company will continue to seek additional funds to ensure its successful growth strategy and to allow for potential investments into a diverse portfolio of companies with strategic information and communications technologies or applications. Whereas the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company's equity/debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

If funding is insufficient at any time in the future, the Company may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of its planned product development and marketing efforts, any of which could have a negative impact on its business and operating results. In addition, insufficient funding may have a material adverse effect on the Company's financial condition, which could require the Company to:

     - curtail operations significantly;

     - sell significant assets;

     - seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to products, technologies or markets or;

     - explore other strategic alternatives including a merger or sale of the Company.

To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet the Company's operational needs, we may seek to compensate providers of services by issuing stock in lieu of cash, which will also result in dilution to existing stockholders.

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include valuation of deferred tax assets, revenue recognition, estimating the fair value of equity instruments and derivative liabilities, and concentrations of credit risk. Actual results could differ from those estimates.

Cash and Cash Equivalents.

The Company considers all highly liquid fixed income investments with maturities of three months or less at the time of acquisition, to be cash equivalents. At March 31, 2006, the Company had no cash equivalents.

Concentrations of Credit Risk.

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and accounts receivable. The Company maintains its cash funds in bank deposits in highly rated financial institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit. At March 31, 2006, there were no uninsured funds.

The Company's customers are located in many parts of the world. The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts. The Company charges off accounts receivable against the allowance for losses when an account is deemed to be uncollectible. It is not the Company's policy to accrue interest on past due receivables.

In determining the allowance for doubtful accounts, management evaluated the future collectibility of customer receivable balances, on a customer by customer basis, including an individual assessment of the customer's credit quality, financial standing, and the customer's ability to meet current or future commitments and the industry and general economic outlook. Based on the severity of the likely loss, the Company provides a reserve against outstanding balances over 60 days. In the event collection efforts are unsuccessful for a customer, the receivable is written off and charged to expense. At March 31, 2006, the Company carried an allowance for doubtful accounts of $98,515. In addition, during the quarter ended March 31, 2006, the Company recorded bad debt expense totaling $64,608.

The Company operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other business risks associated with such a company.

Discount on Convertible Notes.

Discounts on convertible notes are principally attributable to the value of the beneficial conversion feature of the notes due to the provision that allows for the exercise of the debenture prices materially lower than the market value. These discounts are accounted for in accordance with Emerging Issues Task Force ("EITF") No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments" and EITF No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments."

Derivative Liabilities.

The Company evaluates free-standing instruments (or embedded derivatives) indexed to its common stock to properly classify such instruments within equity or as liabilities in its financial statements, pursuant to the requirements of the EITF No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," EITF No. 01-06, "The Meaning of Indexed to a Company's Own Stock," EITF No. 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF No. 00-19," and Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The Company's policy is to settle instruments indexed to its common shares on a first-in-first-out basis.

The Company accounts for the effects of registration rights and related liquidated damages pursuant to EITF No. 05-04, View C, subject to EITF No. 00-19. Pursuant to EITF No. 05-04, View C, liquidated damages payable in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. The Company accounts for certain embedded conversion features and free-standing warrants pursuant to SFAS No. 133 and EITF No. 00-19, which require corresponding recognition of liabilities associated with such derivatives at their fair values and changes in fair values to be charged to earnings.

Registration Rights.

The Longview notes and related warrant agreements contain provisions whereby the holders of notes and warrants are entitled to registration rights in the event the Company's Regulation E exemption from registration ceases to be effective. This exemption (evidence by a Form 1-E filed when the Company operated as a business development company), ceased to be effective on October 22, 2005. Specifically, the Company must register with the SEC the shares issuable pursuant to the notes' conversion feature and warrants. In the event the Regulation E exemption ceases to be effective, within 60 days of ceasing effectiveness, the Company must file a registration statement with the SEC and within 90 days, it must have such registration statement be effective.

The Company is required to pay liquidated damages at the rate of 2% per month (based on the notes' principal balance) until such time as a registration statement is effective.

Classification of Conversion Feature and Warrants.

Pursuant to EITF No. 00-19, the Company evaluated the Longview conversion feature and warrants at October 22, 2005. Management determined that due to the nature of the liquidated damages the Company must pay (with no maximum prescribed in the agreements), the Company must pursue registration as its most "economic alternative" and settle the Longview conversion feature and warrants with registered shares; and as a result, it must treat the conversion feature and warrants as derivative liabilities. In addition, under View C of EITF No. 05-04, the Company accounts for the liquidated damages separately from these two other derivative liabilities. Management estimated the value of the warrants using a Black-Scholes model. Because the warrants had an exercise price greater than the trading price of the Company's stock on October 22, 2005 and December 31, 2005, the warrants were calculated to have no value at such dates. However, at March 31, 2006, management has established a liability and has estimated the increase in the fair value of the warrants between March 31, 2006 and December 31, 2005 to be $534,108, which is reflected in other liabilities and derivative expense in the accompanying condensed statements of operations. Management estimated the value of the conversion feature, after consultation with a valuation expert, taking into consideration limitations on ownership (Longview cannot own in excess of 4.99% of the Company's outstanding shares at any time "cap") and, estimated conversions during the term of the notes, subject to the cap, using discount rates of 75%. Management has established a liability and has estimated the decrease in the fair value of the conversion feature between December 31, 2005 and March 31, 2006 to be $27,888, which is reflected net of derivative expense in the accompanying condensed statements of operations. The fair value of the derivative liability with respect to the conversion feature at March 31, 2006 totaling $15,330 is included in other liabilities in the accompanying condensed balance sheet.

Liquidated Damages.

The Company is required to pay liquidated damages at the rate of 2% per month (based on the Longview notes' principal balance) until such time as a Form SB-2 registration statement is effective. The Company has accrued $264,601 in liquidated damages, which is included in other liabilities in the accompanying condensed balance sheet at March 31, 2006.

Revenue Recognition.

Revenues result principally from the sale and installation of wireless radio equipment to customers. Equipment sales are recognized when products are shipped. The Company recognizes revenues in accordance with SEC Staff Accounting Bulleting ("SAB") No. 104, "Revenue Recognition," when all of the following conditions exist:
(a) persuasive evidence of an arrangement exists in the form of an accepted purchase order; (b) delivery has occurred, based on shipping terms, or services have been rendered; (c) the Company's price to the buyer is fixed or determinable, as documented on the accepted purchase order; and (d) collectibility is reasonably assured.

Orders delivered to the Company by phone, fax, mail or email are considered valid purchase orders and once accepted by the Company are deemed to be the final understanding between the Company and its customer as to the specific nature and terms of the agreed-upon sale transaction. Products are shipped and are considered delivered when
(a) for FOB factory orders, they leave the Company's shipping dock or
(b) for FOB customer dock orders upon confirmation of delivery. The creditworthiness of customers is generally assessed prior to the Company accepting a customer's first order.

The Company offers installation services to customers and charges separately when such services are purchased. Installation by the Company is not required for the functionality of the equipment. Consequently, installation services are considered a separate unit of accounting under EITF No. 00-21,"Revenue Arrangements with Multiple Deliverables."

The Company recognizes revenue from maintenance and support contracts ratably over the service period. The Company uses the residual method for multiple-element arrangements.

Basic and Diluted Loss Per Common Share.

Under SFAS No. 128, "Earnings Per Share," basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive. The calculated diluted loss per share does not take into account the effect of 8,945,778 potential common shares, such as restricted shares, convertible securities and warrants, considered to be potentially dilutive.

Fair Value of Financial Instruments.

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to their short-term maturities. The fair value of the convertible notes amount to $1,816,915, based on the Company's incremental borrowing rate. The carrying value of the embedded derivative liabilities associated with the convertible notes and convertible preferred stock approximate their fair value based on assumptions using the Black-Scholes model and an embedded option pricing model, respectively

Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties. SFAS No. 107 requires that for instruments for which it is not practicable to estimate their fair value, information pertinent to those instruments be disclosed, such as the carrying amount, interest rate, and maturity, as well as the reasons why it is not practicable to estimate fair value. Information related to these related party instruments is included in Notes 6. Management believes it is not practical to estimate the fair value of these related-party instruments because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Stock-Based Compensation Arrangements.

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment." SFAS No. 123(R) requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. The Company previously accounted for awards granted under its equity incentive plans under the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended.

The Company incurred approximately $156,000 in stock-based employee compensation during the three months ended March 31, 2006 related primarily to current period employee common stock bonuses. There was no unvested portion of previous grants for which the requisite service had not been rendered as of January 1, 2006. Accordingly, there was no employee stock-based compensation cost recognized in net loss for the three months ended March 31, 2006 related to providing grants.

The Company follows SFAS No. 123(R) (as interpreted by EITF No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration.

Pursuant to paragraph 7 of SFAS No. 123(R), the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.
The Company applies EITF No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and
(2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

     (a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

     (b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

     (c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

The Company incurred stock-based compensation involving transactions with third parties in the first quarter of 2006 under transactions falling under the guidance of methodology (c) above. The unamortized portion of the total fair value of such contracts were valued at approximately $268,000 as of March 31, 2006, presented as deferred financing fees, contra equity, in the accompanying condensed balance sheet. Amortization expense of such deferred financing costs totaled approximately $86,000 for the quarter ended March 31, 2006, which is included in fair value of common stock and warrants issued for services in the accompanying condensed statement of cash flows.

Reclassifications.

Certain reclassifications have been made to the prior period financial statements to conform to the current year presentation.

Segment Disclosures.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and its major customers. At March 31, 2006, the Company operated in one segment.

2.  NOTES PAYABLE AND CONVERTIBLE NOTES

Note payable and convertible notes payable consist of the following at March 31, 2006:

Note payable, interest bearing at 10% per annum with
principal and interest payment of $2,500 monthly,
maturing in July 2006                                           $     22,424

Total note payable                                                    22,424

$250,000 convertible notes, bearing interest at 9% per
annum, net of discount of $0 and $175,000 of principal
converted, matured in March 2006                                      75,000

$805,000 convertible notes, bearing interest at 9% per
annum, principal converted of $368,900, matured in April 2006        436,100

$2,000,000 convertible notes, bearing interest at 5%,
net of discount of $676,845 and $625,953 of principal
converted, maturing in September 2007                                697,202

$1,000,000 convertible notes, bearing interest at 5%,
net of discount of $482,514 and $13,040 of principal
converted maturing in March 2007                                     504,446

$300,000 convertible note, bearing interest at prime
plus 4%, net of discount of $195,833, maturing in
July, 2007                                                           104,167

Total convertible notes payable                                    1,816,915

Total                                                             $1,839,339

Note Payable.

On March 21, 2003, the Company signed a $50,000 promissory note that as of March 31, 2006 had a balance of $22,424 and is scheduled to be repaid in monthly installments of $2,500 per month. No payments were made on this note during the quarter ended March 31, 2006, but the Company reclassified $12,426 from accrued interest payable to the principal balance.

$250,000 Convertible Notes.

In March 2004, the Company borrowed $250,000 under convertible notes payable ("$250,000 Convertible Notes"), of which $100,000 came from management or individuals related to certain management personnel. All borrowings are due in March 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. The $250,000 Convertible Notes may be converted into common stock of the Company based on a formula subject to a floor of $0.001 per share.

In connection with the $250,000 Convertible Notes, the Company issued warrants to purchase 1,904 (post reverse split) shares of the Company's restricted common stock based on a formula subject to a floor of $0.001 per share. The warrants vested upon grant and expire in March 2006. The conversion feature embedded in the notes and the warrants can be settled in unregistered shares pursuant to EITF No. 00-19.

The convertible feature of the $250,000 Convertible Notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to EITF No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments," the Company has estimated the fair value of such BCF to be approximately $0 related to these notes and recorded such amount as a debt discount. Such discount was fully amortized to interest expense prior to January 1, 2006. Of the $250,000 in proceeds, $100,000 came from related parties, including officers. The note holders are eligible to receive a warrant for 40% of the vested amount for two years.

$805,000 Convertible Notes.

In March 2004, the Company borrowed $715,000 under convertible notes payable ("$715,000 Convertible Notes"). All borrowings are due in March 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. The $715,000 Convertible Notes may be converted into common stock of the Company based on a formula subject to a floor of $0.001 per share. In July 2004, the Company borrowed an additional $90,000 under terms identical to those of the $715,000 Convertible Notes.

The conversion feature embedded in the notes and the warrants can be settled in unregistered shares pursuant to EITF No. 00-19 and meets the scope exception of paragraph 1(a) of SFAS No. 133.

In connection with the issuance of the $715,000 Convertible Notes, the Company paid issuance costs of $74,500, which has been recorded as a debt discount and is being amortized to interest expense over the life of notes. Amortization expense on the debt discount during the quarter ended March 31, 2006 approximated $9,000.

During the quarter ended March 31, 2006, approximately $114,500 of principal balance of the $715,000 Convertible Notes was converted into common stock.

As of March 31, 2006, there are certain of these note holders whose notes have expired and as such are due and payable. However, the parties have agreed in principal to extend these notes for an additional two years, but as of March 31, 2006 agreements in this regard had not yet been signed.

$2,000,000 Convertible Notes.

On September 22, 2004, the Company entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased $2,000,000 of principal amount of promissory notes ("$2,000,000 Convertible Notes"), bearing interest at 5% per annum, of the Company that are convertible into shares of the Company's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion price is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of the Company's common stock as reported by the OTC Bulletin Board for the ninety trading das preceding the conversion date, of (ii) $17.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of the Company's common stock on the conversion date. In addition, the convertible note holders received Class A and Class B share warrants to purchase shares of common stock, as described below.

$1,000,000 of promissory notes was purchased on the initial closing date ("Initial Closing Purchase Price") and the second $1,000,000 of the purchase price ("Second Closing Purchase Price") was paid within five business days after the date upon which the Company was able to issue to the subscribers free trading unrestricted common stock as a "business development company" as defined in Rule 602(a) of Regulation E under the Securities Act of 1933 which took effect on November 6, 2004. On November 9, 2004, the Company received the $1,000,000 that was the balance of the $2,000,000 convertible note.

The convertible note holders will receive Class A and Class B share warrants to purchase shares of common stock based on the following formulas:

     (1) Class A Warrants

30 Class A Warrants were issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is$7.14 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants.

     (2) Class B Warrants

The Company issued and delivered 125 Class B Warrants to the subscribers for each $1.00 of purchase price invested on each closing date. The per warrant share exercise price to acquire a share upon exercise of a Class B Warrant is $7.00 (post reverse split) and is exercisable until three years after the issue date of the Class B Warrant.

The convertible feature of the $2,000,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company has estimated the fair value of such BCF to be approximately $2,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on the $2,000,000 Convertible Notes during the quarter ended March 31, 2006 approximated $110,000.

During the first quarter of 2006, there were no conversions of the $2,000,000 Convertible Notes into common stock.

$1,000,000 Convertible Notes.

On March 22, 2005, the Company entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased $1,000,000 in convertible notes ("$1,000,000 Convertible Notes"), bearing interest at prime plus 4% per annum of the Company convertible into shares of the Company's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion price is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of the Company's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, of
(ii) $3.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of the Company's common stock on the conversion date. In addition, the convertible note holders received Class A and Class B share warrants to purchase shares of common stock, as described below. See also "Registration Rights," "Classification of Conversion Feature and Warrants" and "Liquidated Damages," below. The Class A Warrants are exercisable until five years after the Closing Date. The $1,000,000 investment was received by the Company on March 22, 2005. On that date, the Company issued a warrant to each of the investors covering a total of 100,000,000 shares.

The convertible note holders received Class A share warrants to purchase shares of common stock based on the following formulas:

30 Class A Warrants were issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is $3.50 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants.

The convertible feature of the $1,000,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company has estimated the fair value of such BCF to be approximately $1,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the note. Amortization expense on these notes during the quarter ended March 31, 2006 approximated $139,000.

$300,000 Convertible Notes.

On July 22, 2005, the Company entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased $300,000 of principal amount of promissory notes ("$300,000 Convertible Notes"), bearing interest at prime plus 4% per annum, of the Company convertible into shares of the Company's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion price is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of the Company's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or (ii) $17.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of the Company's common stock on the conversion date. In addition, the convertible note holders received Class A share warrants to purchase shares of common stock, as described below. See also "Registration Rights," "Classification of Conversion Feature and Warrants" and "Liquidated Damages," below.

The convertible note holders received Class A share warrants to purchase shares of common stock based on the following formulas:

30 Class A Warrants were issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is 120% of the closing bid price of the common stock on the trading day immediately preceding the Initial Closing Date and is exercisable until five years after the issue date of the Class A Warrants.

The convertible feature of the $300,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company has estimated the fair value of such BCF to be approximately $300,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on this note during the quarter ended March 31, 2006 approximated $38,000.

During the quarter ended March 31, 2006, there were no conversions of the $300,000 Convertible Notes into common stock.

3.  STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock.

Series A.

The Company has 3,000,000 shares of Series A preferred stock authorized. On October 6, 2004 the Company's Compensation Committee granted and the Company issued Series "A" convertible preferred shares ("Series A") to Mr. Dix and Mr. Boudewyn totaling 3,000,000. Each share of Series A is convertible at the rate of 800 shares of common stock for each full share of Series A).

Each share of outstanding Series A entitles the holder thereof to vote on each matter submitted to a vote of the stockholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series A is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. The Series A are convertible after three years from issuance.

A third party conducted an evaluation prior to the issuance and concluded that the value of the Series A was $200,000, which is being amortized over the three year vesting period. The remaining balance of $99,999 is carried as unearned compensation, contra equity, in the accompanying condensed balance sheet at March 31, 2006.

Series B.

The Company is authorized to issue up to 5,000,000 shares of Series B convertible preferred stock ("Series B"). This stock is convertible into common stock upon various events including, change of control of the Company.

Each share of the Series B is convertible at a per share conversion price equal to the lesser of: (i) if converted without benefit of a registration statement, the conversion price will be equal to 75% of the lowest close bid of the common stock as reported by the Over-the-Counter Bulletin Board for the twenty trading days preceding the conversion date for each full share of Series B held; (ii) if converted with the benefit of a registration statement, the conversion price will be equal to 85% of the lowest close bid of the common stock as reported by the Over-the-Counter Bulletin Board for the twenty trading days preceding the conversion date for each full share of Series B held; or (iii) $1.00 (subject to adjustment as appropriate in the event of recapitalizations, reclassifications stock splits, stock dividends, divisions of shares and similar events).

Except as otherwise required by law, each share of outstanding Series B entitles the holder thereof to vote on each matter submitted to a vote of the stockholders of the Company and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series B is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by the Certificate of Designation for the Series B, the holders of shares of common stock and Series B are to vote together and not as separate classes.

Should the Company file with the SEC a Form SB-2 registration statement in order to register the shares of common stock to be issued upon conversion of the Series B and the shares which could be issued upon payment of the dividends for resale and distribution under the Securities Act of 1933, the registrable securities are to be reserved and set aside exclusively for the benefit of each holder. Additionally, the registration statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of common stock to allow the public resale of all common stock included in and issuable by virtue of the registrable securities.

During the three months ended March 31, 2006, the Company received an aggregate $250,000 in cash as an investment in Series B. At March 31, 2006, such amount is included in other liabilities in the accompanying condensed balance sheet. Also, during the quarter ended March 31, 2006, the Company issued 250,000 shares of Series A for proceeds collected during the quarter ended December 31, 2005. During the quarter ended March 31, 2006, the Company paid approximately $65,000 in issuance costs related to Series B issuances.

Additionally, the Series B designation document includes the following provisions:

     - 10% cumulative preferred dividends shall accrue and accumulate on a quarterly basis at $0.10 per share per annum.

     - Provided that, and only to the extent that, the Company has a sufficient number of shares of authorized but unissued and unreserved common stock available to issue upon conversion, each share of Series B shall be convertible at the option of the holder.

     - In the event the Company is prohibited from issuing shares of common stock upon conversion of the Series B, then at the holder's election, the Company must pay to the holder, an amount in cash determined by multiplying the unconverted face amount, together with accrued but unpaid dividends thereon, of the amount of shares of convertible preferred stock designated by the Holder for mandatory redemption by 110%.

The Series B does not have a mandatory redemption date, rather mandatory redemption is based on a contingent event. Therefore, the Series B meets the requirements for equity classification under SFAS No. 150. However, the embedded conversion option contains a variable conversion rate with no cap. Additionally, all of the three criteria pursuant to SFAS No. 133 paragraph 12 are met, therefore the embedded derivative instrument (the conversion option) is required be separated from the host contract and accounted for as a derivative instrument pursuant to SFAS No. 133, with changes in fair value between reporting periods included in earnings. Accordingly, the Company recorded the commitment date fair value of such derivative liability totaling $332,500 as a derivative liability, with a corresponding decrease to additional paid-in capital (since the Company has no retained earnings) for the offsetting deemed dividend. The Company then revalued the conversion option at March 31, 2006 totaling $530,000, which is included in other liabilities in the accompanying condensed balance sheet. The increase in fair value between the commitment date of February 10, 2006 and March 31, 2006 totaling $197,500 was recorded as derivative liability expense in the accompanying condensed statements of operations.

Common Stock

During the quarter ended March 31, 2006, in accordance with the terms of the applicable convertible notes payable agreements, the Company issued 285,495 shares of common stock in connection with the conversion of notes payable plus accrued interest totaling approximately $118,000.

During the quarter ended March 31, 2006, the Company issued 301,386 shares of common stock to employees and non-employees under stock-based compensation arrangements. The Company incurred approximately $156,000 in stock based employee compensation during the quarter ended March 31, 2006. Additionally, the Company incurred approximately $162,000 of non-employee stock-based compensation during the quarter ended March 31, 2006, of which approximately $122,000 was related to common stock and $40,000 was related to warrants (see Note 1).

Warrants

During the quarter ending March 31, 2006 the Company entered a consulting agreement which entitled a consultant to receive warrants to purchase a total of 100,000 and 250,000 shares of the Company's common stock at an exercise price of $1.00 and $0.40 per share for a two year term and 90 day term, respectively. As noted above, the Company recorded approximately $40,000 of consulting expense during the quarter ended March 31, 2006 related to such warrants.

4.  COMMITMENTS AND CONTINGENCIES

Lease Commitments.

In October, 2003, the Company's operates its business from its corporate headquarters in Marina del Rey, California under an operating lease agreement for its office and research and development space of approximately 10,560 square feet, for a five-year term, ending in October 2008.

Rent expense approximated $35,000 and $35,000 for the quarters ended March 31, 2006 and 2005, respectively.

Litigation.

Other than as set forth below, the Company is not a party to any material pending legal proceedings, claims or assessments and, to the best of its knowledge, no such action by or against the Company has been threatened.

(a) On June 15, 2005, the Company was served with a summons from a third party in a matter entitled Leslie J. Bishop and Deborah J. Bishop v. Brian K. Corty and Candy M. Corty, Wireless Think Tank, Inc., and 5G Wireless Communications, Inc., New York Supreme Court (Chenango County). This action seeks actual damages in excess of $80,000 and punitive damages of $300,000 against a former employee of the Company for breach of a residential lease and damage to a residential property in 2001. The claim against the Company alleges that the former employee was a principal in Wireless ThinkTank (a wholly owned subsidiary of the Company) and conducted business from such residence.

Management believes the Company has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on the Company's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

(b) On May 8, 2006 the Company was served with a summons in a matter entitled Brian Vallone and Anne Vallone v. 5G Wireless Communications, Inc., California Superior Court (Orange County). This action, which does not allege a damage amount, includes causes of action for breach of contract, negligent misrepresentation, and fraud, and is concerning equipment that was sold to a wireless internet provider in California who claims that they were unable to generate fees for use and for advertising revenues.

Management believes the Company has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Were unfavorable rulings to occur, there exists the possibility of a material adverse impact of money damages on the Company's financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods.

5.  RELATED PARTY TRANSACTIONS

During the quarters ended March 31, 2006 and 2005, the Company used the credit lines of Service Group, which is a company controlled by Jerry Dix, chief executive officer of the Company, to help the Company purchase equipment, travel and related consumables throughout the year as a means of managing cash flows.

6.  SUBSEQUENT EVENTS

(a) On April 5, 2006, the Company entered into a subscription agreement with Longview Fund, LP under which this investor will purchase up to $69,000 in convertible notes bearing interest at 12% per annum of the Company convertible into shares of the Company's common stock (see Exhibit 4.25). The terms of these notes are two years. The conversion price is equal to the lower of (i) $0.50, or (ii) 50% of the lowest five day weighted average volume price of the common stock using the AQR function ("VWAP") as reported by Bloomberg L.P. for the Company's principal market for the twenty trading days preceding a conversion date. Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of the Company's common stock on the conversion date.

In addition, the convertible note holder received warrants to purchase shares of common stock:

1 Class A warrants was issued for each 1 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is $0.50 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants.

On this basis, the Company issued warrants to purchase 216,668 shares of common stock on April 5, 2006.

The Company has received a total of $69,000 under two promissory notes under a first and second closing under the terms of the subscription agreement.

(b) The Company's chief financial officer, Lawrence C. Early, resigned on April 7, 2006. Effective April 8, 2006, Don Boudewyn, executive vice president, assumed Mr. Early's responsibilities. Mr. Boudewyn had previously directed the Company's financial reporting process and maintained day-to-day involvement in the financial reporting process during Mr. Early's tenure. The Company believes that disclosure controls and procedures, and its internal controls over financial reporting were not and will not be adversely impacted by Mr. Early's departure.

(c) On May 16, 2006, the Company sold a total of 27,028 restricted shares of common stock under a Regulation S offering to one investor for a total consideration of $10,075 ($0.3728 per share).

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
5G Wireless Communications, Inc.

We have audited the accompanying consolidated balance sheets of 5G Wireless Communications, Inc. (the "Company"), as of December 31,
2005 and 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in
Note 1, the Company incurred net losses of approximately $4,025,000 and $4,989,000 during the years ended December 31, 2005 and 2004, respectively, and has an accumulated deficit of approximately $22,785,000 as of December 31, 2005. These factors raise substantial doubt as to the Company's ability to continue as a going concern. If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


/s/  Squar, Milner, Reehl & Williamson, LLP
Newport Beach, California
March 13, 2006


                     5G WIRELESS COMMUNICATIONS, INC.
                       CONSOLIDATED BALANCE SHEETS
                       DECEMBER 31, 2005 and 2004

                                 ASSETS

                                                         2005        2004

Cash                                                    $  85,357    $ 736,904
Accounts receivable, net of allowance for
doubtful accounts of $33,857 and $29,794,
respectively                                              328,897      243,884
Inventory                                                 120,481       33,809
Other current assets                                       16,625        6,134
   Total current assets                                   551,360    1,020,731
Property and equipment, net of accumulated
depreciation and amortization of $274,841 and $203,216,
respectively                                               80,798      106,579

Total assets                                            $ 632,158   $1,127,310

                         LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
Accounts payable and accrued liabilities                $ 616,553   $  427,919
Notes payable                                              10,000       48,733
Accrued interest on convertible notes and
notes payable                                             191,774       92,368
Other liabilities                                         424,769            -
Convertible notes, net of discounts (including
related party amounts totaling $75,000 and $100,000 at
December 31, 2005 and 2004, respectively)               1,550,103    1,191,916
Total current liabilities                               2,793,199    1,760,936

Stockholders' deficit:
Preferred series "A" convertible stock,
$0.001 par value; 3,000,000 shares
authorized; 3,000,000 shares outstanding                   3,000         3,000
Common stock, $0.001 par value;
5,000,000,000 shares authorized; 3,697,597
(1) and 2,488,678 (1) shares outstanding,
respectively.                                              3,698         2,489
Additional paid in capital                            20,734,610    18,271,556
Common stock held in escrow                               (1,016)       (1,016)
Unearned compensation                                   (116,666)     (150,000)
Accumulated deficit                                  (22,784,667)  (18,759,655)
Total stockholders' deficit                           (2,161,041)     (633,626)
Total liabilities and stockholders' deficit         $    632,158   $ 1,127,310

                                       F-27

(1) Adjusted for a 1 for 350 reverse split of the common stock effective on November 23, 2005.

The accompanying notes are an integral part of these consolidated financial statements


                             5G WIRELESS COMMUNICATIONS, INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                         2005        2004

Revenues                                               $1,618,932   $  651,450
Cost of revenues                                          337,003      199,611
Gross profit                                            1,281,929      451,839

Operating expenses:
General and administrative                              1,464,945      553,453
Salaries and related                                      627,385      835,999
Research and development                                  209,543        9,837
Professional/consulting services                        1,194,878    3,217,407
Depreciation                                               71,625       87,883
Total operating expenses                                3,568,376    4,704,579

Operating loss                                         (2,286,447)  (4,252,740)

Interest expense (including
amortization of financing
costs and debt discounts)                              (1,695,347)    (736,460)

Derivative expense                                        (43,218)           -

Net loss                                              $(4,025,012) $(4,989,200)

Loss per common share:
Basic and diluted (1)                                 $     (1.38) $     (3.80)

Weighted average shares outstanding (1):                2,910,748    1,313,272

                                     F-28

(1) Adjusted for a 1 for 350 reverse split of the common stock effective on November 23, 2005.

The accompanying notes are an integral part of these consolidated financial statements


                           5G WIRELESS COMMUNICATIONS INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004




                  Series A                                           Common
                Preferred Stock        Common Stock(1)             Stock Held
                 ($0.001 Par)          ($0.001 Par)     Additional     in        Unearned    Accumulated
                                                         Paid-In     Escrow    Compensation     Deficit     Total
                Shares   Amount        Shares   Amount   Total
   >
Balance,
December 31,
2003                  -        -          847,118    847  12,738,978          -           -   (13,770,455) (1,030,630)

Shares
issued for:
Services              -        -          440,585    441   2,428,505          -           -             -   2,428,946

Debt
conversion            -        -          181,287    181     587,207          -           -             -     587,388
Cash for
common                -        -            3,815      4      21,624          -           -             -      21,628

Shares held
In escrow                               1,015,873  1,016           -     (1,016)          -             -           -

Services for
preferred
stock         3,000,000    3,000                -      -    197,000           -     (200,000)           -           -

Debt
discount
related to
beneficial
conversion
features             -         -                -      -  2,298,242           -             -           -   2,298,242

Amortization
of preferred
stock unearned
compensation         -         -                -      -          -           -        50,000           -      50,000

Net Loss             -         -                -      -          -           -             -  (4,989,200) (4,989,200)

Balance,
December 31
2004         3,000,000     3,000       2,488,678   2,489  18,271,556     (1,016)     (150,000) (18,759,655)  (633,626)

Shares
issued for:
Services             -         -         147,325     147     130,098         -              -            -    130,245

Debt
conversion           -         -       1,081,838   1,082   1,110,936         -              -            -  1,112,018

Amortization
of preferred
stock
unearned
compensation         -         -              -       -           -          -         33,334            -     33,334

Shares
returned by
stockholders         -         -        (20,244)    (20)    (77,980)         -              -            -    (78,000)

Debt discount
related to
beneficial
conversion
features             -         -              -       -   1,300,000          -              -             -  1,300,000

Net Loss            -          -              -       -           -          -              -  (4,025,012) (4,025,012)

Balance,
December 31
2005       3,000,000    $  3,000      3,697,597  $3,698  $20,734,610   $ (1,016)  $ (116,666) $(22,784,667) $(2,161,041)


                                            F-29

(1) Number of shares adjusted for a 1 for 350 reverse split of the common stock effective on November 23, 2005.

The accompanying notes are an integral part of these consolidated financial statements


                              5G WIRELESS COMMUNICATIONS, INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                         2005        2004

Cash flows from operating activities:
Net loss                                              $(4,025,012) $(4,989,200)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization                              71,625       87,883
Bad debt expense                                          775,547            -
Common stock for services                                 130,245    2,428,946
Amortization of unearned compensation                      33,334       50,000
Derivative liability expense                               43,218            -
Amortization of BCF/discount on
convertible notes                                       1,309,171      627,067
Changes in operating assets/liabilities:
Accounts receivable                                      (860,560)    (236,779)
Inventories                                               (86,672)     (29,309)
Other current assets                                      (10,491)           -
Prepaid expenses                                                -       72,056
Other assets                                                    -            -
Accounts payable and accrued liabilities                  110,634     (579,046)
Accrued interest                                          260,440      232,478
Other liabilities                                         381,551            -
Net cash flows used in operating activities            (1,866,970)  (2,335,904)

Cash flows from investing activities:
Purchase of property and equipment                        (45,844)    (100,356)
Net cash flows used in investing activities               (45,844)    (100,356)

Net cash flows from financing activities:
Proceeds from notes payable                                     -       85,000
Repayments on notes payable                               (38,733)    (125,634)
Net proceeds from convertible notes payable             1,300,000    2,980,500
Net cash received for common stock                              -       21,628
Net cash flows provided by financing activities         1,261,267    2,961,494

Net increase (decrease) in cash                          (651,547)     525,234

Cash, beginning of year                                   736,904      211,670

Cash, end of year                                      $   85,357  $   736,904

Supplemental disclosure of cash flow information:
Cash paid for income taxes:                            $    1,723  $       800
Cash paid for interest                                 $        -  $         -

Supplemental disclosure of noncash investing and
financing activities:
Conversion of debt to common stock                     $1,112,018  $   587,388
Common stock issued and held in escrow                 $        -  $   355,556
Preferred stock issued for unearned
Compensation                                           $        -  $   200,000
BCF/discount on convertible
notes payable                                          $1,300,000  $ 2,298,242

                                        F-30

See accompanying notes to consolidated financial statements for additional disclosures of non-cash investing and financing activities

The accompanying notes are an integral part of these consolidated financial statements


                           5G WIRELESS COMMUNICATIONS, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  DECEMBER 31, 2005

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business.

5G Wireless Communications, Inc. ("5G Wireless"), through its wholly-owned subsidiary, 5G Wireless Solutions, is a developer and manufacturer of wireless telecommunications equipment operating on the 802.11a/b/g frequency. 5G Wireless and its wholly owned subsidiary are collectively referred to as the "Company".

5G Wireless was incorporated as Tesmark, Inc. in September 1979. In November 1998, it changed its state of incorporation from Idaho to Nevada and in January 2001 changed the name to 5G Wireless Communications, Inc. In March 2001, 5G Wireless acquired 5G Partners, a Canadian partnership, and changed its business to provide wireless technology systems through high speed Internet access and data transport systems. In April 2002, it acquired Wireless Think Tank, Inc., a developer of high-speed long distance wireless technologies. In July 2003, it shifted its strategy from that of a service provider to an equipment manufacturer, or OEM.

On October 19, 2004, 5G Wireless elected, by the filing of a Form N-54A with the Securities and Exchange Commission ("SEC") to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"). On December 31, 2004, certain assets and certain liabilities of 5G Wireless were transferred into 5G Wireless Solutions, Inc. in exchange for 100% of its outstanding common shares.

On June 3, 2005, 5G Wireless' Board of Directors unanimously determined that it would be in the best interests of 5G Wireless and its stockholders to seek stockholder approval on certain matters. Pursuant to a definitive Schedule 14A proxy statement filed with the Securities and Exchange Commission on September 19, 2005, 5G Wireless sought approval from the stockholders, at the annual stockholder's meeting on October 20, 2005, for the following (among other things):
(a) to terminate 5G Wireless' status as a BDC under the 1940 Act and to file a Form N-54C with the SEC to terminate this status, and (b) to file a new registration statement with the SEC.

On October 20, 2005, 5G Wireless' stockholders approved (among other things) (a) the termination of 5G Wireless' status as a business development company under the 1940 Act and the filing of a Form N-54C with the SEC, and (b) the filing of a new registration statement. Based on this approval, on October 21, 2005, 5G Wireless filed a Form N-54C with the SEC terminating its status as a BDC. Accordingly, the accompanying balance sheets as of December 31, 2005 and 2004 have been presented on a consolidate basis. The balance sheet included in 5G Wireless's financial statements for the year ended December 31, 2004, previously included in its annual report on Form 10-KSB for the year ended December 31, 2004, was presented on a non-consolidated basis in accordance with Regulation S-X, Rule 6-03.

On November 3, 2005, 5G Wireless's Board of Directors approved a 1 for 350 reverse stock split of 5G Wireless's common stock. Common shares outstanding prior to and after the reverse stock split totaled 1,169,494,405 and 3,341,419 shares, respectively. The November 23, 2005 reverse stock split has been retroactively reflected in the accompanying financial statements for all periods presented. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and convertible notes payable, refer to post-split shares.

On January 19, 2006, 5G Wireless Solutions, Inc. was merged with and into 5G Wireless Communications, Inc.

Going Concern Basis of Presentation.

The accompanying consolidated financial statements have been prepared assuming that 5G Wireless continues as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of 5G Wireless to continue as a going concern on a longer-term basis will be dependent upon its ability to generate sufficient cash flow from operations, to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately attain profitability.

During the years ended December 31, 2005 and 2004, 5G Wireless incurred losses of approximately $4,025,000 and $4,989,000, respectively, and 5G Wireless has an accumulated deficit of approximately $22,785,000 as of December 31, 2005. These factors raise substantial doubt as to 5G Wireless's ability to continue as a going concern. If 5G Wireless is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

Management plans to continue raising additional capital through a variety of fund raising methods during 2006 and to pursue all available fundraising alternatives in this regard. Management may also consider a variety of potential partnership or strategic alliances to strengthen its financial position. In addition, 5G Wireless will continue to seek additional funds to ensure its successful growth strategy and to, when appropriate, allow for potential investments into a diverse portfolio of companies with strategic information and communications technologies or applications. Whereas 5G Wireless has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to 5G Wireless and/or that demand for 5G Wireless's equity/debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should 5G Wireless be unable to continue as a going concern.

If funding is insufficient at any time in the future, 5G Wireless may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of its planned product development and marketing efforts, any of which could have a negative impact on its business and operating results. In addition, insufficient funding may have a material adverse effect on 5G Wireless's financial condition, which could require it to:

     - curtail operations significantly;

     - sell significant assets;

     - seek arrangements with strategic partners or other parties that may require it to relinquish significant rights to products, technologies or markets; or

     - explore other strategic alternatives including a merger or sale of 5G Wireless.

To the extent that 5G Wireless raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on 5G Wireless's operations. Regardless of whether 5G Wireless's cash assets prove to be inadequate to meet its operational needs, 5G Wireless may seek to compensate providers of services by issuing stock in lieu of cash, which will help it manage its liquidity but may also result in dilution to existing stockholders.

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the allowance for doubtful accounts, inventory and warranty reserves, realization of long-lived assets and deferred tax asset valuation allowance. Actual results could differ from those estimates.

Principles of Consolidation.

The consolidated financial statements as of and for the years ended December 31, 2005 and 2004 include the accounts of 5G Wireless and its wholly owned subsidiary, 5G Wireless Solutions, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents.

5G Wireless considers all highly liquid fixed income investments with maturities of three months or less at the time of acquisition, to be cash equivalents. At December 31, 2005, 5G Wireless had cash of $85,357.

Inventory.

Inventories are stated at the lower of cost (first-in, first-out) or market. Cost is determined on a standard cost basis that approximates the first-in, first-out method. Market is determined by comparison with recent sales or net realizable value.
Such net realizable value is based on management's forecasts for sales of 5G Wireless's products or services in the ensuing years.
The industry in which 5G Wireless operates is characterized by technological advancement, change and certain regulations. Should the demand for 5G Wireless's products prove to be significantly less than anticipated, the ultimate realizable value of 5G Wireless's inventories could be substantially less than amounts shown in the accompanying consolidated balance sheets.

Property and Equipment.

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of 5-10 years for machinery and equipment and 3-5 years for office furniture and equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

Concentrations of Credit Risk.

Financial instruments that potentially subject 5G Wireless to concentrations of credit risk include cash and accounts receivable. 5G Wireless maintains its cash funds in bank deposits in highly rated financial institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit. At December 31, 2005, there were no uninsured funds.

5G Wireless's customers are located in many parts of the world. 5G Wireless provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts. 5G Wireless charges off accounts receivable against the allowance for losses when an account is deemed to be uncollectible. It is not 5G Wireless's policy to accrue interest on past due receivables. At December 31, 2005, an allowance for doubtful accounts of $33,857 is maintained to address such losses, if any.

In 2004, 5G Wireless had no material customers due to a lack of product sales. For the year ended December 31, 2005, there were two customers that accounted for more than 10% of 5G Wireless's revenues:
SRS (10%) and IAMA (30%). Both major customers closed operations in the year 2005, and 5G Wireless recognized approximately $630,500 in bad debt related to these uncollectible receivables.

In determining the allowance for doubtful accounts, management evaluated the future collectibility of customer receivable balances, on a customer by customer basis, including an individual assessment of the customer's credit quality, financial standing, and the customer's ability to meet current or future commitments and the industry and general economic outlook. Based on the severity of the likely loss, 5G Wireless provides a reserve against outstanding balances over 60 days. In the event collection efforts are unsuccessful for a customer, the receivable is written off and charged to expense. At December 31, 2005, 5G Wireless carries an allowance for doubtful accounts of $33,857. In addition, during 2005, receivables totaling $775,547 were written off and charged to expense.

5G Wireless operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. 5G Wireless's operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other business risks associated with such a company.

Income Taxes.

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. A deferred tax asset is reduced by a valuation allowance if, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, 5G Wireless records net deferred tax assets to the extent 5G Wireless believes these assets will more likely than not be realized. In making such determination, 5G Wireless considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial performance.

Revenue Recognition.

Revenues result principally from the sale and installation of wireless radio equipment to customers. Equipment sales are recognized when products are shipped. 5G Wireless recognizes revenues in accordance with Staff Accounting Bulleting ("SAB") No. 104, "Revenue Recognition," when all of the following conditions exist:
(a) persuasive evidence of an arrangement exists in the form of an accepted purchase order; (b) delivery has occurred, based on shipping terms, or services have been rendered; (c) 5G Wireless's price to the buyer is fixed or determinable, as documented on the accepted purchase order; and (d) collectibility is reasonably assured.

Orders delivered to 5G Wireless by phone, fax, mail or email are considered valid purchase orders and once accepted by 5G Wireless are deemed to be the final understanding between 5G Wireless and its customer as to the specific nature and terms of the agreed-upon sale transaction. Products are shipped and are considered delivered when (a) for FOB factory orders they leave 5G Wireless's shipping dock or (b) for FOB customer dock orders upon confirmation of delivery. The creditworthiness of customers is generally assessed prior to 5G Wireless accepting a customer's first order.

5G Wireless offers installation services to customers and charges separately when such services are purchased. Installation by 5G Wireless is not required for the functionality of the equipment. Consequently, installation services are considered a separate unit of accounting under Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") No. 00-21,"Revenue Arrangements with Multiple Deliverables."

Basic and Diluted Loss Per Common Share.

Under SFAS No. 128, "Earnings Per Share," basic earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because 5G Wireless has incurred net losses, basic and diluted loss per share are the same since additional potential common shares would be anti-dilutive. The calculated diluted loss per share does not take into account the effect 1,191,095 and 880,381 for 2005 and 2004, respectively aggregate shares such as restricted shares, convertible securities and warrants, which could be considered to be potentially dilutive.

Fair Value of Financial Instruments.

The carrying value of cash and cash equivalents, accounts receivables, accounts payable and accrued expenses approximate their fair value due to their short-term maturities. The fair value of the convertible notes amounts to $1,608,097, based on 5G Wireless's incremental borrowing rate. The carrying value of the derivative liability associated with the convertible notes approximates its fair value based on assumptions using the Black-Scholes model.

Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties. SFAS No. 107 requires that for instruments for which it is not practicable to estimate their fair value, information pertinent to those instruments be disclosed, such as the carrying amount, interest rate, and maturity, as well as the reasons why it is not practicable to estimate fair value. Information related to these related party instruments is included in Notes 4 and 8. Management believes it is not practical to estimate the fair value of these related-party instruments because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Stock-Based Compensation Arrangements.

5G Wireless accounts for stock issued to non-employees for services under SFAS No. 123, "Accounting for Stock Based Compensation. Under SFAS No. 123, stock compensation expense is recorded based on the fair value of equity instruments, or the fair value of the services, whichever is more clearly determinable. Accordingly, 5G Wireless incurred total stock based compensation expense of $130,245 in 2005 and $2,478,946 in 2004. Of this amount $1,100,587 related to employees and directors and $1,378,359 related to third parties in 2004. As of December 31, 2005, there were no options outstanding to employees, directors or others.

Warranty.

5G Wireless provides a warranty on all electronics sold for a period of two years after the date of shipment. Warranty issues are usually resolved with repair or replacement of the product. Trends of sales returns, exchanges and warranty repairs are tracked by as a management as a basis for the reserve that management records in 5G Wireless's financial statements. Estimated future warranty obligations related to certain products and services are provided by charges to operations in the period in which the related revenue is recognized. At December 31, 2005, warranty reserve approximated $26,161, which is recorded under other current liabilities on the consolidated balance sheet.

Shipping and Handling Costs.

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs."

Research and Development.

In accordance with SFAS No. 2, "Accounting for Research and Development Costs," all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Research and development costs for the years ended December 31, 2005 and 2004 were $209,543 and $9,837, respectively.

Segment Disclosures.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and its major customers. At December 31, 2005 and 2004, 5G Wireless operates in one segment.

5G Wireless's chief operating decision-maker evaluates the performance of 5G Wireless based upon revenues and expenses by functional areas as disclosed in 5G Wireless's consolidated statements of operations.
Geographical information follows:

                                              Years Ended December 31,
                                                2005          2004
Sales to external customers:
United States                                $1,529,686     $  636,950
Asia                                             14,246              -
Africa                                           75,000         14,500

Total sales to external customers            $1,618,932     $  651,450

Tangible assets by area:
United States                                $   80,797     $   66,495
All other geographic regions                          -              -

Total tangible assets                        $   80,797     $   66,495

Reclassifications.

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

Discount on Convertible Notes and Preferred Stock.

Discounts on convertible notes and preferred stock are principally attributable to the value of the beneficial conversion feature of the notes due to the provision that allows for the exercise of the debenture prices materially lower than the market value. These discounts are accounted for in accordance with EITF No. 00-27 issued by the American Institute of Certified Public Accountants.

Derivative Liabilities.

5G Wireless evaluates free-standing instruments indexed to its common stock to properly classify such instruments within equity or as liabilities in its financial statements, pursuant to the requirements of the EITF No. 00-19 "Accounting for Derivative Financial
Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", EITF No. 01-06, "The Meaning of Indexed to a Company's Own Stock", EITF No. 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19", and SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended. 5G Wireless's policy is to settle instruments indexed to its common shares on a first-in-first-out basis.

5G Wireless accounts for the effects of registration rights and related liquidated damages pursuant to EITF No. 05-04, View C, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument," subject to EITF No. 00-19. Pursuant to EITF No. 05-04, View C, liquidated damages payable in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. 5G Wireless accounts for its embedded conversion features and free-standing warrants pursuant to SFAS No. 133 and EITF No. 00-19, which require corresponding recognition of liabilities associated with such derivatives at their fair values and changes in fair values to be charged to earnings.

Significant Recent Accounting Pronouncements.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of Accounting Resources Board ("ARB") No. 43, paragraph 5 previously stated that ".under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of so abnormal (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005. Management does not believe this pronouncement will have a significant impact on its future financial statements.

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion No. 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method. Small business issuers, as defined in Item 10 of Regulation S-B are required to apply SFAS No. 123-R in the first interim or annual reporting period that begins after December 15, 2005 (5G Wireless became a small business issuer upon its de-election as a BDC, but must complete the fiscal year as a regular filer under Form 10-K). Thus, 5G Wireless's financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. Management has not determined the future effect of this pronouncement on its future financial statements.

The FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005. Management does not believe that this pronouncement will have a significant effect on its future financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," an amendment of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"), and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". In this context, a hybrid financial instrument refers to certain derivatives embedded in other financial instruments. Among other things, SFAS No. 155 permits fair value re-measurement of any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133. In addition, SFAS No. 155 establishes a requirement to evaluate interests in securitized financial assets in order to identify interests that are either freestanding derivatives or "hybrids" which contain an embedded derivative requiring bifurcation. SFAS No. 155 also clarifies which interest/principal strips are subject to SFAS No. 133, and provides that concentrations of credit risk in the form of subordination are not embedded derivatives. Lastly, SFAS No. 155 amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative. When SFAS No. 155 is adopted, any difference between the total carrying amount of the components of a bifurcated hybrid financial instrument and the fair value of the combined "hybrid" must be recognized as a cumulative-effect adjustment of beginning deficit/retained earnings. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier adoption is permitted only as of the beginning of a fiscal year, provided that the entity has not yet issued any annual or interim financial statements for such year. Restatement of prior periods is prohibited. Management does not believe this pronouncement will have a significant impact on its future financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on 5G Wireless's present or future consolidated financial statements.

2.  INVENTORY

Inventory at December 31, 2005 and 2004 consisted entirely of raw materials.

3.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 and 2004 consisted of the following:

                                                2005         2004
Machinery and equipment                      $ 275,873     $  37,280
Software and computers                          75,019       267,768
Building improvements                            4,747         4,747
                                               355,639       309,795

Less accumulated depreciation and
amortization                                  (274,841)     (203,216)

                                            $   80,798     $ 106,579

4.  NOTES PAYABLE

Notes payable and convertible notes payable consist of the following at December 31, 2005 and 2004:

                                                     2005          2004

Note payable, interest bearing at 10%
per annum with principal and interest
payment of $2,500 monthly, maturing
in July, 2006                                       $  10,000     $  48,733

$135,000 convertible note, bearing
interest at 8% per annum, repaid in
July, 2005                                                  -        50,000

$250,000 convertible note, bearing
interest at 9% per annum, net of
discounts of $4,411 and $103,458
respectively, maturing in March, 2006                  75,000       146,542

$805,000 convertible note, bearing
interest at 9% per annum, net of
discounts of $9,310 and $46,562
respectively due through April, 2006                  541,290       758,438

$2,000,000 convertible note, bearing
interest 5%, net of discount of
$871,520 and $625,953 of principal
converted, maturing in September, 2007                502,525       236,936

$1,000,000 convertible note, bearing
interest at prime plus 4%, net of
discount of $621,800 and $13,040 of
principal converted, maturing in March, 2007          365,160             -

$300,000 convertible note, bearing
interest at prime plus 4%, net of
discount of $233,872, maturing in July, 2007           66,128             -

Total                                              $1,560,103    $1,240,649

$250,000 Convertible Notes.

In March 2004, 5G Wireless borrowed $250,000 under convertible notes payable ("$250,000 Convertible Notes"), of which $100,000 came from management or individuals related to certain management personnel. All borrowings are due in March 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. The $250,000 Convertible Notes may be converted into common stock of 5G Wireless based on a formula subject to a floor of $0.001 per share.

In connection with the $250,000 Convertible Notes, 5G Wireless granted warrants to purchase 1,904 (post reverse split) shares of 5G Wireless's restricted common stock based on a formula subject to a floor of $0.001 per share. The warrants vested upon grant and expire in March 2006. The conversion feature embedded in the notes and the warrants can be settled in unregistered shares pursuant to EITF No. 00-19.

The convertible feature of the $250,000 Convertible Notes provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to EITF No. 98-5, "Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio," and EITF No. 00-27, "Application of EITF No. 98-5 To Certain Convertible Instruments," 5G Wireless has estimated the fair value of such BCF to be approximately $176,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the term of the notes. Amortization expense during the years ended December 31, 2005 and 2004 approximated $100,000 and $73,000, respectively. Of the $250,000 in proceeds, $100,000 came from related parties, including officers. The note holders are eligible to receive a warrant for 40% of the vested amount for two years.

$805,000 Convertible Notes.

In March 2004, 5G Wireless borrowed $715,000 under convertible notes payable ("$715,000 Convertible Notes"). All borrowings are due in March 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. The $715,000 Convertible Notes may be converted into common stock of 5G Wireless based on a formula subject to a floor of $0.001 per share.
The conversion feature embedded in the notes can be settled in unregistered shares pursuant to EITF No. 00-19 and meets the scope exception of paragraph 1(a) of SFAS No. 133.

In connection with the issuance of the $715,000 Convertible Notes, 5G Wireless paid issuance costs of $74,500, which has been recorded as a debt discount and is being amortized to interest expense over the life of notes. During the years ended December 31, 2005 and 2004, 5G Wireless amortized approximately $37,190 and $28,000 of such amount, respectively. In July 2004, 5G Wireless borrowed an additional
$90,000 under terms identical to those of the $715,000 Convertible Notes.

$2,000,000 Convertible Notes.

On September 22, 2004, 5G Wireless entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $2,000,000 of principal amount of promissory notes, bearing interest at 5% per annum, of 5G Wireless convertible into shares of 5G Wireless's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion prices is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of 5G Wireless's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or (ii) $17.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of 5G Wireless's common stock on the conversion date. In addition, the convertible note holders received Class A and Class B share warrants to purchase shares of common stock, as described below. See also "Registration Rights," "Classification of Conversion Feature and Warrants" and "Liquidated Damages," below.

$1,000,000 of promissory notes was purchased on the initial closing date ("Initial Closing Purchase Price") and the second $1,000,000 of the purchase price ("Second Closing Purchase Price") was paid within five business days after the date upon which 5G Wireless was able to issue to the subscribers free trading unrestricted common stock as a "business development company" as defined in Rule 602(a) of Regulation E under the Securities Act of 1933 which took effect on November 6, 2004. On November 9, 2004, 5G Wireless received the $1,000,000 that was the balance of the $2,000,000 convertible note.

The convertible note holders received Class A and Class B share warrants to purchase shares of common stock based on the following formulas:

(1) Class A Warrants

30 Class A Warrants will be issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is $7.14 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants.
(2) Class B Warrants

5G Wireless will issue and deliver 125 Class B Warrants to the subscribers for each $1.00 of purchase price invested on each closing date. The per warrant share exercise price to acquire a share upon exercise of a Class B Warrant is $7.00 (post reverse split) and is exercisable until three years after the issue date of the Class B Warrant.

As part of this funding arrangement, Jerry Dix and Don Boudewyn, 5G Wireless's chief executive officer and executive vice president, respectively, have agreed that for the period of 180 days after the Second Closing Date during which such registration statement shall have been current and available for use in connection with the public resale of the shares and warrant shares, they will not sell or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock or any other security of 5G Wireless which they own or have a right to acquire, other than (i) in connection with an offer made to all stockholders of 5G Wireless or any merger, consolidation or similar transaction involving 5G Wireless, or (ii) with the prior written consent of the investors and 5G Wireless, which shall not be unreasonably withheld.

The convertible feature of the $2,000,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, 5G Wireless has estimated the fair value of such BCF to be approximately $2,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on these notes during the year ended December 31, 2005 and 2004 approximated $1,300,000 and $404,000, respectively.

$1,000,000 Convertible Notes.

On March 22, 2005, 5G Wireless entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $1,000,000 of principal amount of promissory notes, bearing interest at prime plus 4% per annum, of 5G Wireless convertible into shares of 5G Wireless's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion price is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of 5G Wireless's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or
(ii) $3.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of 5G Wireless's common stock on the conversion date. In addition, the convertible note holders received Class A share warrants to purchase shares of common stock, as described below. See also "Registration Rights," "Classification of Conversion Feature and Warrants" and "Liquidated Damages," below.

The convertible note holders will receive Class A share warrants to purchase shares of common stock based on the following formulas:

30 Class A Warrants will be issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is $3.50 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants.

The convertible feature of the $1,000,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, 5G Wireless has estimated the fair value of such BCF to be approximately $1,000,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on this note during the year ended December 31, 2005 approximated $378,200.

$300,000 Convertible Notes.

On July 22, 2005, 5G Wireless entered into a subscription agreement with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased up to $300,000 of principal amount of promissory notes, bearing interest at prime plus 4% per annum, of 5G Wireless convertible into shares of 5G Wireless's common stock. The conversion formula is subject to a floor of $0.001 per share. The conversion price is equal to the lesser of (i) 75% of the average of the five lowest closing bid prices of 5G Wireless's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or
(ii) $17.50 (post reverse split). Under the terms of the notes, they cannot be converted if such conversion would result in beneficial ownership by the subscriber and its affiliates of more than 4.99% of the outstanding shares of 5G Wireless's common stock on the conversion date. In addition, the convertible note holders received Class A share warrants to purchase shares of common stock, as described below. See also "Registration Rights," "Classification of Conversion Feature and Warrants" and "Liquidated Damages," below.

The convertible note holders will receive Class A share warrants to purchase shares of common stock based on the following formulas:

30 Class A Warrants will be issued for each 100 shares which would be issued on each closing, assuming the complete conversion of the notes issued on each such closing sate at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is 120% of the closing bid price of the common stock on the trading day immediately preceding the Initial Closing Date and is exercisable until five years after the issue date of the Class A Warrants.

The convertible feature of the $300,000 Convertible Notes provides for a rate of conversion that is below market value. Pursuant to EITF 98-5 and EITF 00-27, 5G Wireless has estimated the fair value of such BCF to be approximately $300,000 related to these notes and recorded such amount as a debt discount. Such discount is being amortized to interest expense over the two-year term of the notes. Amortization expense on this note during the year ended December 31, 2005 approximated $66,128.

During 2005 and 2004, approximately $1,100,000 and $407,000, respectively, of principal balance of convertible notes payable were converted into common stock (see Note 4), including $75,000 and $100,000, respectively, from debt agreements entered into during 2003.

Registration Rights.

The Longview notes and related warrant agreements contain provisions whereby the holders of notes and warrants are entitled to registration rights in the event 5G Wireless's Regulation E exemption from registration ceases to be effective. This exemption (evidence by a Form 1-E filed when 5G Wireless operated as a BDC), ceased to be effective on October 22, 2005. Specifically, 5G Wireless must register with the SEC the shares issuable pursuant to the notes' conversion feature and warrants. In the event the Regulation E exemption ceases to be effective, within 60 days of ceasing effectiveness, 5G Wireless must file a registration statement with the SEC and within 90 days, it must have such registration statement be effective.

5G Wireless is required to pay liquidated damages at the rate of 2% per month (based on the notes' principal balance) until such time as a registration statement is effective.

Classification of Conversion Feature and Warrants.

Pursuant to EITF No. 00-19, 5G Wireless evaluated the Longview conversion feature and warrants at October 22, 2005. Management determined that due to the nature of the liquidated damages 5G Wireless must pay (with no maximum prescribed in the agreements), 5G Wireless must pursue registration as its most "economic alternative" and settle the Longview conversion feature and warrants with registered shares; and as a result, it must treat the conversion feature and warrants as derivative liabilities. In addition, under View C of EITF No. 05-04, 5G Wireless accounts for the liquidated damages separately from these two other derivative liabilities.

Management estimated the value of the warrants using a Black-Scholes model. Because the warrants have an exercise price greater than the trading price of 5G Wireless's stock on October 22, 2005, the warrants value was calculated to be insignificant. Management estimated the value of the conversion feature, after consultation with a valuation expert, taking into consideration limitations on ownership (Longview cannot own in excess of 4.99% of 5G Wireless's outstanding shares at any time), estimated conversions during the term of the notes and discounting the cash flows using discount rates of 75%. Management has established a liability and has estimated the change in the fair value of the conversion feature between October 2005 and December 31, 2005 to be $43,218, which is reflected as derivative expense.

Liquidated Damages.

5G Wireless is required to pay liquidated damages at the rate of 2% per month (based on the Longview notes' principal balance) until such time as a Form SB-2 registration statement is effective. 5G Wireless has accrued $131,551 in liquidated damages, which is included in Other Liabilities in the accompanying consolidated balance sheet at December 31, 2005.

Maturities

Principal maturities of notes and convertible notes (assuming no conversion) are as follows for the years ending December 31:

     2006       $2,009,647
     2007        1,286,960
     2008                -
     2008                -
     2009                -
     thereafter          -

                $3,296,607

5.  STOCKHOLDERS EQUITY (DEFICIT)

Preferred Stock.

Series A.

5G Wireless has 3,000,000 shares of Series A preferred stock authorized. On October 6, 2004, 5G Wireless's Compensation Committee granted and 5G Wireless issued Series A preferred stock to Mr. Dix and Mr. Boudewyn totaling 3,000,000 shares. Each share of Series A preferred stock is convertible at the rate of 800 shares of common stock for each full share of preferred stock (under the terms of the certificate of designation governing these shares, the conversion ratio was not changed upon the reverse split of 5G Wireless's common stock on November 23, 2005).

Each share of outstanding Series A preferred stock entitles the holder thereof to vote on each matter submitted to a vote of the stockholders of 5G Wireless and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series A preferred stock is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. The preferred shares are convertible after three years from issuance.

A third party conducted an evaluation prior to the issuance and concluded that the value of the preferred shares was $200,000, $33,334 of which was expensed for the year ended December 31, 2005. The difference of $116,666 is carried as unearned compensation in the Consolidated Statement of Stockholders' Deficit.

Series B.

During November and December 2005 , 5G Wireless received an aggregate $250,000 in cash as an investment in Series B preferred stock, which was approved by 5G Wireless's Board of Directors and designated in January 2006. At December 31, 2005, such amount is included in Other Liabilities in the accompanying consolidated balance sheet. See Note 9 for a description of the Series B preferred stock.

Common Stock

During the year ended December 31, 2005, 5G Wireless issued 147,325 (post reverse split) shares of common stock on exchange for services valued at approximately $130,000. Additionally, during the year 2005, 5G Wireless issued a total of 1,081,838 (post reverse split) shares of common stock due to the conversion of notes and accrued interest having a total value of $1,112,018. Value was based on the terms of an agreement or if no value is given for the shares, the closing market price on the dates of grant.

On November 16, 2004, 5G Wireless issued 2,815 (post reverse split) restricted shares of common stock valued at approximately $10,000 ($3.55 (post reverse split) per share) to an investor. In addition, the investor received four warrants to purchase a minimum of $10,000, but not greater than $250,000, in shares of common stock during each quarterly period during the 2005 calendar year. This purchase of shares is in connection with a license agreement entered into by the parties, dated February 19, 2004.

On September 16, 2004, 5G Wireless filed a Certificate of Amendment to Articles of Incorporation. This document amended Article III of the Articles of Incorporation to increase the number of authorized shares of common stock from 800,000,000 to 5,000,000,000. Under the provisions of 5G Wireless's Articles of Incorporation, as amended, this action does not require a vote of stockholders.

During the year ended December 31, 2004, 5G Wireless issued 440,585 (post reverse split) shares of common stock for services, which were valued at approximately $2,429,000. Value is based on the terms of an agreement or if no value is given for the shares, the closing market price on the dates of granting will be used. Included in such issuances, were approximately 255,036 (post reverse split) shares issued to certain consultants, employees and directors of 5G Wireless in accordance with the related employment agreements valued at approximately $1,100,587 (based on the closing market price on the dates of grant). Approximately 196,880 (post reverse split) shares (valued at approximately $661,000) of the shares issued to certain officers, directors and employees during the year ended December 31, 2004 were issued to settle prior years obligations.

During the year ended December 31, 2004, in accordance with the terms of the applicable convertible notes payable agreements, 5G Wireless issued approximately 181,287 (post reverse split) shares of common stock in connection with the conversion of notes payable and accrued expenses totaling approximately $587,000.

On November 3, 2004, 5G Wireless placed 1,015,873 (post reverse split) shares in an escrow account pursuant to terms of $2,000,000 convertible notes, described above.

Warrants

From time to time, 5G Wireless may grant warrants in conjunction with the issuance of certain financial instruments.

During the years ended December 31, 2005 and 2004, 5G Wireless granted warrants to certain convertible note holders to purchase a total of 310,714 (post reverse split) and 866,667 (post reverse split) shares, respectively, of 5G Wireless's common stock at exercise prices ranging from $3.50 per share to $11.55 per share (post reverse split).

                                                               Weighted-
                                             Number of         Average
                                              Shares         Exercise Price
                                           (post reverse     (post reverse
                                               split)           split)

Warrants outstanding and exercisable at
December 31, 2003                               13,714           $3.94

Granted                                        866,667           $7.02

Exercised                                            -               -

Expired                                              -               -

Warrants outstanding and exercisable at
December 31, 2004                              880,381           $6.97

Granted                                        310,714           $3.50

Exercised                                            -               -

Expired                                              -               -

Warrants outstanding and exercisable at
December 31, 2005                            1,191,095           $6.07

The number of outstanding and exercisable warrants as of December 31, 2005 is provided below:



                                                          Outstanding and Exercisable

                                                    Number of         Weighted-         Weighted-
                                                     Shares            Average           Average
Range of Exercise Prices                           (post reverse      Exercise          Remaining
(post reverse split)                                  split)           Price            Life (Years)
                                                                     (post reverse)
                                                                        split)
$3.50                                               310,714           $3.50             4.25

$3.94                                                13,714           $3.94             2.5

$ 7.00-7.14                                         858,008           $7.02             3.25

$11.55                                                8,659           $11.55            4.25

                                                  1,191,095


Fair Value Disclosure.

The fair value of warrants was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                      Years Ended December 31,
                                                         2005        2004

Weighted-average expected life (years)                   1.94        0.083
Annual dividend per share                                   -            -
Risk-free interest rate                                  4.5%         4.5%
Volatility                                               450%         225%
Weighted-average fair value of
options and warrants granted (post
reverse split)                                          $6.07        $7.02

Because the determination of the fair value of all warrants and options granted includes the factors described in the preceding paragraph, and because additional warrants and option grants are expected to be made each year, the pro forma disclosures included in
Note 1 are not likely to be representative of the pro forma effect on reported net income for future years.

6.  INCOME TAXES

The components of income tax benefits consist of the following:

                                                        2005        2004

Current:
  Federal                                               $     -     $     -
  State                                                       -           -

     Total current                                            -           -

Deferred:
  Federal                                                     -           -
  State                                                       -           -

     Total deferred                                           -           -

                                                        $     -     $     -

At December 31, 2005, 5G Wireless has federal net operating loss carryforwards of approximately $19.6 million and state tax net operating loss carryforwards of approximately $9.1 million, respectively. The carryforwards begin to expire in 2011 and 2013, respectively.

The benefit for income tax differs from the amounts computed by applying the statutory federal income tax rate of 34% as follows:

                                                       2005        2004

Computed tax (benefit) expense                        $(1,368,504) $(1,696,328)
State taxes, net of federal benefit                      (241,501)    (299,352)
Non-Deductible Expenses                                    59,636            -
Valuation allowance                                     1,550,369    1,995,680

                                                      $         - $          -

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2005 and 2004 are as follows:

                                                       2005        2004

Federal and state net operating losses                $ 7,224,388  $ 5,236,874
Accruals for financial statement purposes
not currently deductible                                   69,042      506,187
Total deferred tax assets                             $ 7,293,430  $ 5,743,061
Valuation allowance                                    (7,293,430)  (5,743,061)

                                                      $         - $          -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the history of operating losses, management believes it is more likely than not 5G Wireless will not realize the benefits of these deductible differences. A full reduction allowance has been recorded to offset 100% of the deferred tax asset.

7.  COMMITMENTS AND CONTINGENCIES

Lease Commitments.

In October 2003, 5G Wireless negotiated an operating lease agreement for its office and research and development space of approximately 10,560 square feet in Marina Del Rey, California for a five-year term, ending in 2008.

5G Wireless is committed to make future aggregate rental payments under the terms of the lease agreement as noted below.

          Year Ending
          December 31,

2006                $   153,368
2007                    152,814
2008                    124,770

Total commitments
$
                        430,952

Rent expense approximated $146,000 and $148,000 for the years ended December 31, 2005 and 2004, respectively.

Litigation.

Other than as set forth below, the Company is not a party to any material pending legal proceedings, claims or assessments and, to the best of its knowledge, no such action by or against 5G
Wireless has been threatened.

On June 15, 2005, 5G Wireless received a summons from third parties seeking damages against a former employee of 5G Wireless for breach of a residential lease and damage to a residential property in 2001. The claim against 5G Wireless filed in New York Supreme Court (Chenango County) alleges that the former employee was a principal in Wireless ThinkTank (a wholly owned subsidiary of Company Communications, Inc.) and conducted business from such residence.

Management believes 5G Wireless has meritorious claims and defenses to the plaintiffs' claims and ultimately will prevail on the merits. However, this matter remains in the early stages of litigation and there can be no assurance as to the outcome of the lawsuit. Litigation is subject to inherent uncertainties, and unfavorable rulings could occur. Consequently, No accrual has been made in the accompanying financial statements.

Consulting Agreements.

In connection with the Longview subscription agreement, 5G Wireless entered into a consulting agreement with Ghillie Fanaz AG. Under this agreement, the consultant was paid a "commencement bonus" of $100,000. Under this agreement, this consultant helped in:

     - developing and implementing appropriate plans and means for presenting 5G Wireless and its business plans, strategy and personnel to the financial community, establishing an image for the company in the financial community, and creating the foundation for subsequent financial public relations efforts;

     - maintain an awareness of 5G Wireless's plans, strategy and personnel, as they may evolve, and consult with 5G Wireless regarding communicating appropriate information regarding such plans, strategy and personnel to the financial community;

     - introduce to 5G Wireless investors who the consultant reasonably believes to be "accredited investors" with whom the consultant has a pre-existing substantive relationship; and

     - at 5G Wireless's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising 5G Wireless of the economic implications thereof.

8.  RELATED PARTY TRANSACTIONS

In March 2004, 5G Wireless borrowed $250,000 under convertible notes payable, of which $100,000 came from management or individuals related to certain management personnel ($50,000 came from Mr. & Mrs. Trepp, Mr. Trepp being the former president, $25,000 from Paul Zygielbaum, a former employee of 5G Wireless, and $25,000 from Thomas Janes, who is the father in law of Donald Boudewyn, 5G Wireless's executive vice president). For further details on these loans, please see Note 4, $250,000 Convertible Notes.

In 2004, 5G Wireless issued 9,300 restricted shares of common stock to Mr. Corty, a former director, for expenses and accrued salaries for 2002, 2003 and 2004.

On September 29, 2004, 5G Wireless's Board of Directors appointed Stanley A. Hirschman as an independent board member. Mr. Hirschman formerly owned a 0.5% interest in Redwood Grove Capital Management, which is the management company for the Longview funds (which provided $2,000,000 convertible notes described below); he relinquished this interest on June 27, 2005.

On October 4, 2004, 5G Wireless's Board of Directors appointed Phil E. Pearce as an independent board member. Mr. Pearce formerly owned a 0.5% interest in Redwood Grove Capital Management; he relinquished this interest on June 27, 2005.

On October 6, 2004 5G Wireless's Compensation Committee granted and 5G Wireless issued 3,000,000 shares of Series A preferred stock to Mr. Dix and Mr. Boudewyn totaling 3,000,000 (prior to the election to be a BDC). See Note 5 for a further discussion.

During the year ended December 31, 2004, 5G Wireless issued a total of 96,171 (post reverse split) restricted shares of common stock to Mr. Dix for accrued salaries for 2002, 2003 and 2004. During the year ended December 31, 2004, 5G Wireless issued a total of 80,670 (post reverse split) restricted shares of common stock to Mr. Boudewyn for accrued salaries for 2002, 2003 and 2004. 5G Wireless has since requested the return of the shares issued so as to comply with the requirements of the 1940 Act. 5G Wireless has since received the shares issued to Mr. Dix and Mr. Boudewyn, which have been cancelled.

On December 31, 2004, 5G Wireless moved the assets, employees, and all related contracts and agreements from 5G Wireless to 5G Wireless Solutions, Inc. As part of its obligations, 5G Wireless issued restricted common shares for the accrued portion of salaries for the fourth quarter of fiscal 2004.

During 2005 and 2004, 5G Wireless used the credit lines of Service Group, which is a company controlled by Mr. Dix, chief executive officer of 5G Wireless, to help 5G Wireless purchase equipment, travel and related consumables throughout the year as a means of managing cash flows.

9.  SUBSEQUENT EVENTS

On January 18, 2006, 5G Wireless adopted the 2006 Stock and Option Plan (which amended and replaced a 2006 Non-Employee Directors and Consultants Retainer Stock Plan adopted on December 21, 2006). The purpose of the plan is to promote the interests of 5G Wireless and its stockholders by attracting and retaining employees and consultants capable of furthering the future success of 5G Wireless and by aligning their economic interests more closely with those of 5G Wireless's stockholders; the services are to be compensated for with stock option and stock grants. Options granted under this plan are to be exercisable for a period of ten years from the grant date at whatever price is established by the Board of Directors, in its sole discretion, on the date of the grant. A total of 1,200,000 shares of common stock have been registered under this plan as a result of a Form S-8's filed with the SEC.

On January 19, 2006, 5G Wireless Solutions, Inc., a wholly owned subsidiary, was merged with and into 5G Wireless.

On February 17, 2006, 5G Wireless consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with seven accredited investors obtained by 5G Wireless's placement agent, Divine Capital Markets, LLC, whereby these investors purchased an aggregate amount of $250,000 Series B 10% convertible preferred stock of 5G Wireless, which equated to 250,000 shares of this stock. 5G Wireless paid a commission of $25,000 (10% of the amount of funds raised) to Divine Capital in connection with this offering. Each share of Series B preferred stock is convertible into shares of 5G Wireless's common stock at a conversion price equal to the lesser of:
(i) if converted without benefit of a registration statement, 75% of the lowest close bid of the common stock as reported by the market or exchange on which the common stock is listed or quoted for trading or quotation on the date in question for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; (ii) if converted with the benefit of a registration statement, 85% of the lowest close bid of the common stock as reported by the trading market for the 20 trading days preceding the conversion date for each full share of convertible preferred stock held; and (iii) the face amount per share.

There are 5,000,000 shares of Series B preferred stock authorized. Each share of Series B preferred stock entitles the holder thereof to vote on each matter submitted to a vote of the stockholders of 5G Wireless and to have the number of votes equal to the number (including any fraction) of shares of common stock into which such share of Series B preferred stock is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective.

Effective on March 4, 2006, the outstanding balance and accrued interest on certain notes was converted into 145,558 restricted shares of common stock. On March 4, 2004, 5G Wireless borrowed $250,000 under these convertible notes payable, of which $100,000 came from management or individuals related to certain management personnel. All notes were due on March 4, 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. The $250,000 Convertible Notes may be converted into common stock of 5G Wireless at the lesser of: (a) in accordance with the terms of a subsequent financing, at the option of the holder, (b) 125% of the closing bid price on the closing date, as defined, or (c) 60% of the average of the three lowest closing bid prices during the twenty trading days immediately prior to the conversion date. The warrants issued in connection with these notes have not been exercised to date.

Effective on March 31, 2006, the outstanding balance and accrued interest on certain was converted into restricted shares of common stock. On March 31, 2004, 5G Wireless borrowed $715,000 under these convertible notes payable. All notes were due on March 31, 2006, with monthly interest payments on the outstanding balance; interest accrues at 9% per annum. These notes may be converted into common stock of 5G Wireless at the lesser of: (a) in accordance with the terms of a subsequent financing, at the option of the holder, (b) 125% of the closing bid price on the closing date, as defined, or (c) 100% of the closing bid price during the sixty trading days immediately prior to the conversion date.

On March 27, 2006, 5G Wireless's Chief Financial Officer, Lawrence C. Early, accepted an offer of employment from another company and resigned this position effective April 7, 2006.

            PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Information on this item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered, all of which are being paid by 5G Wireless*:

Securities and Exchange Commission registration fee           $    1,013
Legal fees and expenses                                           25,000
Accounting fees and expenses                                      10,000
Miscellaneous offering costs                                       5,000

Total                                                         $   41,013*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On November 3, 2005, the board of directors approved a 1 for 350 reverse stock split of our common stock. The November 23, 2005 reverse stock split has been retroactively reflected in the following disclosure. Unless otherwise indicated, all references to outstanding common shares, including common shares to be issued upon the exercise of warrants and convertible notes payable, and their value per shares refer to post-split amounts.

     5G Wireless has made the following sales of unregistered securities of during the past three years:

     (a) During the three months ended September 30, 2003, 5G Wireless issued 1,234 shares of common stock to its then president, Peter Trepp, in connection with his employment agreement with 5G Wireless; these shares were valued at $12,530 ($10.15 per share).

     (b)  At various times during the three months ended
September 30, 2003, 5G Wireless issued a total of 33,979 shares of common stock in connection with conversion of convertible debentures issued by 5G Wireless on February 12, 2002. The shares issued were valued at $95,141 ($2.80 per share).

     (c)  During the three months ended September 30, 2003, 5G
Wireless issued subordinated promissory notes in the principal amount of $135,000 to four investors.

     (d) In November 2003, 5G Wireless entered into an agreement to sell 23,920 shares of our common stock at a price range from $23.66 to $25.13 per share for an aggregate purchase price of $430,000 in a private placement to accredited investors between November 11, 2003 and February 16, 2004.

     (e) In February 2004, 5G Wireless issued 1,957 shares of common stock to one accredited investor for $31,500 ($16.09 per share).

     (f) In March 2004, 5G Wireless borrowed $250,000 under convertible notes payable, of which $100,000 came from management or individuals related to certain management personnel. The $250,000 convertible notes may be converted into common stock of 5G Wireless at the lesser of: (a) in accordance with the terms of a subsequent financing, at the option of the holder, (b) 125% of the closing bid price on the closing date, as defined, or (c) 60% of the average of the three lowest closing bid prices during the twenty trading days immediately prior to the conversion date. In connection with the $250,000 convertible notes, 5G Wireless granted warrants to purchase 8,659 (post reverse split) shares of 5G Wireless's common stock at an exercise price of the lesser of: (a) the five day average closing bid price prior to closing or (b) the fifteen day average closing bid price prior to exercise. The warrants issued in connection with these notes have now expired. The company and the note holders have subsequently agreed to extend the notes, which expired in March 2006, for an additional two years.

     (g) In March 2004, 5G Wireless borrowed $715,000 under convertible notes payable. The $715,000 convertible notes may be converted into common stock of 5G Wireless at the lesser of: (a) in accordance with the terms of a subsequent financing, at the option of the holder, (b) 125% of the closing bid price on the closing date, as defined, or (c) 100% of the closing bid price during the sixty trading days immediately prior to the conversion date. In July 2004, 5G Wireless borrowed an additional $90,000 under terms identical to those of the $715,000 convertible notes.

     (h) During May 2004, 5G Wireless issued 196,138 shares of common stock to six employees for services valuing $640,567 ($3.26 per share).

     (i) In May 2004, 5G Wireless converted promissory notes in the aggregate of amount of $109,000 including accrued interest held by five accredited investors into 53,202 shares of common stock
($2.04 per share).

     (j) In May 2004, 5G Wireless converted a promissory note in the amount of $98,855 including accrued interest and penalties held by one accredited investor into 13,319 shares of common stock ($7.42 per share).

     (k)  During May 2004, 5G Wireless issued a total of 2,479
shares of common stock to consultants for services valuing $32,812 ($13.23 per share).

     (l) During May 2004, 5G Wireless issued a total of 2,742 shares of common stock to two employees for services valuing $35,333 ($12.89 per share).

     (m) During June 2004, 5G Wireless issued 28,064 shares of common stock to fourteen employees for services valuing $301,649
($10.75 per share).

     (n) On July 15, 2004, 5G Wireless issued 8,571 shares of common stock to one company for consulting services rendered to 5G
Wireless.  These shares had an aggregate value of $75,000 ($8.75 per share).

     (o) On September 10, 2004, 5G Wireless issued 680 shares of common stock to one company for consulting services rendered to 5G Wireless. These shares had an aggregate value of $5,000 ($7.35 per share).

     (p) On September 13, 2004, 5G Wireless issued 5,714 shares of common stock to May Davis Group, Inc. as compensation under a financing agreement between that firm and 5G Wireless. These shares had an aggregate value of $34,000 ($5.95 per share).

     (q) On September 22, 2004, 5G Wireless entered into subscription agreements with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased $2,000,000 in convertible notes. These notes bear interest at 5% per annum and are convertible into shares of 5G Wireless's common stock at a conversion price equal to the lesser of
(i) 75% of the average of the five lowest closing bid prices of 5G Wireless's common stock as reported by the OTC Bulletin Board for the ninety trading days preceding the conversion date, or (ii) $17.50. There is a floor of $0.001 to the conversion price. In addition to the convertible note, 5G Wireless issued Class A and Class B share warrants to purchase shares of common stock. 5G Wireless issued 20 Class A Warrants for each 100 shares issuable had the promissory note been converted at the closing date. 5G Wireless also issued 125 Class B Warrants for each $1.00 of principal amount under the notes.

     (r)  On September 30, 2004, 5G Wireless issued a total of
6,219 shares of common stock to three individuals for consulting services rendered to 5G Wireless. These shares had an aggregate value of $33,000 (average of $5.25 per share).

     (s) On September 30, 2004, 5G Wireless also issued a total of 16,150 shares of common stock to six employees of 5G Wireless, including its chief executive officer and its executive vice president, in lieu of accrued salaries (five employees) and as a long-term bonus (one employee). These shares had an aggregate value of $92,850 (average of $5.74 per share).

     (t) On October 6, 2004, 5G Wireless's Compensation Committee granted and 5G Wireless issued Series A preferred stock to Mr. Dix and Mr. Boudewyn totaling 3,000,000 shares. Each share of Series A preferred stock is convertible initially at the rate of 800 shares of common stock for each full share of preferred stock (under the terms of the certificate of designation governing these shares, the conversion ratio was not changed upon the reverse split of 5G Wireless's common stock on November 23, 2005).

     (u) October 11, 2004 5G Wireless issued 15,086 shares of common stock to a convertible note holder. These shares were valued at $59,400 or $3.94 per share.

     (v) On November 1, 2004, 5G Wireless agreed to sell 2,815 (post reverse split) shares of common at $3.55 (post reverse split) per share ($10,000). In addition, the investor received four warrants to purchase a minimum of $10,000, but not greater than $250,000, in shares of common stock during each quarterly period during the 2005 calendar year. This purchase of shares is in connection with a license agreement entered into by the parties, dated February 19, 2004. The date of sale, and the issuance of the warrants, actually occurred on November 8, 2004.

     (w) On November 1, 2004, 5G Wireless issued 8,571 shares of common stock to one individual for consulting services to be performed for 5G Wireless. These shares were valued at $39,000 or $4.55 per share.

     (x) On November 15, 2004, 5G Wireless issued a total of 2,540 shares of common stock as to two individuals and one law firm for services rendered, valued at a total of $12,000 ($4.72 per share).

     (y)  On November 16, 2004, 5G Wireless issued a total of
8,819 shares of common stock as a partial conversion of $1,000,000 in convertible notes (principal and accrued interest) under the Longview subscription agreements, valued at a total of $25,000 ($2.83 per share).

     (z)  On November 30, 2004, 5G Wireless issued a total of
17,790 shares of common stock as a partial conversion of $1,000,000 in convertible notes (principal and accrued interest) under the Longview subscription agreements, valued at a total of $50,000 ($2.81 per share).

     (aa) On November 30, 2004, 5G Wireless issued 1,020 shares of common stock to one individual for consulting services rendered to 5G Wireless. These shares had an aggregate value of $5,000 ($4.90 per share). These shares were returned to the company on June 30, 2005 and cancelled due to rules that governed its then current status as a business development company.

     (bb) On December 13, 2004, 5G Wireless issued a total of 42,907 shares of common stock as a partial conversion of $1,000,000 in convertible notes (principal and accrued interest) under the Longview subscription agreements, valued at a total of $107,000 ($2.49 per share).

     (cc) On December 21 and December 31, 2004, 5G Wireless issued a total of 17,204 shares of common stock as to a consultant for services, valued at a total of $54,675 ($3.17 per share).

     (dd) On December 31, 2004, 5G Wireless issued a total of 6,452 shares of common stock as to three consultants for services, valued at a total of $24,500 ($3.80 per share).

    (ee) On December 31, 2004, 5G Wireless issued a total of 19,223 shares of common stock to seven employees of 5G Wireless, including the chief executive officer and executive vice president, for accrued compensation for the fourth quarter of 2004. These shares were valued at a total of $73,000 ($3.80 per share). 17,643 of these shares were returned to the company on June 30, 2005 and cancelled due to rules that governed its then current status as a business development company.

     (ff)  On March 17, 2005, 5G Wireless issued a total of
11,429 shares of common stock in partial conversion of the $1,000,000 convertible notes (principal and accrued interest) under the Longview subscription agreements, valued at a total of $19,196 ($1.68 per share).

     (gg)  On March 22, 2005, 5G Wireless entered into
subscription agreements with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased an additional $1,000,000 in convertible notes, with Class A Warrants to purchase up to 100 additional shares of common stock for each 100 shares issued on the closing date assuming the complete conversion of the notes issued on the Closing Date. The
exercise price of the warrant is $0.01 per share.   The Class A
Warrants are exercisable until five years after the closing date. Under the secured convertible notes, they are convertible into common stock of 5G Wireless at a price per share equal to subject to the lower of (i) $0.01, or (ii) 75% of the average of the five lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the principal market for the 90 trading days preceding a conversion date. The maximum conversion price is $0.01. There is a floor of $0.001 to the conversion price.

     (hh)  On March 30, 2005, 5G Wireless issued a total of
37,143 shares of common stock as a partial conversion of $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $61,750 ($1.66 per share).

     (ii)  On March 31, 2005, 5G Wireless issued a total of
93,429 shares of common stock in partial conversion of the $250,000 convertible notes (principal and accrued interest), valued at a total of $163,500 ($1.75 per share).

     (jj)  On April 29, 2005, 5G Wireless issued a total of
17,143 shares of common stock as a partial conversion of $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $28,500 ($1.66 per share).

     (kk)  On April 29, 2005, 5G Wireless issued a total of
24,026 shares of common stock as a partial conversion of $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $41,892 ($1.74 per share).

     (ll)  On April 29, 2005, 5G Wireless issued a total of
62,367 shares of common stock as a partial conversion of the $715,000 convertible notes (principal and accrued interest), valued at a total of $104,273 ($1.67 per share).

     (mm) On June 9, 2005, 5G Wireless issued a total of 14,429 shares of common stock as a partial conversion of $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $23,987 ($1.66 per share).

     (nn)  On July 20, 2005, 5G Wireless entered into
subscription agreements with Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP whereby these investors purchased an additional $300,000 in convertible notes, with Class A Warrants to purchase one additional share of common stock for each one share issued on the closing date assuming the complete conversion of the notes issued on the closing date. The exercise
price of the warrant is $0.01 per share.   The Class A Warrants are
exercisable until five years after the closing date. Under the convertible note, they are convertible into shares of common stock of 5G Wireless at a price per share equal to the lower of (i) $0.01, or
(ii) 75% of the average of the five lowest closing bid prices of the common stock as reported by Bloomberg L.P. for the principal market for the ninety trading days preceding a conversion date. The maximum conversion price is $0.01 per share. There is a floor of $0.001 to the conversion price.

     (oo) On August 2, and August 3, 2005, 5G Wireless issued a total of 57,166 shares of common stock as a partial conversion of $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $69,029 ($1.21 per share).

     (pp) On August 4, 2005, 5G Wireless issued a total of 29,872 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (March 2005) (principal and accrued interest) under the subscription agreements, valued at a total of $28,500 ($0.95 per share).

     (qq)  On August 19, 2005, 5G Wireless issued a total of
21,853 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (March 2005) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $25,091 ($1.15 per share).

     (rr) In September 2005, 5G Wireless issued a total of 68,063 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (September 2004 & March 2005) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $54,172 ($0.80 per share).

     (ss)  On September 30, 2005, 5G Wireless issued a total of
190,602 shares of common stock as a partial conversion of the $805,000 convertible notes (principal and accrued interest), valued at a total of $151,400 ($0.79 per share).

     (tt) In October 2005, 5G Wireless issued a total of 242,857 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $188,091 ($0.77 per share).

     (uu) On November 11, 2005, 5G Wireless issued shares totaling 2,600 shares of common stock to a consultant for services.
The shares had an aggregate value of $11,000 (average of $4.23 per share).

     (vv)  In November 21, 2005, 5G Wireless issued a total of
66,776 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (September 2004) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $55,521 ($0.83 per share).

     (ww) On December 22, 2005, 5G Wireless issued shares totaling 143,301 shares of common stock as final conversion of the $135,000 in convertible notes. The shares had an aggregate value of $87,360 (average of $0.61 per share).

     (xx) On January 31, 2006, 5G Wireless also issued a total of 128,818 shares of common stock to fifteen employees, including 30,270 to its chief executive officer and 17,030 to its executive vice president, as compensation. These shares had an aggregate value of $103,054 (average of $0.80 per share).

     (yy) On February 1, 2006 5G Wireless issued a total of 122,449 to Utek to find new wireless technology being developed by the university research and development departments. The shares had an aggregate value of $123,964 (average of $1.01 per share).

     (zz) On February 6, 2006, 5G Wireless issued a total of 285,495 shares of common stock as a partial conversion of the $805,000 convertible notes (principal and accrued interest), valued at a total of $117,974 (average of $0.41 per share).

     (aaa)  On February 6, 2006, 5G Wireless issued a total of
11,829 shares of common stock to a consultant for services rendered.
The shares had an aggregate value of $10,764 (average of $0.91 per share).

     (bbb)  On February 6, 2006, 5G Wireless issued a total of
66,667 shares of common stock to Boomerang Networks for the acquisition of the assets of 5G Wireless. The shares had an aggregate value of $50,000 ($0.75 per share).

     (ccc) On February 13, 2006, 5G Wireless issued 38,480 and 20,720 shares of common stock to its chief executive officer and its executive vice president, respectively, and one employee for 6,907 shares of common stock, to settle accrued salaries for 2002, 2003, and 2004. These shares had an aggregate value of $52,886 (average of $0.80 per share).

     (ddd) On February 17, 2006, 5G Wireless consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with certain accredited investors obtained by 5G Wireless's placement agent, Divine Capital Markets, LLC, whereby these investors purchased an aggregate amount of $250,000 Series B 10% convertible preferred stock of 5G Wireless. In anticipation of the above financing, on February 1, 2006 5G Wireless issued a total of 14,286 shares of common stock to Divine and a consultant as finders' fees for this transaction; these shares were valued at $14,672 (average of $1.03 per share).

     (eee) On April 5, 2006, 5G Wireless entered into a subscription agreement with Longview Fund, LP under which this investor will purchase up to $69,000 in convertible notes bearing interest at 12% per annum of 5G Wireless convertible into shares of 5G Wireless's common stock. The terms of these notes are two years. In addition, the convertible note holder received warrants to purchase shares of common stock: 1 Class A warrants was issued for each 1 shares that would be issued on each closing, assuming the complete conversion of the notes issued on each such closing date at the conversion price in effect on each such closing date. The per warrant share exercise price to acquire a share upon exercise of a Class A Warrant is $0.50 (post reverse split) and is exercisable until five years after the issue date of the Class A Warrants. On this basis, 5G Wireless issued warrants to purchase 216,668 shares of common stock on April 5, 2006. 5G Wireless has received a total of $69,000 under two promissory notes under a first and second closing under the terms of the subscription agreement.

     (fff) On April 25, 2006 5G Wireless issued a total of 25,000 shares of common stock for professional services. These shares had an aggregate value of $10,250 ($0.41 per share).

     (ggg) In May 2006 5G Wireless issued shares totaling 674,749 restricted shares of common stock under a Regulation S offering to eight investors for a total consideration of $224,629 (average of $0.36 per share).

     (hhh) On May 30, 2006, 5G Wireless issued a total of 460,000 shares of common stock as a partial conversion of the $1,000,000 in convertible notes (March 2005) (principal and accrued interest) under the Longview subscription agreements, valued at a total of $103,500 ($0.22 per share).

     (iii) On May 30, 2006, 5G Wireless consummated a private placement financing transaction pursuant to a Securities Purchase Agreement with Castellum Investment, S.A. whereby this investor purchased an aggregate amount of $290,000 Series B 10% convertible preferred stock of 5G Wireless.

     (jjj) On June 13, 2006, 5G Wireless entered into and closed on a Securities Purchase Agreement with Montgomery Equity Partners, LP. Under this agreement, Montgomery agreed to purchase from 5G Wireless 12% convertible debentures in the aggregate principal amount of $1,200,000; they will mature on June 13, 2008. The debentures will be convertible from time to time into the common stock of 5G Wireless by Montgomery for at the price per share of an amount equal to either $0.3155 or eighty percent (80%) of the lowest closing bid price of 5G Wireless's common stock, for the 5 trading days immediately preceding the conversion date.

     In this transaction, Montgomery also received three five-year warrants, all dated June 13, 2006, to purchase: (a) 800,000 shares of common stock at an exercise price of $0.15; (b) 800,000 shares at an exercise price of $0.35 per share; and (c) 800,000 shares at an exercise price the lesser of $0.35 or 80% of the lowest closing bid price of 5G Wireless's common stock per share as reported by Bloomberg
L.P. for the 5 trading days prior to an exercise of the warrant. These warrants are exercisable on a cash basis provided 5G Wireless is not in default and the shares underlying the warrants are subject to an effective registration statement.

     (kkk)  On June 21, 2006 the company issued shares totaling
165,322 restricted shares of common stock under a Regulation S offering to eight investors for a total consideration of $54,632
(average of $0.39 per share).

     (lll)  On June 26, 2006, the 5G Wireless issued a total of
511,124 shares of common stock as a partial conversion of the $805,000 convertible notes (principal and accrued interest), valued at a total of $108,870 ($0.21 per share).

     (mmm) On June 27, 2006, the 5G Wireless issued a total of 160,908 shares of common stock as conversion of the $250,000 convertible notes (principal and accrued interest), which was to convert into 145,558 shares of common stock on March 4, 2006 but had not been issued until June 27, 2006, valued at a total of $88,500 ($0.55 per share).

     (nnn) On June 27, 2006, 5G Wireless issued 11,666, 4,166, and 833 shares of common stock to Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP, respectively, in connection with the exercise of warrants issued by 5G Wireless on March 22, 2005 (exercisable at $0.15 per share).

     (ooo)  On June 30, 2006, 5G Wireless issued a total of
125,000 shares of common stock to a consultant for services. The shares had an aggregate value of $50,000 (average of $0.40 per share).

     (ppp)  On July 11, 2006, 5G Wireless issued a total of
239,499 shares of common stock to an individual who provided the guarantee on lease for the company. The shares had an aggregate value of $44,906 ($0.19 per share).

     (qqq) On July 11, 2006, 5G Wireless issued a total of 77,866 shares of common stock to three individuals for interest on loans provided to the company. The shares had an aggregate value of $14,600 ($0.19 per share).

     (rrr)  On July 24, 2006, 5G Wireless issued 34,433, 30,825, and 10,275 shares of common stock to Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP, respectively, in connection with the exercise of warrants issued by 5G Wireless on March 22, 2005 (exercisable at $0.15 per share).

     (sss) On July 26, 2006, 5G Wireless issued 60,852 shares of common stock to Montgomery Equity Partners, LP as fees under the Securities Purchase Agreement with this firm, dated June 13, 2006.

     These sales, except for the conversions in connection with the Longview notes prior to October 21, 2005 and certain sales in May and June 2006, were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. Each of the transactions did not involve a public offering and each of the investors represented that he/she was a "sophisticated" or "accredited" investor as defined in Rule 502 of Regulation D. The sales under in connection with Longview were undertaken under the exemption from registration as set forth in Regulation E through 5G Wireless's then status as a business development company.

     The noted sales in May and June 2006 were undertaken in offshore transactions in which no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the other provisions of Rule 903(b)(3)(i) and (iii) were complied with.

ITEM 27.  EXHIBITS

     Exhibits included or incorporated by reference in this document are set forth in the attached Exhibit Index.

ITEM 28.  UNDERTAKINGS

     The undersigned company hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (f) (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, 5G Wireless certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Marina del Rey, State of California, on August 7, 2006.

                                       5G Wireless Communications, Inc.


                                       By: /s/  Jerry Dix
                                       Jerry Dix Chief Executive Officer

                        Special Power of Attorney

     The undersigned constitute and appoint Jerry Dix their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                    Title                        Date

/s/  Jerry Dix                 Chief Executive                  August 7, 2006
Jerry Dix                      Officer/President/Director

/s/  Don Boudewyn              Executive Vice                   August 7, 2006
Don Boudewyn                   President/Secretary/Treasurer
                               (principal financial
                               officer)/Director

/s/  Phil E. Pearce            Director                         August 7, 2006
Phil E. Pearce

/s/  Stanley A. Hirschman      Director                         August 7, 2006
Stanley A. Hirschman

/s/  Murray H. Williams        Director                         August 7, 2006
Murray H. Williams

/s/  Kirk Haney                Director                         August 7, 2006
Kirk Haney

                                  EXHIBIT INDEX

Number                             Description

1      Agency Agreement between 5G Wireless and May Davis Group,
       Inc., dated April 1, 2003 (incorporated by reference to
       Exhibit 1 of the Form 10-QSB/A filed on November 17, 2003).

2.1 Agreement and Plan of Reorganization and Merger between Tesmark, Inc., an Idaho corporation, and 5G Wireless (formerly know as Tesmark, Inc.), a Nevada corporation, dated November 10, 1998 (incorporated by reference to Exhibit 2 of the Form 10-SB filed on December 15, 1999).

2.2 Acquisition Agreement between 5G Wireless, and Richard Lejeunesse, Curtis Mearns, and Don Boudewyn, a partnership (known as 5G Partners), dated December 15, 2000, as amended (incorporated by reference to Exhibit 10 of the Form 8-K filed on February 14, 2001).

2.3 Share Purchase Agreement between 5G Wireless, and Sea Union Industries Pte. Ltd., Richard Lajeunesse, Rita Chou, Peter Chen, Yeo Lai Ann, Tan Lam Im, Choa So Chin, Tan Ching Khoon, Tan Sek Toh, and 5G Wireless Communication Pte. Inc. (formerly known as Peteson Investment Pte Ltd.), dated May 5, 2001 (incorporated by reference to Exhibit 2 of the Form 8-K filed on June 5, 2001).

2.4    Purchase Agreement between 5G Wireless and Skyhub Asia
       Holdings Limited, eVision USA.com, and eBanker USA.com, dated May 19, 2001 (incorporated by reference to Exhibit
       2.4 of the Form 10-KSB filed on April 18, 2002).

2.5    Definitive Acquisition Agreement between 5G Wireless and
       Wireless Think Tank, dated April 30, 2002 (incorporated by reference to Exhibit 2 of the Form 8-K filed on August 13, 2002).

2.6    Agreement and Plan of Merger between 5G Wireless and 5G
       Wireless Solutions, Inc., dated January 18, 2006
       (incorporated by reference to Exhibit 2.6 of the Form 10-K filed on April 7, 2006).

3.1    Articles of Incorporation, dated September 24, 1998
       (incorporated by reference to Exhibit 3 of the Form 10-SB filed on December 15, 1999).

3.2 Certificate of Amendment to Articles of Incorporation, dated May 5, 2000 (incorporated by reference to Exhibit 3.3 of the Form SB-2 filed on January 10, 2002).

3.3 Certificate of Amendment to Articles of Incorporation, dated January 19, 2001 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on February 14, 2001).

3.4 Certificate of Amendment to Articles of Incorporation, dated January 21, 2003 (incorporated by reference to Exhibit 3.4 of the Form 10-KSB filed on May 8, 2003).

3.5 Certificate of Amendment to Articles of Incorporation, dated September 16, 2004 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on September 22, 2004).

3.6    Certificate of Correction, dated September 20, 2004
       (incorporated by reference to Exhibit 3.2 of the Form 8-K filed on September 22, 2004).

3.7 Bylaws, dated September 25, 2002 (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed on May 8, 2003).

4.1    2001 Stock Incentive Plan, dated November 1, 2001
       (incorporated by reference to Exhibit 10 of the Form S-8 filed on December 10, 2001).

4.2    Non-Employee Directors and Consultants Retainer Stock
       Plan, dated January 30, 2002 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on January 31, 2002).

4.3    Amended and Restated Stock Incentive Plan, dated
       January 30, 2002 (incorporated by reference to Exhibit
       4.2 of the Form S-8 filed on January 31, 2002).

4.4 Form of Subscription Agreement Between 5G Wireless and investors, dated February 12, 2002 (including the following exhibits: Exhibit A: Form of Notice of Conversion; Exhibit
       B: Form of Registration Rights Agreement; Exhibit C: Form of Debenture; and Exhibit D: Form of Opinion of Company's Counsel) (the following to this agreement have been omitted: Exhibit E: Board Resolution; Schedule 3(A):
       Subsidiaries; Schedule 3(C): Capitalization; Schedule 3(E):
       Conflicts; Schedule 3(G): Material Changes; Schedule 3(H):
       Litigation; Schedule 3(L): Intellectual Property; Schedule 3(N): Liens; and Schedule 3(T): Certain Transactions) (incorporated by reference to Exhibit 4.4 of the Form 10-QSB filed on May 20, 2002).

4.5 Escrow Agreement between 5G Wireless, First Union Bank, and May Davis Group, Inc., dated February 12, 2002
       (incorporated by reference to Exhibit 4.5 of the Form 10-
       QSB filed on May 20, 2002).

4.6    Form of Escrow Agreement between 5G Wireless, Joseph B.
       LaRocco, Esq., and investors, dated February 12, 2002
       (incorporated by reference to Exhibit 4.6 of the Form 10-
       QSB filed on May 20, 2002).

4.7 Security Agreement (Stock Pledge) between 5G Wireless and investors, dated February 12, 2002 (incorporated by reference to Exhibit 4.7 of the Form 10-QSB filed on May 20, 2002).

4.8 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan, dated June 1, 2003 (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on June 26, 2003).

4.9 Form of Subscription Agreement Between 5G Wireless and investors (including the following exhibits: Exhibit A:
       Form of Debenture ; Exhibit B: Form of Notice of
       Conversion; Exhibit C: Form of Opinion; and Exhibit D:
       Subscription Procedures) (the following schedules have been omitted: Schedule 3(a): Subsidiaries; Schedule 3(c):
       Capitalization; Schedule 3(e): Conflicts; Schedule 3(g):
       Material Changes; Schedule 3(h): Litigation; Schedule 3(l):
       Intellectual Property; Schedule 3(n): Liens; and Schedule 3(t): Certain Transactions) (incorporated by reference to
       Exhibit 4.9 of the Form 10-QSB/A filed on November 17, 2003).

4.10   Form of Subordinated, Convertible Note and Warrants
       Agreement between 5G Wireless and investors (including the following exhibits: Exhibit A: Form of Convertible
       Subordinated Promissory Note; and Exhibit B: Form of
       Warrant Agreement) (incorporated by reference to Exhibit
       4.10 of the Form 10-QSB filed on November 24, 2003)

4.11 Form of Promissory Note issued by 5G Wireless to investors, dated March 4, 2004 (incorporated by reference to Exhibit 4.1 of the Form 10-QSB/A filed on May 28, 2004).

4.12 Form of Note Purchase Agreement between 5G Wireless and investors, dated March 4, 2004 (incorporated by reference to Exhibit 4.2 of the Form 10-QSB/A filed on May 28, 2004).

4.13 Form of Warrant issued by 5G Wireless to investors, dated March 4, 2004 (incorporated by reference to Exhibit
       4.3 of the Form 10-QSB/A filed on May 28, 2004).

4.14   2004 Non-Employee Directors and Consultants Retainer Stock
       Plan, dated June 8, 2004 (incorporated by reference to
       Exhibit 4 of the Form S-8 filed on June 21, 2004).

4.15 Subscription Agreement between 5G Wireless, on the one hand, and Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP, on the other hand, dated September 22, 2004, and Form of Convertible Note (including the following items: Exhibit A1: Form of Class A Warrant; Exhibit A2: Form of Class B Warrant; Exhibit B:
       Funds Escrow Agreement; Exhibit E: Shares Escrow Agreement; Exhibit F: Form of Limited Standstill Agreement; Exhibit G:
       Security Agreement; and Exhibit H: Collateral Agent Agreement) (not including the following items: Attachment 1:
       Disclosure Schedule; Exhibit C: Form of Legal Opinion; Exhibit D: Form of Public Announcement on Form 8-K; Schedule 5(d): Additional Issuances; Schedule 5(q): Undisclosed Liabilities; Schedule 5(s): Capitalization; Schedule 9(e) Use of Proceeds; Schedule 9(q): Limited Standstill Providers; and Schedule 11.1: Other Securities to be Registered) (incorporated by reference to Exhibit 4 of the Form 8-K filed on September 30, 2004).

4.16 Form of Common Stock Purchase Warrant issued by 5G Wireless in favor of Pole Star Communications, Inc., dated November
       1, 2004 (incorporated by reference to Exhibit 4 of the Form 8-K filed on November 12, 2004).

4.17 Certificate of Designation of Series A Convertible Preferred Stock, dated October 5, 2004 (incorporated by reference to
       Exhibit 4.17 of the Form 10-KSB filed on March 31, 2005).

4.18 Subscription Agreement between 5G Wireless, on the one hand, and Longview Fund, LP, Longview Equity Fund, LP, and
       Longview International Equity Fund, LP, on the other hand, dated March 22, 2005 (including the following items:
       Exhibit A: Form of Class A Warrant; Exhibit B: Funds Escrow Agreement; Exhibit C: Security Agreement; Exhibit D:
       Collateral Agent Agreement; and Exhibit G: Form of Limited
       Standstill Agreement) (not including the following items:
       Attachment 1: Disclosure Schedule; Exhibit E: Legal
       Opinion; Exhibit F: Form of Public Announcement or Form 8-
       K; Schedule 5(d): Additional Issuances/Capitalization;
       Schedule 5(q): Undisclosed Liabilities; Schedule 5(x):
       Subsidiaries; Schedule 9(e) Use of Proceeds; and Schedule
       9(p): Limited Standstill Providers) (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on March 31, 2005).

4.19 Form of Secured Convertible Note between 5G Wireless, on the one hand, and Holders on the other hand, dated March
       22, 2005 (incorporated by reference to Exhibit 4.3 of the Form 8-K filed on March 31, 2005).

4.20 Subscription Agreement between 5G Wireless, on the one hand, and Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP, on the other hand, dated July 20, 2005 (including the following items: Exhibit A1: Form of Note; Exhibit A2: Form of Class A Warrant; Exhibit B: Funds Escrow Agreement; Exhibit D: Transfer Agent Instructions; Exhibit F: Form of Limited Standstill Agreement) (not including the following items: Exhibit C:
       Form of Legal Opinion; Exhibit E Form of Public Announcement; Schedule 4(a): Subsidiaries; Schedule 4(d):
       Additional Issuances/Capitalization; Schedule 4(q):
       Undisclosed Liabilities; Schedule 4(u): Disagreements of Accountants and Lawyers; Schedule 8(e) Use of Proceeds; and
       Schedule 8(q): Providers of Limited Standstill Agreements) (incorporated by reference to Exhibit 4 of the Form 8-K filed on July 25, 2005).

4.21   Modification and Amendment Agreement, dated July 26, 2005
       (incorporated by reference to Exhibit 4.2 of the Form 8-K/A filed on August 3, 2005).

4.22   2006 Stock and Option Plan, dated January 18, 2006
       (incorporated by reference to Exhibit 4 of the Form S-8 POS filed on January 25, 2006).

4.24 Certificate of Designation of Series B Convertible Preferred Stock, dated January 25, 2006 (incorporated by reference to
       Exhibit 4 of the Form 8-K filed on February 21, 2006).

4.23 Form of Stock Purchase Agreement between 5G Wireless and certain investors, dated February 17, 2006 (including the following items: Exhibit A: Certificate of Designation, and Exhibit C: Form of Registration Rights Agreement. Not including the following items: Exhibit B: Investor Questionnaire; Exhibit D: Form of Opinion of Counsel;
       Schedule 3(c): outstanding shares; Schedule: 3(g): list of untimely filed reports; and Schedule I: list of investors) (incorporated by reference to Exhibit 4 of the Form 8-K filed on February 21, 2006).

4.25 Subscription Agreement between 5G Wireless Communications, Inc. and Longview Fund, LP, dated April 5, 2006 (including the following items: Exhibit A1: Convertible Note; Exhibit A2: Class A Warrant; Exhibit B: Funds Escrow Agreement (not including the following items: Exhibit C: Form of Legal Opinion; Exhibit D: Transfer Agent Instructions; Exhibit E:
       Form of Public Announcement; Exhibit F: Form of Limited Standstill Agreement; Schedule 4(a): Subsidiaries; Schedule 4(d): Additional Issuances/Capitalization; Schedule 4(q):
       Undisclosed Liabilities; Schedule 4(u): Disagreements with Accountants and Lawyers; Schedule 8(e) Use of Proceeds; and
       Schedule 8(q): Providers of Limited Standstill Agreements (incorporated by reference to Exhibit 4.25 of the Form 10-QSB filed on May 22, 2006).

4.26   Stock Purchase Agreement between the Company and Castellum
       Investments, S.A., dated May 30, 2006 (including the following items: Exhibit A: Certificate of Designation, and Exhibit C: Registration Rights Agreement. Not including the following items: Exhibit B: Investor Questionnaire;
       Exhibit D: Form of Opinion of Counsel; Schedule 3(c):
       outstanding shares; Schedule: 3(g): list of untimely filed reports; and Schedule I: list of investors) (incorporated by reference to Exhibit 4.9 of the Form 8-K filed on July 14, 2006).

4.27   Securities Purchase Agreement between 5G Wireless and
       Montgomery Equity Partners, LP, dated as of June 13, 2006
       (not including a Disclosure Schedule) (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on June 23, 2006).

4.28   Secured Convertible Debenture between 5G Wireless and
       Montgomery Equity Partners, LP, dated as of June 13, 2006
       (incorporated by reference to Exhibit 4.2 of the Form 8-K filed on June 23, 2006).

4.29   Security Agreement, dated as of June 13, 2006, between 5G
       Wireless and Montgomery Equity Partners, LP (incorporated by reference to Exhibit 4.3 of the Form 8-K filed on June 23, 2006).

4.30   Class A Warrant, dated as of June 13, 2006, between 5G
       Wireless and Montgomery Equity Partners, LP (incorporated by reference to Exhibit 4.4 of the Form 8-K filed on June 23, 2006).

4.31   Class B Warrant, dated as of June 13, 2006, between 5G
       Wireless and Montgomery Equity Partners, LP (incorporated by reference to Exhibit 4.5 of the Form 8-K filed on June 23, 2006).

4.32   Class C Warrant, dated as of June 13, 2006, between 5G
       Wireless and Montgomery Equity Partners, LP (incorporated by reference to Exhibit 4.6 of the Form 8-K filed on June 23, 2006).

4.33   Investor Registration Rights Agreement, dated as of June
       13, 2006, between 5G Wireless and Montgomery Equity
       Partners, LP (not including Form of Notice of Effectiveness of Registration Statement) (incorporated by reference to
       Exhibit 4.7 of the Form 8-K filed on June 23, 2006).

4.34 Pledge and Escrow Agreement, dated as of June 13, 2006, between 5G Wireless and Montgomery Equity Partners, LP
       (incorporated by reference to Exhibit 4.8 of the Form 8-K filed on June 23, 2006).

5      Opinion of Brian F. Faulkner, A Professional Law
       Corporation (filed herewith).

10.1 Employment Agreement between 5G Wireless and Jerry Dix, dated February 1, 2002 (incorporated by reference to Exhibit 10.12 of the Form 10-KSB filed on April 18, 2002).

10.2 Employment Agreement between 5G Wireless and Don Boudewyn, dated February 1, 2002 (incorporated by reference to Exhibit 10.13 of the Form 10-KSB filed on April 18, 2002).

10.3   Employment Agreement Amendment between 5G Wireless and Don
       Boudewyn, dated April 1, 2002 (incorporated by reference to
       Exhibit 10.17 of the Form 10-KSB filed on April 18, 2002).

10.4 Executive Employment Agreement between 5G Wireless and Peter Trepp, dated July 4, 2003 (including Exhibit A: Employee Proprietary Information and Inventions Agreement) (the following exhibits have been omitted: Exhibit A - Schedule
       A: Employee's Disclosure; and Exhibit A - Schedule B:
       Termination Certificate Concerning 5G Wireless Communications, Inc. Proprietary Information (incorporated by reference to Exhibit 10 of the Form 10-QSB filed on November 24, 2003).

10.5   Independent Consulting Agreement between 5G Wireless and
       Ghillie Finaz, AG, dated September 22, 2004 (incorporated by reference to Exhibit 10 of the Form 8-K filed on September 30, 2004).

10.6 Form of agreement between 5G Wireless and its independent directors (incorporated by reference to Exhibit 10.2 of the Form 10-QSB filed on November 17, 2004).

10.7   Contribution Agreement between 5G Wireless and 5G Wireless
       Solutions, Inc. (the following to this agreement have been omitted: Schedule 1: List of Assets; and Schedule 2: List of Liabilities), dated December 31, 2004 (incorporated by reference to Exhibit 10 of the Form 8-K filed on January 7, 2005).

10.8   Guarantor Agreement between 5G Wireless and Al Lang, dated
       May 25, 2006 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on July 14, 2006).

10.9 Loan Agreement between 5G Wireless and Production Partners, Ltd., dated May 30, 2006 (incorporated by reference to
       Exhibit 10.2 of the Form 8-K filed on July 14, 2006).

10.10 Consulting Agreement between 5G Wireless and Jason Meyers, dated May 30, 2006 (incorporated by reference to Exhibit
       10.3 of the Form 8-K filed on July 14, 2006).

10.11 Loan Agreement between 5G Wireless and Russell Janes, dated June 1, 2006 (incorporated by reference to Exhibit 10.4 of the Form 8-K filed on July 14, 2006).

10.12  Loan Agreement between 5G Wireless and Thomas Janes, dated
       June 1, 2006 (incorporated by reference to Exhibit 10.5 of the Form 8-K filed on July 14, 2006).

14 Code of Ethics, dated October 5, 2004 (incorporated by reference to Exhibit 14 of the Form 10-KSB filed on March 31, 2005).

16.1 Letter on Change in Certifying Accountant (incorporated by reference to Exhibit 16 of the Form 8-K/A filed on August 28, 2003).

16.2 Letter on Change in Certifying Accountant (incorporated by reference to Exhibit 16 of the Form 8-K/A filed on September 30, 2004).

21     Subsidiaries of 5G Wireless (incorporated by reference to
       Exhibit 21 of the Form 10-QSB filed on August 27, 2002).

23.1   Consent of Squar, Milner, Reehl & Williamson, LLP (filed herewith).

23.2   Consent of Brian F. Faulkner, A Professional Law
       Corporation (filed herewith).

24     Power of Attorney (see signature page).